Exhibit 4.25

EXECUTION VERSION

SENIOR FACILITIES AGREEMENT

Dated 27 MARCH 2019

FOR

ONESMART INTERNATIONAL EDUCATION GROUP LIMITED
精銳國際教育集團有限公司

as Borrower

ONESMART EDU INC.

ONESMART EDU (HK) LIMITED 精銳教育集團(香港)有限公司

as Original Offshore Guarantors

CHINA MINSHENG BANKING CORP., LTD. HONG KONG BRANCH

INDUSTRIAL BANK CO., LTD. HONG KONG BRANCH

UBS AG HONG KONG BRANCH

as Mandated Lead Arrangers and Bookrunners

AGRICULTURAL BANK OF CHINA, SEOUL BRANCH

as Mandated Lead Arranger

SIEMENS BANK GMBH SINGAPORE BRANCH

SPD SILICON VALLEY BANK CO., LTD.

as Lead Arrangers

with

UBS AG, SINGAPORE BRANCH

acting as Facility Agent

and

UBS AG, SINGAPORE BRANCH

acting as Security Agent

UP TO US$139,000,000 TERM FACILITY

and

UP TO US$61,000,000 GREENSHOE FACILITY

i

35.	Remedies and Waivers	171

36.	Amendments and Waivers	171

37.	Bail-in	174

38.	Counterparts	175

39.	Governing Law	176

40.	Enforcement	176

ii

THIS AGREEMENT is dated 27 March 2019 and made between:

(1)                                 ONESMART INTERNATIONAL EDUCATION GROUP LIMITED 精銳國際教育集團有限公司 (previously known as One Smart Education Group Limited), an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 320611 and registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (and the shares of which are listed on the New York Stock Exchange (Stock Code: ONE.US)) (the “Borrower”);

(2)                                 ONESMART EDU INC. (previously known as Great Edu Inc.), a business company incorporated with limited liability under the laws of the British Virgin Islands with company number 1916296 and registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the “BVI Guarantor”);

(3)                                 ONESMART EDU (HK) LIMITED 精銳教育集團(香港)有限公司 (previously known as Great Edu (HK) Limited), a company incorporated under the laws of Hong Kong with registration number 2401253 and registered office at Unit A, 8th Floor, Winbase Centre, 208 Queen’s Road Central, Hong Kong (the “HK Guarantor”, and together with the BVI Guarantor, the “Original Offshore Guarantors”);

(4)                                 CHINA MINSHENG BANKING CORP., LTD. HONG KONG BRANCH, INDUSTRIAL BANK CO., LTD. HONG KONG BRANCH and UBS AG HONG KONG BRANCH as mandated lead arrangers and bookrunners (whether acting individually or together the “Mandated Lead Arranger and Bookrunner”);

(5)                                 AGRICULTURAL BANK OF CHINA, SEOUL BRANCH as mandated lead arranger (the “Mandated Lead Arranger”);

(6)                                 SIEMENS BANK GMBH SINGAPORE BRANCH and SPD SILICON VALLEY BANK CO., LTD. as lead arrangers (whether acting individually or together the “Lead Arranger”);

(7)                                 THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Term Facility Lenders) as lenders (the “Original Term Facility Lenders”);

(8)                                 UBS AG, SINGAPORE BRANCH as account bank (the “Account Bank”);

(9)                                 UBS AG, SINGAPORE BRANCH as agent of the Finance Parties (other than itself) (the “Facility Agent”); and

(10)                          UBS AG, SINGAPORE BRANCH as security agent and trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Accession Deed” means a document substantially in the form set out in Schedule 10 (Form of Accession Deed).

“Account Control Agreement” means, in relation to an Onshore Mandatory Prepayment Account, the account control agreement made or to be made between the Onshore Group Member (in whose name the Onshore Mandatory Prepayment Account is held), the bank or financial institution (with whom such Onshore Mandatory Prepayment Account is held) and the Facility Agent, in form and substance satisfactory to the Facility Agent.

“Accounting Principles” means generally accepted accounting principles in the United States.

“Additional Guarantor” means a person which becomes a “Guarantor” in accordance with Clause 26.2 (Additional Guarantors).

“Administrative Parties” means each of the Facility Agent, the Security Agent and the Arranger (each an “Administrative Party”).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of any Holding Company of that person.

“Aggregate Total Greenshoe Facility Commitments” means, at any time, the aggregate of the Total Greenshoe Facility Commitments relating to each Greenshoe Facility.

“Alleviating After-School Burden Notice” means the “Notice on Alleviating After-School Burden on Primary and Middle School Students and Imposing Special Administration on After-School Training Institutions” promulgated by, among others, the General Office of the Ministry of Education in the PRC on 13 February 2018.

“Anti-Bribery and Corruption Laws” means the FCPA, the UK Bribery Act and all laws, rules and regulations issued, administered or enforced by the United States of America, the United Kingdom, the European Union or any of its member states, the PRC, Hong Kong or any other country or Governmental Agency, which laws, rules and/or regulations are applicable from time to time to any Obligor or any Group Member concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where any Obligor or any Group Member conducts business and/or where any Group Member is incorporated or organised, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Agency.

“Anti-Terrorism Laws” means the USA Patriot Act, the US Money Laundering Control Act of 1986 (18 USC sect. 1956), the US Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, issued on 23 September 2001, as amended by Order 13268 or any similar law, rule or regulation enacted in any jurisdiction, including the United States, any member nation of the European Union, Hong Kong, the PRC, United Kingdom or the United Nations.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means, in relation to any assignment by any Lender of any or all of its rights under this Agreement, an assignment agreement substantially in a recommended form of the APLMA or any other form agreed between the applicable assignor, the applicable assignee and the Facility Agent.

“Arranger” means, whether acting individually or together, the Mandated Lead Arranger and Bookrunner (including, for the avoidance of doubt, the Original Mandated Lead Arranger and Bookrunner), the Mandated Lead Arranger and the Lead Arranger.

“Authorisation” means:

(a)                                 an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; and/or

(b)                                 in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means:

(a)                                 in relation to the Term Facility, the period from and including the date of this Agreement to and including the earlier of (a) the date falling three Months after the date of this Agreement and (b) the first date on which the Available Facility for the Term Facility is zero; and

(b)                                 in relation to any Greenshoe Facility, the period from and including the Greenshoe Facility Establishment Date relating to that Greenshoe Facility to and including the earlier of (a) the date falling one Month after that Greenshoe Facility Establishment Date and (b) the first date on which the Available Facility for that Greenshoe Facility is zero.

“Available Commitment” means, in relation to a Facility and a Lender and save as otherwise provided in this Agreement, that Lender’s Commitment under that Facility minus:

(a)                                 the aggregate amount of its participation in any outstanding Loan under that Facility (for such purpose taking into account the principal amount of each Loan when it is made and disregarding any subsequent reduction in such principal amount); and

(b)                                 in relation to any proposed Utilisation, that Lender’s participation in any Loan (other than the Loan the subject of such proposed Utilisation) that is due to be made under that Facility on or before the Utilisation Date for such proposed Utilisation.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Case Model” means the financial model including profit and loss, balance sheet and cashflow projections in agreed form relating to the Group together with the written business plan in agreed form.

“Big Four” means PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche (or any local affiliate, alliance, joint venture or partnership or amalgamation of the same or their successors).

“Borrower Account Terms and Conditions” means the “Terms and Conditions for Acting as Account Bank” entered into between the Borrower and the Account Bank in connection with the Interest Reserve Account.

“Break Costs” means the amount (if any) by which:

(a)                                 the interest which a Finance Party should have received pursuant to the terms of this Agreement for the period from the date of receipt or recovery of all or any part of the principal amount of a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or that Unpaid Sum, had the principal amount of that Loan or had that Unpaid Sum so received or recovered been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount of interest which that Finance Party would be able to obtain by placing an amount equal to the principal amount of that Loan or equal to that Unpaid Sum so received or recovered by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of that current Interest Period.

“Business Acquisition” means the acquisition of:

(a)                                 any company, shares or similar equity interests, business or undertaking; or

(b)                                 the assets of any person which constitute all or substantially all of the assets of such person, or any division or line of business of such person; or

(c)                                  any properties or assets of a person other than in the ordinary course of trading,

and the foregoing shall include entry into, investment in or acquisition of any interest in any Joint Venture or partnership in whatever form but shall exclude acquisition of any Cash Equivalent, LTI or STI.

“Business Day” means:

(a)                                 for the purpose of determining LIBOR, a London Business Day;

(b)                                 for the purpose of payment of amounts under the Finance Documents, a day (other than a Saturday or Sunday) on which banks are open for the transaction of domestic and foreign exchange business in New York; and

(c)                                  for all purposes, a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Singapore and the PRC.

“Cash and Cash Equivalents” have the meaning given to them under the Accounting Principles.

“Cash Pooling Accounts” means the Cash Pooling Accounts (Offshore) and the Cash Pooling Accounts (Onshore).

“Cash Pooling Accounts (Offshore)” means the account opened in the name of the Borrower with the Designated Onshore Bank Account Manager 境内资金账户管理行 and with account number *.

“Cash Pooling Accounts (Onshore)” means the account opened in the name of the Key WFOE with the Designated Onshore Bank Account Manager 境内资金账户管理行with account number *.

“CB Documents” means, in relation to any Offshore Convertible Bonds, the governing indenture and any other document evidencing their terms and conditions.

“CB Bondholders” means the holders from time to time of any Offshore Convertible Bonds.

“Change of Control” means:

(a)                                 at any time:

(i)                                     the Founder does not or ceases to directly or indirectly:

(A)                               beneficially own at least 31.09% of the Equity Interests (of each class) in the Borrower; or

(B)                               have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control, at least 75.0%

of the votes that may be cast a general meeting of the Borrower;

(ii)                                any person or persons acting in concert hold or beneficially own, directly or indirectly, a percentage of Equity Interests (of any class) in the Borrower that is equal to or greater than the percentage of Equity Interests (of such class) in the Borrower that is beneficially owned directly or indirectly by the Founder; or

(iii)                             the Founder does not or ceases to have (A) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise), to direct or cause the direction of the management and policies of the Borrower and (B) the right to nominate directors of the Borrower which directors comprise a majority of the board of directors of the Borrower and carry the majority of the voting rights capable of being exercised by directors of the Borrower;

(b)                                 at any time, the Borrower:

(i)                                   does not or ceases to directly or indirectly:

(A)                               beneficially own at least the Applicable Percentage of the Equity Interests in each Subsidiary (other than, prior to any VIE Unwind, a VIE Group Member) of the Borrower;

(B)                               does not or ceases to beneficially own at least the Applicable Percentage of the economic interests in each Subsidiary of the Borrower; or

(C)                               have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control, at least the Applicable Percentage of the votes that may be cast a general meeting of in each Subsidiary of the Borrower, where, for the purposes of this paragraph (b)(i), the “Applicable Percentage” means:

(1)                                 (in respect of any Group Member which is not wholly-owned by the Borrower as of the date of this Agreement) the actual percentage of the direct and indirect beneficial ownership of, or the power to cast or control, the Equity Interests, the economic interests or the votes (as applicable) by the Borrower in respect of that Subsidiary as of the Date of this Agreement; and

(2)                                 (otherwise) 100%;

(ii)                                does not or ceases to have (A) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise), to direct or cause the direction of the management and policies in each Subsidiary of the Borrower and (B) the right to nominate directors in each Subsidiary of the Borrower which directors comprise the entirety of the board of directors of that Subsidiary and carry all of the voting rights capable of being exercised by directors of that Subsidiary;

(c)                                  the Founder does not or ceases to:

(i)                                   directly beneficially own at least 28.9% of the Equity Interests in Shanghai OneSmart (or such higher percentage resulting from any transfer(s) of such Equity Interests from Shanghai Jingrui Education Technology Group);

(ii)                                directly beneficially own at least 62.0% of the Equity Interests in Shanghai Rui Si (or such higher percentage resulting from any transfer(s) of such Equity Interests from Shanghai Jingrui Education Technology Group); or

(iii)                             directly or indirectly beneficially own 100% of the Equity Interests in any VIE Group Member party to a VIE Contract (other than Shanghai OneSmart or Shanghai Rui Si);

(d)                                 Shanghai Jingrui Education Technology Group does not or ceases to directly beneficially own:

(i)                                   71.1% of the Equity Interests in Shanghai OneSmart (or such lower percentage resulting from any transfer(s) of such Equity Interests to the Founder); or

(ii)                                38.0% of the Equity Interests in Shanghai Rui Si (or such lower percentage resulting from any transfer(s) of such Equity Interests to the Founder); or

(e)                                  at any time, an Onshore Parent does not or ceases to directly or indirectly beneficially own at least the Applicable Percentage of the Equity Interests in its Subsidiary (except pursuant to a Permitted Employee Share Issuance) where, for the purposes of this paragraph (e), the “Applicable Percentage” means:

(i)                                   (in respect of any Group Member which is not wholly-owned by an Onshore Parent as of the date of this Agreement) the actual percentage of the direct and indirect beneficial ownership of the Equity Interests by the relevant Onshore Parent in respect of that Subsidiary as of the Date of this Agreement; and

(ii)                                (otherwise) 100%.

“Charged Property” means all of the assets of any or all of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means a Term Facility Commitment or a Greenshoe Facility Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Compliant Centre” means a study centre:

(a)                                 which meets and satisfies the Educational Licensing Requirements; or

(b)                                 which does not meet or satisfy the Educational Licensing Requirements, but applications have been duly made to the relevant Governmental Agencies to meet and satisfy such requirements and no rejection or denial has been received.

“Confidential Information” means all information relating to the Obligors, the Group Members, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)                                 any Obligor, any Group Member or any of their respective advisers; or

(b)                                 another Finance Party, if such information was obtained by that other Finance Party directly or indirectly from any Obligor, any Group Member or any of their respective advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                    is or becomes public information other than as a direct or indirect result of any breach by that first-mentioned Finance Party of Clause 27 (Disclosure of Information);

(ii)                                 is identified in writing at the time of delivery as non-confidential by any Obligor, any Group Member or any of their respective advisers; or

(iii)                              is known by that first-mentioned Finance Party before the date such information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that first-mentioned Finance Party after that date, from a source which is, as far as that first-mentioned Finance Party is aware, unconnected with the any Obligor or any Group Member and which, in either case, as far as that first-mentioned Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Facility Agent.

“Constitutional Documents” means, in respect of any person, the certificate of incorporation, the memorandum of association and the articles of association (or, in each case, the equivalent thereof), any certificate of change of name and any other constitutional documents of such person, including any amendments and/or supplements thereto.

“Control” means, in relation to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or affairs of such person, whether through the ownership of voting securities, by contract or otherwise (and the term “Controlled” shall be construed accordingly).

“Debenture” means a debenture to be entered into by the Borrower, the BVI Guarantor and the HK Guarantor in favour of the Security Agent in respect of their respective assets, in form and substance satisfactory to the Security Agent.

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Deferred Consideration” means any vendor loans or notes, earn out or other deferred or contingent payment arrangement (and for this purpose including any purchase price adjustment resulting in payables or amounts due to the vendor) in connection with a Business Acquisition.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Designated Onshore Bank Account Manager 境内资金账户管理行” means Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch, Putuo Sub-branch (or any of its Affiliates).

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Educational Licensing Requirements” the licensing and compliance requirements under The Law for Promoting Private Education and Alleviating After-School Burden Notice (and under any other law, regulation or notice relating to educational permits, business license or school license that may be issued or implemented from time to time) which are, in each case, applicable to the Group.

“Elected Amount” has the meaning give to it in paragraph (a)  of Clause 8.3 (Interest Reserve Account).

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law in any jurisdiction in which any Obligor or any Group Member conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any Authorisation and/or the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Group Member conducted on or from any of the properties owned or used by any Group Member.

“Equity-funded Acquisition” means any Business Acquisition or acquisition of any interest in any LTI by a Group Member and which is solely:

(a)                                 funded from the proceeds of an allotment or issuance of ordinary shares in the Borrower; or

(b)                                 made by way of an exchange for ordinary shares in the Borrower; or

(c)                                  funded and made by any combination of the foregoing,

provided that, for the avoidance of doubt, any acquisition made or funded with the proceeds of any Offshore Convertible Bonds (whether whole or in part) shall not be regarded as an Equity-funded Acquisition.

“Equity Interest” means, in relation to any person:

(a)                                 any shares of any class or capital stock of or equity interest in such person or any depositary receipt in respect of any such shares, capital stock or equity interest;

(b)                                 any securities convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such securities; or

(c)                                  any option, warrant or other right to acquire any such shares, capital stock, equity interest, securities or depositary receipts referred to in paragraphs (a) and/or (b).

“Equity Pledges” means:

(a)                                 the Equity Pledge (Key WFOE), the Equity Pledge (WFOE 1), the Equity Pledge (WFOE 2) and the Equity Pledge (WFOE 3); and

(b)                                 any equity pledge in respect of Equity Interests in an entity established in the PRC in favour of the Security Agent, in form and substance satisfactory to the Security Agent.

“Equity Pledge (Key WFOE)” means an equity pledge agreement or contract to be entered into by HK Guarantor in favour of the Security Agent in respect of its Equity Interests in the Key WFOE, in form and substance satisfactory to the Security Agent.

“Equity Pledge (WFOE 1)” means an equity pledge agreement or contract to be entered into by HK Guarantor in favour of the Security Agent in respect of its Equity Interests in the WFOE 1, in form and substance satisfactory to the Security Agent.

“Equity Pledge (WFOE 2)” means an equity pledge agreement or contract to be entered into by HK Guarantor in favour of the Security Agent in respect of its Equity Interests in the WFOE 2, in form and substance satisfactory to the Security Agent.

“Equity Pledge (WFOE 3)” means an equity pledge agreement or contract to be entered into by HK Guarantor in favour of the Security Agent in respect of its Equity Interests in the WFOE 3, in form and substance satisfactory to the Security Agent.

“Event of Default” means any event or circumstance specified in Clause 23 (Events of Default).

“Existing CITIC Facility” means the facility made available under the facility agreement dated 3 January 2019 and made between Shanghai OneSmart and China CITIC Bank Corporation Limited Shanghai Branch for a total commitment of RMB68,000,000 (together with any guarantee granted in connection therewith).

“Existing CMB Facility” means the facility made available under the facility agreement dated 24 July 2018 and made between Shanghai OneSmart and China Merchants Bank Co., Ltd., Shanghai Dongfang Sub-Branch for a total commitment of RMB150,000,000 (together with any guarantee granted in connection therewith).

“Existing Onshore Facility” means the Existing CITIC Facility, the Existing CMB Facility or the Existing SPD Facility.

“Existing Onshore Financing Documents” means the facility/ies agreements, the related guarantee agreements and any other agreement or document evidencing the terms and conditions of the Existing Onshore Facilities.

“Existing SPD Facility” means the facility made available under the facility agreement dated 27 November 2017 and made between Shanghai OneSmart and Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch, Putuo Sub-branch for a total commitment of RMB450,000,000 (together with any guarantee granted in connection therewith).

“Existing VIE Contract” means an agreement, instrument or arrangement set out in paragraphs (a) to (j) of the definition of “VIE Contracts”.

“Facility” means the Term Facility or any Greenshoe Facility.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office(s) through which it will perform its obligations under this Agreement.

“Fangda Memorandum” means the written advice by Fangda Partners in relation to, among others, the Regulations on the Implementation of the PRC Law for Promoting Private Education (中华人民共和国民办教育促进法实施条例) and the Opinions of the General Office of the State Council on Regulating the Development of Afterschool Tutoring Institutions (国务院办公厅关于规范校外培训机构发展的意见) (which is capable of being disclosed by a Finance Party on a confidential and non-reliance basis).

“FATCA” means:

(a)                                 sections 1471 to 1474 of the Code or any associated regulations;

(b)                                 any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                  any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)                                 in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“FCPA” means the United States Foreign Corrupt Practices Act 1977, as amended, and the rules and regulations thereunder.

“Fee Letter” means any letter or letters referring to this Agreement or a Facility between one or more of the Administrative Parties and the Borrower setting out any of the fees referred to in Clause 2.2 (The Greenshoe Facilities) or Clause 12 (Fees).

“Final Maturity Date” means the date falling 36 Months after the Initial Utilisation Date.

“Finance Documents” means this Agreement, any Accession Deed, the Security Documents, any Account Control Agreement, the Fee Letters, any Hedging Agreement, the Intercreditor Agreement, any Utilisation Request, any Greenshoe Facility Accession Agreement, the Borrower Account Terms and Conditions and any other document(s) designated as such by the Facility Agent and the Borrower (each a “Finance Document”), provided that where the term “Finance Documents” is used it shall not include the Borrower Account Terms and Conditions for the purposes of Clause 24 (Changes to the Lenders) and Clause 36 (Amendments and Waivers), and provided further that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)                                 the definition of “Default”;

(b)                                 the definition of “Material Adverse Effect”;

(c)                                  the definition of “Security Document”;

(d)                                 the definition of “Transaction Document”;

(e)                                  paragraph (a)(ii) of Clause 1.2 (Construction);

(f)                                   Clause 18 (Guarantee and Indemnity); and

(g)                                  Clause 23 (Events of Default) (other than Clause 23.22 (Acceleration)).

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

“Finance Parties” means the Account Bank, the Facility Agent, the Security Agent, the Arranger, the Lenders and the Hedge Counterparties (each a “Finance Party”), provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)                                 the definition of “Secured Parties”;

(b)                                 paragraph (a)(i) of Clause 1.2 (Construction);

(c)                                  paragraph (c) of the definition of “Material Adverse Effect”;

(d)                                 Clause 15.3 (Conduct of business by the Finance Parties);

(e)                                  Clause 18 (Guarantee and Indemnity); and

(f)                                   Clause 22.31 (Further assurance).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                 monies borrowed and/or any debit balance at any bank or financial institution;

(b)                                 any amount raised by acceptance under any acceptance credit facility or by any bill discounting or factoring facility or by any dematerialised equivalent of any of the foregoing;

(c)                                  any amount raised pursuant to any note payables, or any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any Finance Lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of termination or close-out of that Treasury Transaction, such amount) shall be taken into account);

(g)                                  any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)                                 any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into that agreement is to raise finance or to finance the acquisition or construction of any asset or service that is the subject of such agreement or (ii) such agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(i)                                     any arrangement pursuant to which an asset sold or otherwise disposed of by any person may be re-acquired by such person, any Affiliate of such person or any person acting in accordance with the directions of such person or any Affiliate of such person;

(j)                                    any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) on or before the Final Maturity Date or is otherwise classified as a borrowing under the Accounting Principles;

(k)                                 any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back and/or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as a borrowing under the Accounting Principles; and/or

(l)                                     the amount of any liability in respect of any guarantee or indemnity or other assurance against financial loss for any of the items referred to in paragraphs (a) to (k) above.

“Financial Year” means the annual accounting period of the Group ending on or about 31 August in each year.

“Founder” means Mr Zhang Xi, the holder of passport number * issued by the Government of the PRC.

“Founder Entities” means the Founder and Happy Edu Inc., a business company incorporated with limited liability under the laws of the British Virgin Islands with registered number 1937533 (each a “Founder Entity”).

“Governmental Agency” means any government or any governmental agency, semi-governmental regulatory or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Greenshoe Facility” means any term loan facility that may be established and made available under this Agreement as described in Clause 2.2 (The Greenshoe Facilities).

“Greenshoe Facility Accession Agreement” means a document substantially in the form set out in Schedule 11 (Form of Greenshoe Facility Accession Agreement).

“Greenshoe Facility Commitment” means:

(a)                                 in relation to an Original Greenshoe Facility Lender, the amount in USD set opposite its name under the heading “Greenshoe Facility Commitments” in the relevant Greenshoe Facility Accession Agreement and the amount of any other Greenshoe Facility Commitment relating to the relevant Greenshoe Facility transferred to it under this Agreement; and

(b)                                 in relation to a Greenshoe Facility and any other Greenshoe Facility Lender, the amount of any Greenshoe Facility Commitment relating to that Greenshoe Facility transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Greenshoe Facility Establishment Date” means, in relation to a Greenshoe Facility, the later of:

(a)                                 the proposed Greenshoe Facility Establishment Date specified in the relevant Greenshoe Facility Accession Agreement; and

(b)                                 the date on which the Facility Agent executes the relevant Greenshoe Facility Accession Agreement.

“Greenshoe Facility Lender” means, in relation to a Greenshoe Facility, any person which becomes a Lender under the Greenshoe Facility in accordance with Clause 2.2 (The Greenshoe Facilities) or Clause 24 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Greenshoe Facility Majority Lenders” means, in relation to a Greenshoe Facility, a Lender or Lenders whose Greenshoe Facility Commitments relating to that Greenshoe Facility aggregate more than 66 2/3 per cent. of the Total Greenshoe Facility Commitments relating to that Greenshoe Facility (or, if those Total Greenshoe

Facility Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of those Total Greenshoe Facility Commitments immediately prior to that reduction).

“Greenshoe Facility Supplemental Security” means, in relation to a Greenshoe Facility, such documents (if any) as are determined to be reasonably necessary by the Security Agent (after consultation with the Borrower and having regard to the customary legal practice of the jurisdiction of incorporation or establishment of the Obligors) to provide the Greenshoe Facility Lenders under that Greenshoe Facility with the benefit of Security, guarantees, indemnities and other assurance against loss equivalent to the Security, guarantees, indemnities and other assurance against loss provided to the Lenders under the Term Facility pursuant to the Finance Documents (other than any lack of equivalence directly consequent to being provided later in time).

“Greenshoe Loan” means, in relation to a Greenshoe Facility and as the context requires, a loan made or to be made under that Greenshoe Facility or the principal amount outstanding for the time being of that loan.

“Greenshoe Loan Repayment Instalment” has the meaning given to that term in Clause 6.1 (Repayment of Loans).

“Group” means the Borrower and its Subsidiaries from time to time, and the VIE Group Members from time to time.

“Group Member” means any member of the Group.

“Group Structure Chart” means a group structure chart in respect of the Group in agreed form.

“Group WFOE” means any Onshore Group Member which is directly legally held (in whole or in part) by an Offshore Group Member from time to time (being as at the date of this Agreement, Key WFOE, WFOE 1, WFOE 2 and WFOE 3).

“Guarantors” means the Original Offshore Guarantors and each Additional Guarantor (each a “Guarantor”).

“Hedge Counterparty” means a person which:

(a)                                 is, at the time of its entry into a Hedging Agreement, a Lender or an Affiliate of a Lender; and

(b)                                 is or has become a Party as a “Hedge Counterparty” in accordance with Clause 24.8 (Accession of Hedge Counterparties) and a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Borrower and a Hedge Counterparty for the purpose of hedging foreign exchange liabilities and/or interest rate liabilities relating to any or all of the Facilities only.

“Holding Company” means, in relation to a company, corporation or entity, any other company, corporation or entity in respect of which it is a Subsidiary.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Package” means each of the Base Case Model and the Management Presentation.

“Initial Utilisation Date” means the date on which the first Loan is made under this Agreement.

“Intellectual Property” means:

(a)                                 any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each Group Member (which may now or in the future subsist).

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date as this Agreement and made between, among others, UBS AG, Singapore Branch as Security Agent and as senior agent, the Lenders (as Senior Lenders), the Arranger (as Senior Arrangers), the Debtors and the Intra-Group Lenders (each as defined in the Intercreditor Agreement).

“Interest Period” means:

(a)                                 in relation to a Loan, any period determined in accordance with Clause 10 (Interest Periods); and/or

(b)                                 in relation to an Unpaid Sum, any period determined in accordance with Clause 9.3 (Default interest).

“Interest Reserve Account” means the account of the Borrower:

(a)                                 held with the Account Bank with account number *; and

(b)                                 which is subject to Security in favour of the Security Agent (which Security is in form and substance satisfactory to the Security Agent),

(as the same may be re-designated, substituted or replaced from time to time).

“Interest Reserve Account Charge” means an account charge agreement to be entered into by the Borrower in favour of the Security Agent in respect of the Interest Reserve Account, in form and substance satisfactory to the Security Agent.

“Interest Reserve Amount” means, as at any date, the aggregate amount of interest accruing on the Loans during the period of six (6) Months from such date. For the purposes of such calculation as at any date, it shall be assumed that:

(a)                                 the amount of the Loans shall not be reduced at any time during such period;

(b)                                 the rate of interest applicable to each Loan throughout such period shall be the rate of interest applicable to such Loan as at such date of calculation; and

(c)                                  each Loan (if any) to be made on such date of calculation has been made in full.

“Interpolated Screen Rate” means, in relation to LIBOR for any Loan or any Unpaid Sum and any Interest Period relating thereto, the rate (rounded to the same number of decimal places as the two Screen Rates referred to below) for the period equal in length to such Interest Period which results from interpolating on a linear basis between:

(a)                                 the rate per annum that is equal to the applicable Screen Rate (for the currency of such Loan or such Unpaid Sum) for the longest period (for which that Screen Rate is available) which is less than the duration of such Interest Period; and

(b)                                 the rate per annum that is equal to the applicable Screen Rate (for the currency of such Loan or such Unpaid Sum) for the shortest period (for which that Screen Rate is available) which exceeds the duration of such Interest Period, each as of the Specified Time on the Quotation Day (for the currency of such Loan or such Unpaid Sum and a period comparable to that Interest Period).

“Joint Venture” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Juren Investments” means:

(a)                                 the acquisition of the minority shares in Beijing Tus-Juren Education Technology Co., Ltd. pursuant to a sale and purchase agreement dated 23 September 2018 (as originally entered into); and

(b)                                 the grant of a convertible loan by 上海精锐教育投资有限公司 to Beijing Tus-Juren Education Technology Co., Ltd. pursuant to a loan agreement dated 5 November 2018 (as originally entered into).

“Key WFOE” means Shanghai Jing Xue Rui Information and Technology Co., Ltd. (上海精学锐信息科技有限公司), a wholly foreign-owned enterprise incorporated under the laws of the PRC, with its registered address at Floor 3 and 4, No.1 of Lane 65, Huan Long Road, Free Trade Zone, Shanghai, PRC, and (as of the date of this Agreement) its legal representative being Meng Xiaoqiang.

“Lender” means:

(a)                                 a Term Facility Lender; or

(b)                                 a Greenshoe Facility Lender,

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan or Unpaid Sum and any Interest Period relating thereto, the rate per annum equal to:

(a)                                 the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the currency of such Loan or Unpaid Sum and a period equal in length to such Interest Period) the Interpolated Screen Rate for such Loan or such Unpaid Sum and such Interest Period, as of, in the case of paragraph (a), the Specified Time on the Quotation Day for the currency of such Loan or Unpaid Sum and for a period comparable to that Interest Period, provided that if such rate is less than zero, LIBOR for such Loan or Unpaid Sum and such Interest Period shall (without prejudice to Clause 11.1 (Market disruption)) be deemed to be zero.

“Loan” means a Term Loan or a Greenshoe Loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for transaction of domestic and foreign exchange business in London.

“LTI” has the meaning given to it in Clause 22.11 (Acquisitions (Investment)).

“Majority Lenders” means:

(a)                                 (for the purposes of paragraph (a) of Clause 36.2 (Required consents) in the context of a waiver in relation to a proposed Utilisation of a Greenshoe Facility of the condition in Clause 4.2 (Further conditions precedent)) the Greenshoe Facility Majority Lenders under that Greenshoe Facility; and

(b)                                 (in any other case) a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

“Management Presentation” means the written presentation entitled “Management Presentation” dated December 2018.

“Margin” means 2.7% per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the business, operations, assets or financial conditions of:

(i)                                     any Obligor; or

(ii)                                  the Group taken as a whole; or

(iii)                               the VIE Group taken as a whole;

(b)                                 the ability of any Obligor to perform its obligations under any or all of the Finance Documents or the ability of any Group Member to perform its obligations under any or all of the Relevant Documents to which it is a party; or

(c)                                  the legality, validity or enforceability of, or the effectiveness or ranking of any Security or any subordination created or purported to be created pursuant to, any or all of the Finance Documents or any or all of the rights or remedies of any Finance Party under any or all of the Finance Documents or any or all of the rights or remedies of any person party to a Relevant Document.

“Material WFOE” means, at any time, any Group WFOE which:

(a)                                 is or becomes a VIE Counterparty;

(b)                                 has turnover (excluding intra-group items) representing five per cent. or more of the turnover of the Group, each calculated on a consolidated basis;

(c)                                  has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA (as defined in Clause 21.1 (Financial definitions)) representing five per cent. or more of EBITDA (as defined in Clause 21.1 (Financial definitions)) of the Group, each calculated on a consolidated basis; or

(d)                                 has gross assets (excluding intra-group items) representing five per cent. or more of the gross assets of the Group, each calculated on a consolidated basis,

calculated (in the case of paragraphs (b) to (d) above) on quarterly basis by reference to: (w) the most recent Compliance Certificate supplied by the Borrower; (x) the latest financial statements of that Group WFOE (consolidated if it has Subsidiaries) and the latest consolidated financial statements of the Group (each in respect of the Relevant Period to which that Compliance Certificate relates); (y) (in the case of paragraphs (b) and (c) above) in respect of the Relevant Period to which that Compliance Certificate relates; and (z) (in the case of paragraph (d) above) as of the last day of the Relevant Period to which that Compliance Certificate relates.

“MOFCOM” means the Ministry of Commerce of the PRC (including its successors) and its local counterparts.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day in that next calendar month (in which that period is to end) is not a Business Day, that period shall end on the next Business Day in that next calendar month if there is one, or if there is not, on the immediately preceding Business Day in that next calendar month;

(b)                                 if there is no numerically corresponding day in that next calendar month (in which that period is to end), that period shall end on the last Business Day in that next calendar month; and

(c)                                  if any period begins on the last Business Day of a calendar month, that period shall end on the last Business Day in the calendar month in which that period is to end.

The above rules will only apply to the last Month of any period.

“NDRC” means the National Development and Reform Commission of the PRC (including its successors) and its local counterparts.

“NDRC Circular 2044” means the Circular on Promoting the Reform of the Filing and Registration Regime for Issuance of Foreign Debt by Enterprises (《国家发展改革委关于推进企业发行外债备案登记制度管理改革的通知》发改外资[2015] 2044号) issued by the NDRC on 14 September 2015 and its implementation rules and interpretations.

“NDRC Requirements” means the filing and registration requirements under the NDRC Circular 2044.

“Non-Compliant Centre” means a study centre:

(a)                                 which does not meet or satisfy any Educational Licensing Requirement; and

(b)                                 in respect of which (x) applications have not been made to obtain all the requisite Authorisations to meet and satisfy the Educational Licensing Requirements or (y) such applications have been made but a rejection or denial has been received from any relevant Governmental Agency.

“Non-Equity funded Acquisition” means any Business Acquisition or acquisition of any interest in any LTI by a Group Member and which is not an Equity-funded Acquisition.

“Non-Group Entity” has the meaning given to it in Clause 21.1 (Financial definitions).

“NYSE” means the New York Stock Exchange and any market for listed securities operated by the New York Stock Exchange.

“Obligors” means the Borrower and the Guarantors (each an “Obligor”).

“Obligors’ Agent” means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.11 (Obligors’ Agent).

“Offshore Convertible Bonds” means any convertible bonds issued by the Borrower (which are convertible solely into the ordinary shares of the Borrower):

(a)                                 where the proceeds of such issuance are applied towards:

(i)                                     the working capital purposes or the Capital Expenditure of the Group;

(ii)                                  acquisitions of companies, businesses, undertakings or assets or financial investments, in each case as permitted under Clause 22.10 (Acquisitions (Business)) and Clause 22.11 (Acquisitions (Investment)) respectively; or

(iii)                               prepayment or repayment of the Facilities or purchase, redemption, defeasance or discharge of any other Offshore Convertible Bonds;

(b)                                 which do not have the benefit of:

(i)                                     any Security from any Group Member and which are otherwise unsecured;

(ii)                                  any guarantee, indemnity or other assurance against loss by any Group Member and which are otherwise unguaranteed (other than any guarantee, indemnity or assurance from the Borrower in customary form and a personal guarantee from the Founder);

(c)                                  which require repayment or redemption in full in a single instalment on the date of its maturity, and which does not provide for any scheduled amortisation payments (however denominated, including scheduled offers to repurchase or any sinking fund provisions);

(d)                                 the stated final maturity of which falls at least 6 months after the Final Maturity Date, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such date (ignoring for this purpose any acceleration or mandatory repayment, prepayment, redemption or repurchase);

(e)                                  the Borrower would have remained in compliance with its obligations under Clause 21 (Financial Covenants) if the covenant test was recalculated for the Relevant Period ending on the Quarter Date immediately prior to such issuance, for this purpose:

(i)                                     as if the Financial Indebtedness to be incurred in connection with such issuance had been incurred in full at the start of, and for the duration of, that Relevant Period (with interest accruing at the rate that would have applied had the Offshore Convertible Bonds been issued in full at the start of the Relevant Period); and

(ii)                                  Total Debt shall be reduced or increased (as applicable) to take into account any repayment, incurrence or assumption of Financial Indebtedness made after that Quarter Date, and the Borrower has delivered to the Facility Agent a certificate signed by two directors or authorised signatories of the Borrower which evidences (with calculations in reasonable detail) such compliance and such certificate shall further certify other matters and requirements set out in this definition of “Offshore Convertible Bonds”; and

(f)                                   no Event of Default is continuing or would result from the proposed issuance;

(g)                                  the early redemption right of the Borrower (if any) is limited to a tax call right, which shall be exercisable upon any requirement on the Borrower to withhold or deduct tax from payments of principal or interest to a CB Bondholder (but there shall be no right to call upon the parity value exceeding a certain percentage of the conversion price or upon any conversion, redemption, purchase or cancellation of a certain percentage of the Offshore Convertible Bonds);

(h)                                 the early redemption right of the CB Bondholders (if any) is limited to a change of control put (which definition of change of control shall be on market terms and shall be not more restrictive with respect to the Borrower than the definition of “Change of Control” hereunder); and

(i)                                     the covenants and events of default applicable to such Offshore Convertible Bonds shall be on market terms and shall be not more restrictive (taken as a whole) with respect to the Borrower and its Subsidiaries than the covenants and events of default contained in this Agreement respectively.

“Offshore Group Member” means a Group Member which is established or incorporated outside the PRC.

“Onshore Group Member” means a Group Member which is established or incorporated in the PRC.

“Onshore Indebtedness” means the outstanding amount of all Financial Indebtedness of the Onshore Group Members.

“Onshore Indebtedness Basket” means, as at any date, the amount equal to: (i) the EBITDA of the Group as certified in the Compliance Certificate most recently delivered to the Facility Agent in accordance with this Agreement multiplied by (ii) 1.5, provided that if such date falls prior to the date on which the first Compliance Certificate is delivered to the Facility Agent in accordance with this Agreement, then the EBITDA of the Group shall be that determined by the Original MLAB on the basis of the Original Financial Statements (or such other financial statements considered appropriate by it).

“Onshore Mandatory Prepayment Account” means an account:

(a)                                 held in the PRC by an Onshore Group Member with a Finance Party or its Affiliate (or, in the event that such account is unable to be opened or maintained with a Finance Party or its Affiliate, with any bank or financial institution);

(b)                                 identified in writing between the Borrower and the Facility Agent as an “Onshore Mandatory Prepayment Account”;

(c)                                  subject to an Account Control Agreement; and

(d)                                 from which no withdrawals may be made except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

“Onshore Non-Group Entity” means a Non-Group Entity established or incorporated in the PRC.

“Onshore Parents” means Shanghai OneSmart and Shanghai Rui Si (each an “Onshore Parent”).

“Original Financial Statements” means:

(a)                                 the audited consolidated financial statements of the Borrower for the Financial Year ended 31 August 2018; and

(b)                                 the unaudited consolidated management accounts of the Borrower for the financial quarter ended 30 November 2018.

“Original Greenshoe Facility Lender” means, in respect of a Greenshoe Facility, a financial institution listed as a lender in the relevant Greenshoe Facility Accession Agreement.

“Original Jurisdiction” means:

(a)                                 in relation to the BVI Guarantor, the British Virgin Islands;

(b)                                 in relation to the Borrower, the Cayman Islands;

(c)                                  in relation to the HK Guarantor, Hong Kong;

(d)                                 in relation to each of the Key WFOE, the Three WFOEs and the Onshore Parents, the PRC; or

(e)                                  in relation to any other Obligor, its jurisdiction of incorporation or organisation as at the time when such Obligor becomes an Obligor.

“Original Lender” means, as the context requires, an Original Term Facility Lender and/or an Original Greenshoe Facility Lender.

“Original Mandated Lead Arranger and Bookrunner” or “Original MLAB” means UBS AG Hong Kong Branch.

“Party” means a party to this Agreement.

“Permitted Dissolution” means any solvent liquidation or dissolution of any member of the Group (other than the Key WFOE, a Material WFOE, an Obligor or a VIE Counterparty) where:

(a)                                 all payments and assets distributed as a result of such liquidation or dissolution are distributed to members of the Group that are holders of shares in such first-mentioned member of the Group (and not to any VIE Shareholder or any other person that is not a member of the Group); and

(b)                                 such liquidation or dissolution would not, and could not reasonably be expected to: (x) have any Material Adverse Effect; or (y) prejudice the validity or the effectiveness of, or the ability of a Group Member to maintain or operate its business under, the VIE Structure; or (z) prejudice the ability of Onshore Group Members to engage in foreign exchange activities or to remit funds to Offshore Group Members.

“Permitted Employee Share Issuance” means the issuance of shares by the Subsidiaries of Shanghai OneSmart (each an “Option Company”) pursuant to the exercise of options granted under the employee share incentive scheme adopted by Shanghai OneSmart in March 2017, provided that (i) only options may be granted under the scheme (ii) options shall be forfeited upon the termination of a grantee’s employment (iii) the aggregate of shares so issued pursuant to any and all exercises of the options shall not at any time exceed (for any and all such issuances) 30 per cent. (or such lesser percentage specified in that scheme as being the applicable maximum) of the total issued share capital of any Option Company and (iv) the shares so issued pursuant to the exercise of the options shall not carry any voting rights.

“Permitted Lender Shareholder” means a Lender or a potential Lender which:

(a)                                 deals in shares in or securities of the Borrower where the relevant teams of that Lender or that potential Lender engaged in such dealings operate on the public side of an information barrier;

(b)                                 is or becomes an investor or equity holder in the Borrower as a consequence of a debt-for-equity swap, provided that post-swap the relevant teams of that Lender or that potential Lender engaged in dealings of shares operate on the public side of an information barrier;

(c)                                  engages in any merger and acquisition or other advisory activity in relation to or on behalf of a Group Member; or

(d)                                 is or becomes an investor or equity holder in the Borrower through a separately managed investment fund or vehicle owned or managed by that Lender or that potential Lender, provided that the relevant teams of that Lender or that potential Lender involved in such private equity investment fund are separated from any teams or employees of that Lender or that potential Lender working in relation to the Group and the Finance Documents (and related transactions) by way of an information barrier.

“Permitted Reorganisation” means:

(a)                                 any Permitted Dissolution; and/or

(b)                                 any solvent amalgamation, merger or consolidation which involves a member of the Group (other than the Borrower, the Key WFOE, a Material WFOE or a VIE Counterparty) where:

(i)                                     if any Obligor is involved in such amalgamation, merger or consolidation, that Obligor shall be the surviving entity of such amalgamation, merger or consolidation;

(ii)                                  such amalgamation, merger or consolidation does not involve any VIE Shareholder or any other person that is not a member of the Group;

(iii)                               all of the obligations expressed to be assumed by each Obligor (that is involved in such amalgamation, merger or consolidation) under the Finance Documents shall be and continue to be legal, valid, binding and enforceable as against such surviving entity after such amalgamation, merger or consolidation, and none of the obligations of any Obligor under any Finance Document, or the legality, validity, binding nature or enforceability thereof, would be adversely affected in any way by such amalgamation, merger or consolidation,

(iv)                              none of the validity, priority or effectiveness of the Transaction Security or the guarantee or indemnity granted hereunder (the “Guarantee”) (or any part thereof) will be prejudiced by such amalgamation, merger or consolidation, save to the extent that (as applicable):

(A)                               equivalent Transaction Security (that is valid and effective and has the same priority as such first-mentioned Transaction Security) has been created over the assets that were subject to such first-mentioned Transaction Security immediately prior to such amalgamation, merger or consolidation (and, without prejudice to the foregoing, to the extent that the shares of or equity in any member of the Group involved in such amalgamation, merger or consolidation are subject to Transaction Security prior to such amalgamation, merger or consolidation, the shares of or equity in the resulting or surviving entity of such amalgamation, merger or consolidation are also subject to equivalent Transaction Security with effect from such amalgamation, merger or consolidation); and

(B)                               equivalent Guarantee (that is valid and effective and has the same priority as such first-mentioned Guarantee) has been granted by the resulting or surviving entity of such amalgamation, merger or consolidation;

(v)                                 the Borrower shall have, at its own cost, procured the delivery to the Facility Agent of such legal opinions (in form and substance satisfactory to the Facility Agent, acting reasonably) issued by legal counsel acceptable to the Facility Agent (acting reasonably) confirming satisfaction of the requirements under paragraphs (iii) and (iv);

(vi)                              such amalgamation, merger or consolidation would not, and could not reasonably be expected to: (x) have any Material Adverse Effect; or (y) prejudice the validity or the effectiveness of, or the ability of a Group Member to maintain or operate its business under, the VIE Structure; or (z) prejudice the ability of Onshore Group Members to engage in foreign exchange activities or to remit funds to Offshore Group Members; and

(vii)                           such amalgamation, merger or consolidation does not involve or result in (A) any transfer of any assets of any member of the Group to any person that is not a member of the Group, (B) any transfer of any assets of the Borrower to any person other than a Guarantor, (C) any transfer of any assets of any Guarantor to any person other than the Borrower or a Guarantor, or (D) any transfer of assets to a VIE Group Member unless the transfer is from another VIE Group Member, provided that, in each case, no Default and Event of Default is continuing or could reasonably be expected to occur as a result of such amalgamation, merger of consolidation.

“PRC” means the People’s Republic of China (excluding for such purposes Hong Kong, Macau and Taiwan).

“PRC Business Day” means a day (other than a Saturday or Sunday) on which banks are open for transaction of domestic and foreign exchange business in Shanghai.

“PRC Counsel (Borrower)” means the legal counsel for the Borrower as to the laws of the PRC.

“PRC Counsel (Agent)” means the legal counsel for the Facility Agent as to the laws of the PRC.

“PRC VIE Structure” has the meaning given to it in Clause 23.19 (VIE events and PRC Law).

“Purchase Price” means, in relation to any Business Acquisition, the aggregate of:

(a)                                 the total consideration for that acquisition (which includes, for the avoidance of doubt, any Deferred Consideration); and

(b)                                 (where the company or the person (the “Target”) that is the subject matter of such Business Acquisition becomes a Group Member) any Financial Indebtedness or other assumed actual or contingent liability, in each case, remaining in such Target and/or its Subsidiaries at the time of such acquisition less any cash owned by such Target and/or its Subsidiaries at the time of such acquisition (based on, where the determination needs to be made prior to the time of such acquisition only, the seller’s good faith estimate based on reasonable assumptions).

“Quarter Date” means the last day in the months of February, May, August and November.

“Quasi-Security” means has the meaning given to such term in Clause 22.4 (Negative pledge).

“Quotation Day” means:

(a)                                 in relation to any period for which an interest rate is to be determined (other than any Interest Period referred to in paragraph (b)), two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); or

(b)                                 in relation to any Interest Period the duration of which is selected by the Facility Agent pursuant to Clause 9.3 (Default interest), such date as may be determined by the Facility Agent (acting reasonably).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Date” the last day of the grace period (as amended, restated or updated from time to time) permitted by the municipal government of Shanghai to achieve full compliance with The Law for Promoting Private Education (as applicable to the study centres of the Group in Shanghai and which period ends, as of the date of this Agreement, on 31 December 2019).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Documents” means the VIE Contracts, the Shareholders Agreements and the VIE Restructuring Agreement.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdictions” means, in relation to any Obligor or any Group Member:

(a)                                 (in respect of any Obligor) its Original Jurisdiction and (in respect of any Group Member that is not an Obligor) its jurisdiction of incorporation or establishment;

(b)                                 any jurisdiction where any asset subject to or intended to be subject to any Transaction Security to be created by it is situated; and

(c)                                  any jurisdiction where it conducts its business or any part thereof.

“Relevant Period” means has the meaning given to such term in Clause 21.1 (Financial definitions).

“Relevant Persons” means:

(a)                                 any Founder Entity or any Affiliate thereof; and

(b)                                 any person that directly or indirectly holds or beneficially owns any Equity Interest in any Group Member,

excluding any Group Member and any Permitted Lender Shareholder.

“Repayment Dates” means each of the dates falling 18, 24, 30 and 36 Months after the date of the Initial Utilisation Date respectively (each a “Repayment Date”).

“Repayment Instalment” means each Term Loan Repayment Instalment and each Greenshoe Loan Repayment Instalment (each as defined in Clause 6.1 (Repayment of Loans)).

“Repeating Representations” means each of the representations and warranties set out in Clause 19.1 (Status) to Clause 19.6 (Governing law and enforcement), paragraph (b) of Clause 19.10 (No default), paragraph (d) of Clause 19.11 (No misleading information), paragraphs (a) and (b) of Clause 19.12 (Financial statements), Clause 19.13 (Ranking), Clauses 19.15 (Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws) to 19.19 (Intellectual Property), Clause 19.21 (Relevant Documents), Clause 19.24 (No immunity), Clause 19.25 (Private and commercial acts), Clause 19.26 (Authorised Signatures) and Clause 19.27 (Compliance with SAFE Rules etc.).

“Restricted Party” means a person that is:

(a)                                 listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;

(b)                                 located in, resident in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or

(c)                                  otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“SAFE” means the State Administration of Foreign Exchange of the PRC (国家外汇管理局) (including its successors), or its local branch.

“SAFE Circular 37” means the Circular on Related Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and in Roundtrip Investment via Special Purpose Companies (国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知) (Hui Fa [2014] No. 37), issued by SAFE on 4 July 2014, effective from 4 July 2014, and any implementation, successor rule or regulation which is effective from time to time relating thereto under PRC law.

“SAFE Rules” means:

(a)                                 the Circular on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment (国家外汇管理局关于进一步简化和改进直接投资外汇管理政策的通知) (Hui Fa [2015] No. 13), issued by SAFE on 13 February 2015, effective from 1 June 2015, and any implementation, successor rule or regulation which is effective from time to time relating thereto under PRC law;

(b)                                 SAFE Circular 37; and

(c)                                  the Notice of the State Administration of Foreign Exchange on Issues concerning the Foreign Exchange Administration of Domestic Individuals’ Participation in Equity Incentive Plans of Overseas Listed Companies (国家外汇管理局关于境内个人参与境外上市公司股权激励计划外汇管理有关问题的通知) (Hui Fa [2012] No. 7) issued by SAFE on 15 February 2012, effective from 15 February 2012, and any implementation, successor rule or regulation which is effective from time to time relating thereto under PRC law.

“SAMR” means the State Administration for Market Regulation of the PRC (中华人民共和国国家市场监督管理总局) (including its successors), or its local counterpart.

“Sanctions” means any trade, economic or financial sanctions, embargoes, laws, regulations or restrictive measures administered, enacted or enforced by:

(a)                                 the European Union;

(b)                                 the United Kingdom;

(c)                                  the United Nations;

(d)                                 the US;

(e)                                  Hong Kong;

(f)                                   the PRC;

(g)                                  Singapore;

(h)                                 The Switzerland; and/or

(i)                                     the respective governmental institutions and agencies of any of the foregoing, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United States Department of State, and Her Majesty’s Treasury (“HMT”), the Monetary Authority of Singapore and the Hong Kong Monetary Authority (together the “Sanctions Authorities”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC and the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Screen Rate” means, in relation to any Loan or Unpaid Sum and any period relating thereto, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the currency of such Loan or Unpaid Sum and such Interest Period displayed on page LIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or if such page or service ceases to be available, on such other page or service displaying such rate as specified by the Facility Agent after consultation with the Borrower.

“Secured Obligations” means all obligations owing or expressed to be owing to the Secured Parties or any of them by the Obligors or any of them under or pursuant to the Finance Documents or any of them whether present or future, actual or contingent (and whether incurred by any Obligor alone or jointly, and whether as principal or surety or in some other capacity) (including, for the avoidance of doubt, the Total Greenshoe Facility Commitments under each Greenshoe Facility established pursuant to clauses 2.2 (The Greenshoe Facilities) to 2.9 (Limitation of responsibility) of the Facilities Agreement).

“Secured Parties” means the Finance Parties, each Delegate and each Receiver.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Agent’s Spot Rate of Exchange” means, in relation to two given currencies, the Security Agent’s spot rate of exchange (or, if no such spot rate of exchange is quoted by the Security Agent, such other prevailing market rate of exchange selected by the Security Agent) for the purchase of the first such currency with the other such currency at or about 11:00 a.m. (Singapore time) on the applicable date of determination.

“Security Documents” means:

(a)                                 the Share Charge (BVI Guarantor);

(b)                                 the Debenture;

(c)                                  the Equity Pledge (Key WFOE);

(d)                                 the Equity Pledge (WFOE 1);

(e)                                  the Interest Reserve Account Charge; and

(f)                                   any other document (including the Equity Pledge (WFOE 2) and the Equity Pledge (WFOE 3) as and when entered into) entered into by any person creating or expressed to create any Security over all or any part of its assets in respect of the obligations of the Borrower (or any other Obligor) under any of the Finance Documents,

(each a “Security Document”).

“Security Property” means:

(a)                                 the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)                                 all obligations expressed to be undertaken by any Obligor to pay amounts in respect of any or all of the Secured Obligations to the Security Agent as trustee for the Secured Parties and secured by any Transaction Security together with all representations and warranties expressed to be given by any Obligor in favour of the Security Agent as trustee for the Secured Parties; and

(c)                                  any other amounts or assets, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

“Selection Notice” means a notice in substantially the form set out in Part II of Schedule 5 (Requests).

“Shanghai OneSmart” means Shanghai OneSmart Education and Training Co., Ltd. (上海精锐教育培训有限公司), a limited liability company established under the laws of the PRC with registered number *.

“Shanghai Rui Si” means Shanghai Rui Si Technology Information Consulting Co., Ltd. (上海锐思科技信息咨询有限公司), a limited liability company established under the laws of the PRC with registered number *.

“Shanghai Jingrui Education Technology Group” means 上海精锐教育科技集团有限公司 (previously known as Shanghai Xi Zhi Enterprise Management Co., Ltd. (上海熙智企业管理有限公司)), a limited company incorporated under the laws of the People’s Republic of China with the registered office located at Room 2637, 2nd Floor, 3 Xuanhua Road, Changning District, Shanghai.

“Share Charge (BVI Guarantor)” means a share charge to be entered into by the Borrower in favour of the Security Agent in respect of shares in the BVI Guarantor, in form and substance satisfactory to the Security Agent.

“Shareholders Agreements” means:

(a)                                 the shareholders agreement dated 21 April 2017 between, among others, the Borrower, the Original Offshore Guarantors, Shanghai OneSmart, the Founder and Happy Edu Inc.; and

(b)                                 the amendment agreement to the shareholders agreement dated 11 December 2017 between, among others, the Borrower, the Original Offshore Guarantors, Shanghai OneSmart, the Founder and Happy Edu Inc.,

provided that a reference to the “Shareholders Agreement” shall be a reference to the agreement referred to in paragraph (a) above (as amended by the agreement referred to in paragraph (b) above).

“Specified Time” means the applicable time determined in accordance with Schedule 9 (Timetables).

“Subsidiary” means in relation to any company, corporation or entity, a company, corporation or entity:

(a)                                 which is controlled, directly or indirectly, by the first mentioned company, corporation or entity;

(b)                                 more than half the issued share capital, registered capital or equity interest of which is beneficially owned, directly or indirectly by the first mentioned company, corporation or entity; or

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity,

and for this purpose, a company, corporation or entity shall be treated as being controlled by another if that other company, corporation or entity is able to (A) direct its affairs and/or to control the majority of the composition of its board of directors or equivalent body or (B) exercise effective Control over it or (C) consolidate its financial condition or results of operation in accordance with the Accounting Principles for the purposes of the consolidated financial statements, whether pursuant to a VIE Structure or other contractual arrangements or otherwise.

“Syndication Date” means (in respect of a Facility) the date on which the Original MLAB confirms that the primary syndication of that Facility has been completed (and, for the avoidance of doubt, the foregoing shall include the initial sell-down or syndication in respect of a Greenshoe Facility (whether prior to, on or after its establishment)).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 13.1 (Definitions).

“Term Loan” means, as the context requires, a loan made or to be made under the Term Facility or the principal amount outstanding for the time being of that loan.

“Term Facility” means the Term Facility made available under this Agreement as described in Clause 2.1 (The Term Facility).

“Term Facility Commitment” means:

(a)                                 in relation to an Original Term Facility Lender, the amount in USD set opposite its name under the heading “Term Facility Commitments” in Schedule 1 (The Original Term Facility Lenders) and the amount of any other Term Facility Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Term Facility Lender, the amount of any Term Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Term Facility Lender” means:

(a)                                 any Original Term Facility Lender; and

(b)                                 any person which becomes a Lender of the Term Facility in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Term Loan Repayment Instalment” has the meaning given to that term in Clause 6.1 (Repayment of Loans).

“The Law for Promoting Private Education” means the PRC Law for Promoting Private Education (中华人民共和国民办教育促进法) and any associated regulations.

“Three WFOEs” means WFOE 1, WFOE 2 and WFOE 3.

“Tianjin Acquisition” means the acquisition of all of the shares in Tianjin Huaying Education Co. Ltd. pursuant to a sale and purchase agreement dated 15 July 2018 (as originally entered into).

“Total Commitments” means at any time the aggregate of the Total Term Facility Commitments and the Aggregate Total Greenshoe Facility Commitments, being US$200,000,000 at the date of this Agreement.

“Total Greenshoe Facility Commitments” means, in relation to a Greenshoe Facility, the aggregate of the Greenshoe Facility Commitments relating to that Greenshoe Facility.

“Total Term Facility Commitments” means at any time the aggregate of the Term Facility Commitments (being US$139,000,000 at the date of this Agreement).

“Trading Day” means a day on which the NYSE is open for normal trading activities.

“Transaction Agents” means the Facility Agent and the Security Agent (each a “Transaction Agent”).

“Transaction Documents” means the Finance Documents and the Relevant Documents (each a “Transaction Document”).

“Transaction Security” means the Security created or expressed to be created in favour of any or all of the Secured Parties pursuant to or under any or all of the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment by a Lender of any or all of its rights under this Agreement or a transfer by a Lender of any or all of its rights and obligations under this Agreement, the later of:

(a)                                 the proposed Transfer Date specified in the Assignment Agreement relating to such assignment or (as the case may be) the Transfer Certificate relating to such transfer; and

(b)                                 the date on which the Facility Agent executes the Assignment Agreement relating to such assignment or (as the case may be) the Transfer Certificate relating to such transfer.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or to benefit from fluctuation in any rate, index, price, foreign exchange or other benchmark.

“United States”, “U.S.” or “US” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by any Obligor under any or all of the Finance Documents.

“Unwaived Existing Onshore Facility” means an Existing Onshore Facility in respect of which the relevant Waiver Documents have not been executed or have been executed but have not yet become fully effective.

“US Tax Obligor” means:

(a)                                 the Borrower, if it is resident for tax purposes in the US; or

(b)                                 any Obligor some or all of whose payments under the Finance Documents are from sources within the U.S. for United States federal income tax purposes.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the Loan (the subject of such Utilisation) is made or to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 5 (Requests).

“VIE Contracts” means:

(a)                                 the exclusive call option agreement dated 1 November 2017 between, among others, the Founder, Shanghai Jingrui Education Technology Group, the Key WFOE and Shanghai Rui Si;

(b)                                 the exclusive technology and consulting service agreement dated 1 November 2017 between the Key WFOE and Shanghai Rui Si;

(c)                                  the equity pledge agreement dated 1 November 2017 between the Founder and Shanghai Jingrui Education Technology Group as pledgors, the Key WFOE as pledgee and Shanghai Rui Si;

(d)                                 the shareholders’ voting rights agreement dated 1 November 2017 between the Founder, Shanghai Jingrui Education Technology Group, the Key WFOE and Shanghai Rui Si;

(e)                                  the loan agreement dated 1 November 2017 between the Key WFOE, the Founder and Shanghai Jingrui Education Technology Group;

(f)                                   the exclusive call option agreement dated 24 January 2018 between the Founder, Shanghai Jingrui Education Technology Group, the Key WFOE and Shanghai OneSmart;

(g)                                  the exclusive technology and consultation service agreement dated 24 January 2018 between the Key WFOE and Shanghai OneSmart;

(h)                                 the equity pledge agreement dated 24 January 2018 between the Founder and Shanghai Jingrui Education Technology Group as pledgors, the Key WFOE as pledgee and Shanghai OneSmart;

(i)                                     the shareholders’ voting rights agreement dated 24 January 2018 between the Founder, Shanghai Jingrui Education Technology Group, the Key WFOE and Shanghai OneSmart; and

(j)                                    the loan agreement dated 24 January 2018 between the Key WFOE, the Founder and Shanghai Jingrui Education Technology Group,

together with any other agreement, instrument or arrangement that constitutes, or forms part of, any contractual arrangements enabling a Group Member to exercise Control over another entity (that is established in the PRC and in respect of which such Group Member does not, directly or indirectly, hold or own a majority of its equity interests) or consolidate the financial condition or results of operation of such entity for the purposes of the consolidated financial statements of the Group or such Group Member, and including any renewal or replacement of any of the foregoing.

“VIE Counterparty” means any party to a VIE Contract.

“VIE Group” means the Onshore Parents and their respective Subsidiaries from time to time, together with any other person incorporated under the laws of the PRC which is subject to the Control of a Group Member or whose financial condition or results of operation is consolidated in the consolidated financial statements of the Group or any Group Member and its Subsidiaries from time to time (each a “VIE Group Member”).

“VIE Restructuring” means the transactions and steps expressly set out in the VIE Restructuring Agreement.

“VIE Restructuring Agreement” means:

(a)                                 the restructuring agreement (重组协议契据) dated 21 April 2017;

(b)                                 the escrow arrangement deed (监管安排协议契据) dated 21 September 2017; and

(c)                                  the amendment to the restructuring agreement (重组协议补充协议契据) dated 31 October 2017,

each between, among others, the Founder, the Borrower and the Onshore Parents.

“VIE Security” means any Security created in favour of the Key WFOE pursuant to or constituted by any VIE Contract.

“VIE Shareholders” means the Founder and Shanghai Jingrui Education Technology Group (each a “VIE Shareholder”).

“VIE Structure” means any arrangement where an entity (that is established in the PRC and in respect of which the Borrower does not, directly or indirectly, hold or own a majority of its equity interests) and/or any or all of its shareholder(s) enter into contractual arrangements with any Group Member which enable any Group Member to exercise effective Control over such first-mentioned entity or consolidate the financial condition or results of operation of such first-mentioned entity for the purposes of the consolidated financial statements of the Group or any Group Member.

“VIE Unwind” has the meaning given to that term in paragraph (e) of Clause 22.25 (Relevant Documents).

“Waiver Documents” means, in respect of an Existing Onshore Facility, any and all waiver documents relating to such Existing Onshore Facility in form and substance satisfactory to the Original MLAB.

“Waived Existing Onshore Facility” means an Existing Onshore Facility in respect of which the relevant Waiver Documents have been executed and have become and remain fully effective (or the requirements of waiver as set out in the relevant Waiver Documents, or as notified by the Original MLAB to the Borrower from time to time, have been implemented and remain effective in form and substance satisfactory to the Original MLAB).

"WFOE Group Member" means each Group WFOE and each of its Subsidiaries for the time being (but excluding any VIE Group Member).

“WFOE 1” means Shanghai Jingerrui EducationTechnology Co, Ltd. (上海精而睿教育科技有限公司), a company incorporated under the laws of the PRC, with uniform social credit code *.

“WFOE 2” means Shanghai One Smart Information and Technology Co., Ltd (上海精锐信息科技有限公司), a company incorporated under the laws of the PRC, with uniform social credit code *.

“WFOE 3” means Shanghai One Smart Business Consulting Co., Ltd. (上海精睿商务咨询有限公司), a company incorporated under the laws of the PRC, with uniform social credit code *.

1.2                               Construction

(a)                                 Unless a contrary indication appears any reference in this Agreement to:

(i)                                     the Facility Agent, the Security Agent, the Mandated Lead Arranger and Bookrunner, the Mandated Lead Arranger, the Lead Arranger, any Administrative Party, any Finance Party, any “Hedge Counterparty”, any Secured Party, any Lender or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  a Finance Document, a Security Document, a Transaction Document or any other agreement or instrument is a reference to that Finance Document, Security Document or other agreement or instrument as amended, novated, supplemented, extended and/or restated from time to time;

(iii)                               one person is “acting in concert” with another person in relation to any Equity Interests in any entity if, whether pursuant to any agreement or understanding, formal or informal or otherwise, such persons actively co-operate to obtain, maintain, consolidate or exercise Control over that entity or control of the voting rights attaching to Equity Interests in that entity to a greater extent than would be possible by reason of each such person’s individual holding (direct or indirect) of Equity Interests in such entity alone;

(iv)                              a document in “agreed form” is a document which is in the form agreed in writing by or on behalf of the Borrower and the Facility Agent;

(v)                                 “asset” includes present and future properties, revenues and rights of every description;

(vi)                              “disposal” includes any sale, lease, transfer, conveyance, assignment and other disposal of any asset or any interest therein (including, without limitation, any other transaction or arrangement pursuant to which the economic benefit of or beneficial interest in such asset is lost or diluted) and “dispose” shall be construed accordingly;

(vii)                           “guarantee” (other than in Clause 18.1 (Guarantee and indemnity)) includes any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness (and “guarantor” shall be construed accordingly);

(viii)                        “including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(ix)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)                                 a Finance Party’s “participation” in any Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Finance Party by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and such Finance Party’s rights under this Agreement and/or any other Finance Document in respect thereof;

(xi)                              a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xii)                           a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)                        any gender shall be construed to include a reference to each other gender;

(xiv)                       a provision of law is a reference to that provision as amended or re-enacted; and

(xv)                          a time of day is a reference to Singapore time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)                                  The “equivalent” of an amount in a given currency (the “specified currency”) is a reference to the amount of any other currency which, when converted into the specified currency utilising the Facility Agent’s spot rate of exchange (or, if no such spot rate of exchange is quoted by the Facility Agent, such other prevailing market rate of exchange selected by the Facility Agent) for the purchase of the specified currency with that other currency at or about 11 a.m. (Singapore time) on the applicable date of determination, is equal to the applicable amount in the specified currency.

1.3                               Currency symbols and definitions

“US$”, “USD”, “US dollar” and “US dollars” denote lawful currency of the United States of America.

“RMB” denotes the lawful currency of the PRC.

1.4                               Calculations

(a)                                 When applying any basket amounts, monetary limits or thresholds to the undertakings and Events of Default under this Agreement, the equivalent to an amount in US dollars shall be calculated at the Security Agent’s Spot Rate of Exchange as at the date such basket amounts, monetary limits or thresholds are tested (or, where unspecified, as of at the date a Group Member incurs or makes the relevant disposal, acquisition, investment, loan, debt or guarantee or takes any other relevant action).

(b)                                 (In relation to paragraph (b)(iv)(D) of Clause 22.10 (Acquisitions (Business)) and paragraph (c)(iii)(B) of Clause 22.11 (Acquisitions (Investment)), and only then in respect of those acquisitions or loans already made or incurred in accordance with this Agreement prior to any subsequent decrease in the EBITDA of the Group) no Event of Default shall arise solely as a result of a subsequent decrease in the EBITDA of the Group to US$100,000,000 or less.

1.5                               Third party rights

(a)                                 A person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) (the “Third Parties Ordinance”) to enforce or to enjoy the benefit of any term of this Agreement, except as otherwise provided in paragraph (b) of Clause 28.10 (Exclusion of liability).

(b)                                 Notwithstanding any term of any Finance Document (including paragraph (a) above), the consent of any person who is not a Party is not required to rescind, amend, vary or waive any provision of this Agreement at any time.

1.6                               Intercreditor Agreement

This Agreement is subject to, and has the benefit of, the Intercreditor Agreement.  In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

SECTION 2
THE FACILITIES

2.                                      THE FACILITIES

2.1                               The Term Facility

Subject to the terms of this Agreement, the Term Facility Lenders agree to make available to the Borrower a US dollar term loan facility in an aggregate amount of up to the Total Term Facility Commitments.

2.2                               The Greenshoe Facilities

Subject to the terms of this Agreement, up to two Greenshoe Facilities may be established and be made available hereunder.

2.3                               Conditions to establishment of a Greenshoe Facility

The establishment of a Greenshoe Facility will only be effected in accordance with Clause 2.4 (Establishment of a Greenshoe Facility) if:

(a)                                 on the date of the Greenshoe Facility Accession Agreement and on the Greenshoe Facility Establishment Date:

(i)                                     no Default is continuing or would result from the establishment of the proposed Greenshoe Facility; and

(ii)                                  the Repeating Representations to be made by each Obligor are true in all material respects;

(b)                                 each Greenshoe Facility Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement;

(c)                                  the Facility Agent has received in form and substance satisfactory to it:

(i)                                     such documents (if any) which are reasonably necessary or desirable (as a result of the establishment of that Greenshoe Facility) to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents; and

(ii)                                  any applicable Greenshoe Facility Supplemental Security;

(d)                                 the Aggregate Total Greenshoe Facility Commitments shall not, at any time, exceed US$61,000,000; and

(e)                                  the Total Commitments shall not, at any time, exceed US$200,000,000.

2.4                               Establishment of a Greenshoe Facility

(a)                                 If:

(i)                                     the conditions set out in Clause 2.3 (Conditions to establishment of a Greenshoe Facility) have been met;

(ii)                                  the Borrower delivers a duly completed Greenshoe Facility Accession Agreement to the Facility Agent not later than 5 Business Days prior to the proposed Greenshoe Facility Establishment Date (and which proposed Greenshoe Facility Establishment Date shall fall on or prior to the date falling 12 Months after the date of this Agreement); and

(iii)                               the Facility Agent is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Greenshoe Facility and each proposed Greenshoe Facility Lender thereto (the “Proposed Greenshoe Facility Lenders”), the Facility Agent shall, as soon as reasonably practicable after receipt by it of such duly completed Greenshoe Facility Accession Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Greenshoe Facility Accession Agreement.

(b)                                 On the Greenshoe Facility Establishment Date:

(i)                                     each Proposed Greenshoe Facility Lender shall assume all the obligations of a Lender corresponding to the Greenshoe Facility Commitment specified opposite its name in the Greenshoe Facility Accession Agreement as if it had been an Original Lender in respect of that Greenshoe Facility Commitment;

(ii)                                  each Proposed Greenshoe Facility Lender and the Finance Parties shall assume obligations towards one another and acquire rights against one another as that Proposed Greenshoe Facility Lender and those Finance Parties would have assumed and/or acquired had that Proposed Greenshoe Facility Lender been a Lender named as an original party to this Agreement;

(iii)                               each of the Obligors and each such Proposed Greenshoe Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and each such Proposed Greenshoe Facility Lender would have assumed and/or acquired had that Proposed Greenshoe Facility Lender been a Lender named as an original party to this Agreement;

(iv)                              the Commitments of the other Lenders shall continue in full force and effect;

(v)                                 each Proposed Greenshoe Facility Lender party to the Greenshoe Facility Accession Agreement shall become a Party as a “Greenshoe Facility Lender” and a “Lender”; and

(vi)                              subject to the terms of this Agreement, the Greenshoe Facility Lenders make available a USD term loan facility in an aggregate amount equal to the Total Greenshoe Facility Commitments specified in that Greenshoe Facility Accession Agreement.

2.5                               Restrictions on a Greenshoe Facility

(a)                                 The Borrower may not deliver a Greenshoe Facility Accession Agreement unless the Term Facility has been utilised.

(b)                                 Up to two Greenshoe Facilities may be established and made available pursuant to this Clause 2.

(c)                                  The delivery of a Greenshoe Facility Accession Agreement by the Borrower is irrevocable.

(d)                                 The Greenshoe Facilities are available to the Borrower only and shall be on terms identical to the Term Facility (except as expressly provided in this Agreement).

(e)                                  For the avoidance of doubt, no Term Facility Lender shall be obliged to execute any Greenshoe Facility Accession Agreement as a Greenshoe Facility Lender.

2.6                               Notification of establishment

The Facility Agent shall, as soon as reasonably practicable after the establishment of a Greenshoe Facility, notify the Borrower and the Lenders of that establishment.

2.7                               Greenshoe Facility costs and expenses

(a)                                 The Borrower shall promptly on demand pay the Facility Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with the establishment of a Greenshoe Facility under this Clause 2.

(b)                                 The Borrower shall pay to the Original MLAB a fee in the amount and at the times agreed between the Borrower and the Original MLAB in a Fee Letter.

2.8                               Prior amendments binding

Each Proposed Greenshoe Facility Lender, by executing a Greenshoe Facility Accession Agreement and becoming a Party, agrees and confirms that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the Greenshoe Facility Establishment Date relating to that

Greenshoe Facility Accession Agreement and that it shall be bound by amendment or waiver.

2.9                               Limitation of responsibility

Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2 in relation to any Greenshoe Facility Lender as if references in that Clause to:

(a)                                 an “Existing Lender” were references to all the Lenders immediately prior to the Greenshoe Facility Establishment Date;

(b)                                 the “New Lender” were references to a “Greenshoe Facility Lender”; and

(c)                                  a “re-transfer” and “re-assignment” were references respectively to a “transfer” and “assignment”.

2.10                        Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under any or all of the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under any or all of the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under any or all of the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Facility Agent or the Security Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. Each Finance Party shall be entitled to separately enforce its rights under the Finance Documents against each of the Obligors to recover any amount that is due and payable to it under any Finance Document (or to recover its share of any amount that is due and payable under any Finance Document) without the consent of any other Party; and nothing shall prejudice the rights of a Finance Party from separately enforcing its rights in relation to any debt arising under any Finance Document owing to it (or its share of any debt arising under a Finance Document), which debt is due and payable.

2.11                        Obligors’ Agent

(a)                                 Each Obligor (other than the Borrower) by its execution of this Agreement or an Accession Deed irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                     the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to deliver any Greenshoe Facility Accession Agreement, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                  each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.                                      PURPOSE

3.1                               Purpose

(a)                                 (Term Facility) the Borrower shall ensure that all amounts borrowed by it under the Term Facility are applied towards:

(i)                                     the working capital purposes of the Group and/or the Capital Expenditure of the Group (but not, for the avoidance of doubt, towards (i) Distributions by the Borrower or by the Onshore Parents (except pursuant to the VIE Contracts) or (ii) loans or credits to any shareholder of the Borrower or the Onshore Parents);

(ii)                                  funding of the Interest Reserve Account (such that the aggregate balance standing to the credit thereof is equal to the Interest Reserve Amount); and

(iii)                               financing fees, costs and other expenses relating to the Facilities.

(b)                                 (Greenshoe Facility) the Borrower shall ensure that all amounts borrowed by it under a Greenshoe Facility are applied towards:

(i)                                     (subject to any restriction on the use of proceeds specified in the relevant Greenshoe Facility Accession Agreement) the general corporate purposes of the Group (including working capital purposes and acquisitions of companies, businesses, undertakings or assets permitted to be made under this Agreement but not towards (i) Distributions by the Borrower or by the Onshore Parents (except pursuant to the VIE Contracts) or (ii) loans or credits to any shareholder of the Borrower or the Onshore Parents);

(ii)                                  funding of the Interest Reserve Account (such that the aggregate balance standing to the credit thereof is equal to the Interest Reserve Amount); and

(iii)                               financing fees, costs and other expenses relating to the Facilities.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

(a)                                 The Borrower may not deliver a Utilisation Request in respect of the Term Facility unless the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent acting upon the instructions of:

(i)                                     (in relation to the Fee Letters) each Finance Party which is party thereto; and

(ii)                                  (otherwise) the Original MLAB,

and the Facility Agent shall notify the Borrower and the Term Facility Lenders promptly upon being so satisfied.

(b)                                 Other than to the extent that the Original MLAB notifies the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(c)                                  The Borrower may not deliver a Utilisation Request in respect of a Greenshoe Facility unless the Facility Agent has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent for a Greenshoe Facility) in form and substance satisfactory to the Facility Agent acting upon the instructions of:

(i)                                     (in relation to the Fee Letters) each Finance Party which is party thereto; and

(ii)                                  (otherwise) the Original MLAB,

and the Facility Agent shall notify the Borrower and the Greenshoe Facility Lenders under that Greenshoe Facility promptly upon being so satisfied.

(d)                                 Other than to the extent that the Original MLAB notifies the Facility Agent in writing to the contrary before the Facility Agent gives a notification described in paragraph (c) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2                               Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Loan if:

(a)                                 on the date of the Utilisation Request (relating to such Loan) and on the proposed Utilisation Date (for such Loan):

(i)                                     no Default is continuing or would result from such proposed Loan; and

(ii)                                  the representations and/or warranties to be repeated by any or all of the Obligors under any or all of the Finance Documents upon the date of any Utilisation Request or any Utilisation Date are true in all material respects (whether before or after giving effect to such proposed Loan); and

(b)                                 (in the case of a Greenshoe Loan) on the date of the Utilisation Request (relating to such Greenshoe Loan) the Borrower has delivered to the Facility Agent a certificate signed by two directors or authorised signatories of the Borrower evidencing (with calculations in reasonable detail) that the Borrower would have remained in compliance with its obligations under Clause 21 (Financial Covenants) if the covenant tests were recalculated for the Relevant Period ending on the most recent Quarter Date (and, for this purpose, assuming the incurrence in full of such Greenshoe Loan and Total Debt shall be reduced or increased (as applicable) to take into account any repayment, incurrence or assumption of Financial Indebtedness made on or before the date of the Utilisation Request but after that Quarter Date).

4.3                               Maximum number of Loans

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(a)                                 more than 1 Loan would be outstanding under the Term Facility; or

(b)                                 more than 1 Loan would be outstanding under a Greenshoe Facility.

(c)                                  No Obligor may request that a Loan be divided.

SECTION 3
UTILISATION

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                  the currency and amount of such Loan (the subject of such Utilisation Request) comply with Clause 5.3 (Currency and amount);

(iii)                               the proposed Interest Period complies with Clause 10 (Interest Periods); and

(iv)                              (subject to, in the case of a Greenshoe Facility, any restriction on the use of proceeds specified in the relevant Greenshoe Facility Accession Agreement) it specifies that all of the proceeds of the proposed Loan should be applied in compliance with Clause 3.1 (Purpose).

(b)                                 Only one Loan may be requested in each Utilisation Request.

5.3                               Currency and amount

(a)                                 The currency specified in a Utilisation Request must be US dollars.

(b)                                 The amount of the proposed Loan specified in a Utilisation Request must be an amount which does not exceed the Available Facility and which is:

(i)                                     (for the Term Facility) a minimum of US$50,000,000 and an integral multiple of US$1,000,000 or, if less, the Available Facility; and

(ii)                                  (for a Greenshoe Facility) a minimum of US$20,000,000 and an integral multiple of US$1,000,000 or, if less, the Available Facility for that Greenshoe Facility.

5.4                               Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met and subject to Clause 7.1 (Illegality) and Clause 7.5 (Exit Event), each Lender shall make its participation in each Loan available by the Utilisation Date for such Loan through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Loan under a Facility will be equal to a proportion of such Loan, such proportion being equal to the proportion borne by such Lender’s Available Commitment under that Facility to the Available Facility immediately prior to making such Loan.

(c)                                  The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5                               Cancellation of Available Facility

(a)                                 Upon the expiry of the Availability Period for the Term Facility (being 5:00 p.m. on the last day of the Availability Period for the Term Facility):

(i)                                     the Available Commitment (if any) of each Term Facility Lender shall be immediately and automatically reduced to zero; and

(ii)                                  the Commitment of each Term Facility Lender shall be immediately and automatically reduced by the amount (if any) of the Available Commitment of such Term Facility Lender immediately before the reduction to zero of its Available Commitment in accordance with paragraph (i) above.

(b)                                 Upon the expiry of the Availability Period for a Greenshoe Facility (being 5:00 p.m. on the last day of the Availability Period for that Greenshoe Facility):

(i)                                     the Available Commitment (if any) of each Greenshoe Facility Lender under that Greenshoe Facility shall be immediately and automatically reduced to zero; and

(ii)                                  the Commitment of each Greenshoe Facility Lender under that Greenshoe Facility shall be immediately and automatically reduced by the amount (if any) of the Available Commitment of such Greenshoe Facility Lender immediately before the reduction to zero of its Available Commitment in accordance with paragraph (i) above.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                      REPAYMENT

6.1                               Repayment of Loans

(a)                                 The Borrower shall repay the Term Loan in instalments by repaying on each Repayment Date an amount that reduces the aggregate outstanding Term Loan by a proportion of the aggregate outstanding Term Loan as at 5.00 p.m. on the last day of the Availability Period for the Term Facility, which proportion is set out in the table below beside such Repayment Date (each such amount being a “Term Loan Repayment Instalment”):

Repayment Date	Percentage
date falling 18 Months after the Initial Utilisation Date	10.0%
date falling 24 Months after the Initial Utilisation Date	12.5%
date falling 30 Months after the Initial Utilisation Date	15.0%
date falling 36 Months after the Initial Utilisation Date	62.5% (or such higher percentage as may be required for a full repayment of the Term Loan)

(b)                                 The Borrower under a Greenshoe Facility shall repay the Greenshoe Loan under that Greenshoe Facility in instalments by repaying on each Repayment Date an amount that reduces the aggregate outstanding Greenshoe Loan under that Greenshoe Facility by a proportion of the aggregate outstanding Greenshoe Loan as at 5.00 p.m. on the last day of the Availability Period for that Greenshoe Facility, which proportion is set out in the table below beside such Repayment Date (each such amount being a “Greenshoe Loan Repayment Instalment”):

Repayment Date	Percentage
date falling 18 Months after the Initial Utilisation Date	10.0%
date falling 24 Months after the Initial Utilisation Date	12.5%
date falling 30 Months after the Initial Utilisation Date	15.0%
date falling 36 Months after the Initial Utilisation Date	62.5% (or such higher percentage as may be required for a full repayment of the Greenshoe Loan under that Greenshoe Facility)

(c)                                  Without prejudice to paragraph (a) or (b), all of the Loans must be repaid in full on the Final Maturity Date.

6.2                               No re-borrowing

The Borrower may not re-borrow any part of a Facility which is repaid.

6.3                               Effect of prepayment on scheduled repayments

If any Loan(s) are prepaid in accordance with Clause 7.1 (Illegality), Clause 7.3 (Voluntary prepayment of Loans), 7.4 (Right of repayment and cancellation in relation to a single Lender) or Clause 8.1 (Debt, Disposal, Equity Issuance and Insurance Proceeds), the amount of the Term Loan Repayment Instalments and the Greenshoe Loan Repayment Instalments for each Repayment Date falling after that prepayment will be reduced pro rata by the amount of the Term Loan and the Greenshoe Loans repaid or prepaid, provided that (for the avoidance of doubt) the aggregate amount of such reduction for all such Repayment Instalments shall not exceed the amount of the prepayment(s).

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or any part thereof:

(a)                                 that Lender shall promptly notify the Facility Agent upon becoming aware of that event and the Facility Agent shall promptly notify the Borrower upon the receipt of such notification from that Lender;

(b)                                 upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled and reduced to zero; and

(c)                                  the Borrower shall repay that Lender’s participation in each Loan on the last day of the Interest Period for such Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by that Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2                               Voluntary cancellation

The Borrower may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, reduce the Available Facility to zero or by such amount (being a minimum amount of US$10,000,000 and an integral multiple of US$5,000,000) as the Borrower may specify in such notice.  Any such reduction of the Available Facility under this Clause 7.2 shall reduce the Commitments of the Lenders rateably.

7.3                               Voluntary prepayment of Loans

(a)                                 The Borrower may, if it gives the Facility Agent not less than 5 Business Days’ prior notice in writing, prepay the whole or any part of any Loan on the last day of any Interest Period relating to such Loan, provided that (in the case of prepayment of such Loan in part) the amount of such prepayment reduces the amount of such Loan by an amount that is (a) not less than US$10,000,000 and (b) an integral multiple of US$5,000,000.

(b)                                 For so long as any Greenshoe Loan is outstanding or any Greenshoe Facility Commitment is in force, a Loan may only be prepaid if each other Loan is:

(i)                                     prepaid at the same time; and

(ii)                                  prepaid in amounts which reduce the Term Loan and each Greenshoe Loan by the same proportion,

and, for the avoidance of doubt, a Greenshoe Loan which is due to be made shall be prepaid in accordance with this paragraph.

7.4                               Right of repayment and cancellation in relation to a single Lender

(a)                                 If:

(i)                                     any sum payable to any Lender by the Borrower is required to be increased under Clause 13.2 (Tax gross-up); or

(ii)                                  any Lender claims indemnification from the Borrower under Clause 13.3 (Tax indemnity) or Clause 14 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to such requirement or indemnification continues, give the Facility Agent and that Lender (A) notice of its intention to procure the repayment of that Lender’s participation in the Loans and the cancellation of the Commitment of that Lender (a “Cancellation Notice”) or (B) notice of its intention to replace that Lender in accordance with paragraph (d) below (“Replacement Notice”).

(b)                                 On receipt of a Cancellation Notice referred to in paragraph (a) above in respect of any Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period relating to any Loan which ends after the Borrower has given a Cancellation Notice under paragraph (a) above in respect of any Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Loan.

(d)                                 The Borrower may, in the circumstances set out in paragraph (a) above, on 10 Business Days’ prior notice to the Facility Agent and that Lender (in the form of a Replacement Notice), replace that Lender (a “Replaced Lender”) by requiring such Replaced Lender to (and, to the extent permitted by law, such Replaced Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a

Lender or any other bank or financial institution selected by the Borrower (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations of such Replaced Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable, free and clear from any and all withholdings and deductions, at the time of such transfer equal to the sum of (and in the currency of) the (i) aggregate outstanding principal amount of such Replaced Lender’s participation in each of the outstanding Loans, (ii) all accrued interest (whether or not due) thereon, (iii) any Break Costs that would have been payable to such Replaced Lender had such Replaced Lender received payment of its participation in each of the Loans and accrued interest thereon and other sums payable under the Finance Documents from the Obligors on the date of such transfer (as if a claim for such Break Costs had been made) and (iv) all other amounts owing or payable to such Replaced Lender under the Finance Documents.

(e)                                  The replacement of a Replaced Lender and the transfer of rights and obligations of such Replaced Lender to the applicable Replacement Lender pursuant to paragraph (a) above shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Account Bank or the Facility Agent or the Security Agent;

(ii)                                  none of the Finance Parties (including without limitation such Replaced Lender) shall have any obligation to find a Replacement Lender;

(iii)                               in no event shall such Replaced Lender be required to pay, account for or surrender to such Replacement Lender for any amount (including without limitation any fees) received or recovered by such Replaced Lender pursuant to the Finance Documents prior to or in respect of any time prior to such transfer;

(iv)                              such Replaced Lender shall not be obliged to make such transfer or execute any Transfer Certificate in respect of such transfer unless it is satisfied (acting reasonably) that it has completed all “know your customer” and other similar procedures that it is required to conduct in relation to such transfer to such Replacement Lender;

(v)                                 such Replaced Lender shall be paid the purchase price in respect of such transfer as set out in paragraph (a) by no later than the time of such transfer, and any and all costs and expenses incurred or to be incurred in connection with such transfer by such Replaced Lender shall be paid by the Borrower to such Replaced Lender no later than the time of such transfer;

(vi)                              such Replacement Lender is not an Obligor, a Group Member, any Relevant Person or any Affiliate of any of the foregoing;

(vii)                           such Replaced Lender shall not be required to make any such transfer to the extent that such transfer is, or would be reasonably likely to result, in breach of or non-compliance with any applicable law or regulation, or any rules or regulations of any applicable securities exchange; and

(viii)                        such Replaced Lender shall only be obliged to make such transfer if at the time of such transfer the circumstance giving rise to such requirement for increased payments to such Replaced Lender under Clause 13.2 (Tax gross-up) or such indemnification in favour of such Replaced Lender under Clause 13.3 (Tax indemnity) or Clause 14 (Increased Costs) (in each case as referred to in paragraph (a) above) is continuing.

7.5                               Exit Event

(a)                                 Upon the occurrence of any Exit Event:

(i)                                     the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and

(ii)                                  (irrespective of whether the Borrower has complied with paragraph (i) above):

(A)                               no Lender shall be obliged to participate in the making of any Loan; and

(B)                               the Facilities (and the Commitment of each Lender) will be immediately cancelled and all of the outstanding Loans, together with accrued interest and any Break Costs, and all other amounts accrued under the Finance Documents will become immediately due and payable.

(b)                                 “Exit Event” means:

(i)                                     any Change of Control; or

(ii)                                  any sale or disposal of all or substantially all of the business or assets of the Group, whether in a single transaction or a series of related transactions.

7.6                               Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 7 or under Clause 8 (Mandatory Prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                  The Borrower may not re-borrow any part of any Facility which is prepaid.

(d)                                 The Borrower shall not repay or prepay all or any part of the Loans or cancel or reduce all or any part of the Commitments or Available Commitments of the Lenders except at the times and in the manner expressly provided for in this Agreement.

(e)                                  If any Commitment of any Lender is cancelled or reduced under this Agreement, such Commitment so cancelled or reduced may not be subsequently reinstated.

(f)                                   If the Facility Agent receives a notice under this Clause 7 or under Clause 8 (Mandatory Prepayment) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)                                  Any prepayment or repayment of a Loan or any part thereof (other than a prepayment or repayment pursuant to Clause 7.1 (Illegality) or Clause 7.4 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Loan.

(h)                                 If all or part of any Lender’s participation in a Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of such Lender’s participation in such Loan which is so repaid or prepaid) will be deemed to be cancelled on the date of such repayment or prepayment (unless such cancellation of such Lender’s Commitment on account of such repayment or prepayment has already been made pursuant to any other provision of this Agreement).

8.                                      MANDATORY PREPAYMENT

8.1                               Debt, Disposal, Equity Issuance and Insurance Proceeds

(a)                                 For the purposes of this Clause 8.1, Clause 8.2 (Application of mandatory prepayments and cancellations) and Clause 8.3 (Interest Reserve Account):

“Debt Incurrence” means any incurrence of any Financial Indebtedness (except any Financial Indebtedness falling within paragraph (f) of the definition of “Financial Indebtedness” or paragraph (l) of the definition of “Financial Indebtedness” (to the extent relating to any Financial Indebtedness falling within paragraph (f) of the definition of “Financial Indebtedness”)) by any Group Member.

“Debt Incurrence Proceeds” means the cash proceeds of any Debt Incurrence (other than an Excluded Debt Incurrence) received or recovered by (or paid to the order of) any Group Member (including any amount received in repayment of intercompany debt) and after deducting (without double counting):

(i)                                     any reasonable expenses which are incurred by such Group Member in connection with that Debt Incurrence to persons who are not Obligors, Group Members or Relevant Persons; and

(ii)                                  any Tax incurred and required to be paid by any Group Member (that is making such Debt Incurrence) in connection with that Debt Incurrence (as reasonably determined by such Group Member on the basis of existing rates and taking into account any available credit, deduction or allowance).

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration received or recovered by (or paid to the order of) any Group Member (including any amount received in repayment of intercompany debt) for any Disposal by any Group Member except for Excluded Disposal Proceeds and after deducting (without double counting):

(i)                                     any reasonable expenses which are incurred by any Group Member with respect to that Disposal to persons who are not Obligors, Group Members or Relevant Persons; and

(ii)                                  any Tax incurred and required to be paid by any Group Member (making that Disposal) in connection with that Disposal (as reasonably determined by such Group Member on the basis of existing rates and taking account of any available credit, deduction or allowance).

to the extent the aggregate amount of such consideration, when aggregated with the aggregate consideration received or received by (or paid to the order of) and or all of the Group Members in respect of any or all other Disposals by any or all of the Group Member in the same Financial Year as such first-mentioned Disposal (except for Excluded Disposal Proceeds), exceeds U.S.$5,000,000 (or its equivalent in other currencies).

“Equity Issuance” means:

(i)                                     any allotment or issuance of (or the entering into of any agreement to allot or issue) any Equity Interest in, or any equity-linked securities or products (whether convertible or exchangeable (whether at the option of the holder thereof) or otherwise and whether such conversion or exchange is conditional or otherwise) of, any Group Member;

(ii)                                  any grant to any person of any right (whether conditional or unconditional) to call for or require the allotment or issuance of any Equity Interest in, or any equity-linked securities or products (whether convertible or exchangeable (whether at the option of the holder thereof) or otherwise and whether such conversion or exchange is conditional or otherwise) of, any Group Member; or

(iii)                               a Flotation (including dual or secondary) of any person where the primary business or undertaking that is the subject-matter of such Flotation is the business or the undertaking of the Group or the VIE Group (the “Flotation Entity”).

“Equity Issuance Proceeds” means the cash proceeds of any Equity Issuance (other than an Excluded Equity Issuance) received or recovered by (or paid to the order of) any Group Member or the Flotation Entity and after deducting (without double counting):

(i)                                     any reasonable expenses which are incurred by such Group Member or the Flotation Entity in connection with such Equity Issuance to persons who are not Obligors, Group Members or Relevant Persons; and

(ii)                                  any Tax incurred and required to be paid by such Group Member or the Flotation Entity (that is making such Equity Issuance) in connection with such Equity Issuance (as reasonably determined by such Group Member or the Flotation Entity on the basis of existing rates and taking into account any available credit, deduction or allowance).

“Excluded Debt Incurrence” means:

(i)                                     any Debt Incurrence under any Finance Document (including, for the avoidance of doubt, under any Greenshoe Facility);

(ii)                                  any Debt Incurrence by a Group Member from another Group Member;

(iii)                               any Debt Incurrence under any Offshore Convertible Bonds; and

(iv)                              any Debt Incurrence of any Onshore Indebtedness (provided that if the Onshore Indebtedness in aggregate exceed the Onshore Indebtedness Basket, such excess shall constitute Debt Incurrence that is required to be applied towards prepayment of the Loan(s) pursuant to Clause 8.1 (Debt, Disposal, Equity Issuance and Insurance Proceeds) and Clause 8.2 (Application of mandatory prepayments and cancellations)).

“Excluded Disposal Proceeds” means any proceeds of any Disposal by any Group Member where:

(i)                                     such Disposal is made in accordance with paragraphs (b)(i), (ii), (iv), (v), (vi), (vii) and (viii) of Clause 22.5 (Disposals); or

(ii)                                  such proceeds of such Disposal are applied in the purchase of operating assets for use in the business of the Group within 6 months (or such longer period as the Majority Lenders may agree) of the receipt or recovery of such proceeds by any Group Member.

“Excluded Equity Issuance” means any Equity Issuance:

(i)                                     by a Group Member to another Group Member;

(ii)                                  by a Group Member pursuant to any Permitted Employee Share Issuance;

(iii)                               by the Borrower:

(A)                               which constitutes any Offshore Convertible Bonds;

(B)                               in a conversion of any Offshore Convertible Bonds into the ordinary shares of the Borrower;

(C)                               where the ordinary shares in the Borrower are allotted or issued in accordance with the rules and regulations of the NYSE; or

(D)                               where any other Equity Issuance is made in accordance with the rules and regulations of the NYSE (and such issuance is expressly governed by and is the subject-matter of such rules and regulations, and other than, for the avoidance of doubt, any issuance made under or in connection with paragraph (iii) of the definition of “Equity Issuance”).

“Excluded Insurance Proceeds” means any proceeds of an insurance claim or series of related claims received or recovered by or paid to the order of any Group Member which are applied:

(i)                                     to satisfy liabilities of any Group Member towards any third party (which is not an Obligor, a Group Member or a Relevant Person) in respect of which liabilities such insurance claim was made;

(ii)                                  to cover operating losses of the Group in respect of which such insurance claim was made; or

(iii)                               in the replacement, reinstatement and/or repair of the assets of any Group Member in respect of which such insurance claim was made or otherwise in amelioration of the loss of any Group Member in respect of which such insurance claim was made, and in each case are actually so applied as soon as reasonably practicable (but in any event within 6 months (or such longer period as the Majority Lenders may agree)) after the receipt or recovery of such proceeds by (or paid of such proceeds to the order of) any Group Member.

“Flotation” means:

(i)                                     listing or admission to trading on any stock or securities exchange or market (including any over-the counter market); or

(ii)                                  sale or issue by way of listing, flotation or public offering (or any equivalent event or circumstance),

of any shares or securities of any person in any jurisdiction or country.

“Insurance Proceeds” means the proceeds of an insurance claim or series of related claims under any insurance maintained by or for the benefit of any Group Member (except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim or those claims which are incurred by any Group Member to persons who are not Obligors, Group Members or Relevant Persons), to the extent the aggregate amount of such proceeds, when aggregated with the aggregate amount of proceeds of any and all other insurance claims (under any or all insurances maintained by or for the benefit of any or all of the Group Members) in the same Financial Year, exceeds U.S.$5,000,000 (or its equivalent in other currencies).

(b)                                 The Borrower shall prepay the Loan at the times and in the order of application contemplated by Clause 8.2 (Application of mandatory prepayments and cancellations) in amounts equal to 100% of (i) Debt Incurrence Proceeds (ii) any Disposal Proceeds, (iii) any Equity Issuance Proceeds and (iv) any Insurance Proceeds.

8.2                               Application of mandatory prepayments and cancellations

(a)                                 A prepayment of the Loan made under Clause 8.1 (Debt, Disposal, Equity Issuance and Insurance Proceeds) shall be applied in prepayment of the Loan(s) as contemplated in paragraphs (b) to (e) inclusive below.

(b)                                 Unless the Borrower makes an election under paragraph (d) below, the Borrower shall prepay the Loan(s), in the case of any prepayment relating to, in respect of or on account of any Debt Incurrence Proceeds, Disposal Proceeds, Equity Issuance Proceeds or Insurance Proceeds, as soon as reasonably practicable upon receipt or recovery of the same by (or payment of the same to the order of) any Group Member or a Flotation Entity (or, in the case of any Excluded Disposal Proceeds or Excluded Insurance Proceeds which cease to constitute Excluded Disposal Proceeds or, as the case may be, Excluded Insurance Proceeds, promptly upon such cessation) (the time of such receipt, recovery, payment to order or, as the case may be, cessation being the “Applicable Time”) and (without prejudice to the foregoing) such prepayment of the Loan(s) shall be made in any event within three Business Days of such Applicable Time.

(c)                                  Any prepayment of Loan(s) pursuant to Clause 8.1 (Debt, Disposal, Equity Issuance and Insurance Proceeds) shall be applied:

(i)                                     towards the Term Loan and each Greenshoe Loan on a pro rata basis; and

(ii)                                  in reducing the relevant Repayment Instalment for each Repayment Date falling after the date of prepayment in the manner contemplated by Clause 6.3 (Effect of prepayment on scheduled repayments).

(d)                                 Subject to paragraph (e) below, the Borrower may elect, by notice to the Facility Agent, that any amount required to be applied towards prepayment of any Loan under Clause 8.1 (Debt, Disposal, Equity Issuance and Insurance Proceeds) be so applied in prepayment of such Loan on the last day of the current Interest Period for such Loan, provided that (i) the amount to be so applied towards prepayment of each Loan shall be determined in accordance with paragraphs (a) to (c) above at the time when such prepayment is (without giving effect to this paragraph (d)) required to be made and (ii) such election is made prior to the time when such prepayment is (without giving effect to this paragraph (d)) required to be made. If the Borrower makes that election in respect of any Loan then a proportion of such Loan equal to the amount to be so applied in prepayment of such Loan will be due and payable on the last day of the current Interest Period in respect of such Loan (as at the date of such election).

(e)                                  If the Borrower has made an election under paragraph (d) above but an Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which election was made equal to the amount to be so applied in prepayment of such Loan shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

8.3                               Interest Reserve Account

(a)                                 The Borrower shall ensure that an amount equal to the amount of Debt Incurrence Proceeds, Disposal Proceeds, Equity Issuance Proceeds or, as the case may be, Insurance Proceeds in respect of which the Borrower has made an election under paragraph (d) of Clause 8.2 (Application of mandatory prepayments and cancellations) (each an “Elected Amount”) is paid into the Interest Reserve Account as soon as reasonably practicable after receipt or recovery of the same by (or payment of the same to the order of) any Group Member (or, in the case of any Excluded Disposal Proceeds or Excluded Insurance Proceeds which cease to constitute Excluded Disposal Proceeds or Excluded Insurance Proceeds, promptly upon such cessation) and (without prejudice to the foregoing) in any event within three Business Days of the Applicable Time in respect thereof, provided that (in each case) if an Event of Default is continuing each such Elected Amount shall be applied towards mandatory prepayment of the Loan(s) immediately.

(b)                                 The determination of the Facility Agent and/or the Security Agent as to whether any amount deposited or transferred into or withdrawn or transferred from the Interest Reserve Account is so deposited, transferred or withdrawn on account of any applicable proceeds or any applicable provision of this Clause 8 or otherwise, and whether any balance standing to the credit of the Interest Reserve Account represents amounts deposited or transferred into the Interest Reserve Account on account of any applicable proceeds or as referred to or on account of any provision of this Clause 8 or otherwise shall, in the absence of manifest error, be binding on the Parties.

8.4                               Excluded proceeds

(a)                                 Where Excluded Disposal Proceeds or Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the definition of “Excluded Disposal Proceeds” or “Excluded Insurance Proceeds”), the Borrower shall ensure that those amounts are used for that purpose and, if requested to do so by the Facility Agent, shall deliver a certificate to the Facility Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within such period provided for in such definition.

(b)                                 Any amount of Excluded Disposal Proceeds or Excluded Insurance Proceeds that is not applied within the applicable time period specified in the definition of “Excluded Disposal Proceeds” or “Excluded Insurance Proceeds” towards the applicable purpose(s) specified in such definition shall cease to be Excluded Disposal Proceeds or Excluded Insurance Proceeds (as the case may be) upon the expiry of such period, and shall (upon the expiry of such period) constitute Disposal Proceeds or Insurance Proceeds (as the case may be) that are required to be applied towards prepayment of the Loan(s) pursuant to Clause 8.1 (Debt, Disposal, Equity Issuance and Insurance Proceeds) and Clause 8.2 (Application of mandatory prepayments and cancellations).

SECTION 5
COSTS OF UTILISATION

9.                                      INTEREST

9.1                               Calculation of interest

The rate of interest on each Loan at any time during an Interest Period relating thereto is the percentage rate per annum which is the aggregate of:

(a)                                 the Margin; and

(b)                                 LIBOR for such Loan and such Interest Period.

9.2                               Payment of interest

On the last day of each Interest Period relating to a Loan the Borrower shall pay accrued interest on such Loan.

9.3                               Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on such overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two (2) per cent. per annum higher than the rate which would have been payable if such overdue amount had, during the period of non-payment, constituted a Loan in the currency of such overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 on any overdue amount owing by an Obligor shall be immediately payable by that Obligor on demand by the Facility Agent.

(b)                                 If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two (2) per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)                                  Default interest (if unpaid) arising on any Unpaid Sum will be compounded with that Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9.4                               Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.                               INTEREST PERIODS

10.1                        Selection of Interest Periods

(a)                                 Subject to the provisions of this Agreement:

(i)                                     the Borrower may select an Interest Period for any Loan in the Utilisation Request relating thereto or (if such Loan has already been borrowed) in a Selection Notice;

(ii)                                  each Selection Notice in respect of an Interest Period for any Loan is irrevocable and must be delivered to the Facility Agent by the Borrower not later than three Business Days prior to the commencement of that Interest Period;

(iii)                               if the Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (a)(ii) above in relation to any Interest Period for any Loan, such Interest Period will, subject to paragraph (b), be three Months; and

(iv)                              the Borrower may (pursuant to paragraph (a)(i)) select an Interest Period for any Loan of one, three or six Months (or such other duration agreed between the Borrower and the Facility Agent (acting on the instructions of the Majority Lenders)).

(b)                                 No Interest Period for any Loan shall extend beyond the Final Maturity Date.  An Interest Period for any Loan that would otherwise extend beyond any Repayment Date (excluding any Interest Period commencing on that Repayment Date) shall end on that Repayment Date.

(c)                                  Each Interest Period for any Loan shall start on the Utilisation Date for such Loan or (in the case of any Loan which is already made) on the last day of the preceding Interest Period relating to such Loan.

10.2                        Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is no such next Business Day in that calendar month).

10.3                        Changes to Interest Periods

(a)                                 Prior to determining the interest rate for the Term Loan or a Greenshoe Loan, the Facility Agent may shorten an Interest Period for the Term Loan or any Greenshoe Loan to ensure (i) the Term Loan or the Greenshoe Loan has an Interest Period ending on the relevant Repayment Date or (ii) that an Interest Period for a Loan ends on a Syndication Date and any Interest Period which would otherwise end during the Month preceding or extend beyond the Syndication Date shall end on the Syndication Date or (iii) that an Interest Period for a Greenshoe Loan ends on the last day of an Interest Period for the Term Loan.

(b)                                 If the Facility Agent makes any of the changes to an Interest Period referred to in this Clause 10.3, it shall promptly notify the Borrower and the Term Facility Lenders and/or the Greenshoe Facility Lenders under the relevant Greenshoe Facility (as applicable).

11.                               CHANGES TO THE CALCULATION OF INTEREST

11.1                        Market disruption

(a)                                 Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 11.2 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period relating thereto, then the rate of interest on each Lender’s participation in that Loan at any time during that Interest Period shall be the rate per annum which is the sum of:

(i)                                     the Margin; and

(ii)                                  (subject to paragraph (b)) the percentage rate per annum notified to the Facility Agent by that Lender, as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Facility Agent), as the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select (provided that if such percentage rate per annum is below zero, then such percentage rate per annum shall be deemed to be zero).

(b)                                 In relation to a Market Disruption Event (in respect of any Loan and any Interest Period relating thereto) falling within paragraph (c)(ii), if the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above in respect of such Loan and such Interest Period is less than LIBOR for such Loan and such Interest Period or if a Lender shall fail to notify the Facility Agent of any such percentage rate per annum pursuant to paragraph (a)(ii) above in respect of such Loan and such Interest Period, then the cost of that Lender of funding its participation in such Loan for such Interest Period shall be deemed, for the purposes of paragraph (a)(ii) above, to be equal to LIBOR for such Loan and such Interest Period, and such Lender shall be deemed to have notified the Facility Agent of such cost of funding pursuant to paragraph (a)(ii) above.

(c)                                  In this Agreement “Market Disruption Event” means in relation to any Loan and any Interest Period relating thereto:

(i)                                     LIBOR for such Loan and such Interest Period is zero or negative; or

(ii)                                  as at 5:00 p.m. (Singapore time) on the Business Day immediately following the Quotation Day for such Loan and such Interest Period, the Facility Agent has received notifications from a Lender or Lenders (whose aggregate participations in such Loan exceed 35 per cent. of such Loan) that the cost to it or them of funding its/their participation(s)

in such Loan from whatever source(s) it/they may reasonably select would be in excess of LIBOR for such Loan and such Interest Period.

(d)                                 If a Market Disruption Event occurs in relation to any Loan and any Interest Period relating thereto, the Facility Agent shall promptly notify the Lenders and the Borrower thereof upon becoming aware of the same.

11.2                        Alternative basis of interest or funding

(a)                                 If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest under this Agreement.

(b)                                 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)                                  For the avoidance of doubt, in the event that no substitute basis is agreed at the end of such thirty-day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement (including without limitation Clause 11.1 (Market disruption)).

11.3                        Break Costs

(a)                                 The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or any Unpaid Sum being paid by or recovered from any Obligor on a day other than the last day of an Interest Period for that Loan or that Unpaid Sum.

(b)                                 Each Finance Party shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs in relation to any Loan or any Unpaid Sum and any Interest Period relating thereto.

12.                               FEES

12.1                        Arrangement fee

The Borrower shall pay to the Facility Agent (for the account of the Original MLAB) an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.2                        Agency fee

The Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.3                        Security Agency fee

The Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.                               TAX GROSS UP AND INDEMNITIES

13.1                        Definitions

(a)                                 In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2                        Tax gross-up

(a)                                 All payments to be made by an Obligor to any Finance Party under any of the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                                 The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable by an Obligor to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)                                  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                                 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making such Tax Deduction or payment shall deliver to the Facility Agent for the Finance Party entitled to the payment (to which such Tax Deduction relates) evidence reasonably satisfactory to that Finance Party that such Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

13.3                        Tax indemnity

(a)                                 Without prejudice to Clause 13.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under any of the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Facility Agent, promptly indemnify each Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 13.3 shall not apply to:

(i)                                     any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)                                  any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(iii)                               any Tax constituted by any FATCA Deduction required to be made by a Party.

(b)                                 A Finance Party intending to make a claim under paragraph (a) shall notify the Facility Agent of the event giving rise to such claim, whereupon the Facility Agent shall notify the Borrower thereof.

(c)                                  A Finance Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Facility Agent.

13.4                        Tax Credit

If an Obligor makes a Tax Payment in respect of a Finance Party and that Finance Party determines that:

(a)                                 a Tax Credit is attributable to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

that Finance Party shall pay an amount to that Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had such Tax Payment not been made or required to be made by that Obligor.

13.5                        Stamp taxes

The Borrower shall:

(a)                                 pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)                                 within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to any or all stamp duty, registration and/or other similar Taxes paid or payable in respect of any Finance Document.

13.6                        Indirect Tax

(a)                                 All amounts set out or expressed in any Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax.  If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party under or in connection with any Finance Document, that Party shall pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of such Indirect Tax.

(b)                                 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of such costs or expenses to the extent that such Finance Party reasonably determines that it is not entitled to credit or repayment in respect of such Indirect Tax.

13.7                        FATCA Information

(a)                                 Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that requesting Party:

(A)                               whether it is a FATCA Exempt Party or not a FATCA Exempt Party; and

(B)                               (in the case of an Obligor only) that it is not a US Tax Obligor or FATCA FFI;

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                               supply to that requesting Party such forms, documentation and other information relating to its status as that requesting Party reasonably requests for the purposes of that requesting Party’s compliance with any other law, regulation or exchange of information regime.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party (or (in the case of an Obligor only) it is not a US Tax Obligor or FATCA FFI) and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party (or (in the case of an Obligor only) it is or has become a US Tax Obligor or FATCA FFI), that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm whether or not it is a FATCA Exempt Party (or (in the case of an Obligor only) that it is not a US Tax Obligor or FATCA FFI) or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party (and (in the case of an Obligor only) as if it is or has become a US Tax Obligor or FATCA FFI) until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                                  If a Lender fails to supply any form, documentation or other information in accordance with this Clause 13.7, or any form, documentation or other information provided by a Lender to the Facility Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Facility Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (including any related interest and penalties) in acting as Facility Agent under the Finance Documents as a result of such failure.

(f)                                   If the Facility Agent provides an Obligor with sufficient information to determine its withholding obligations under FATCA, but such Obligor fails to withhold as required by FATCA, the Borrower shall indemnify the Facility Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (including any related interest and penalties) in acting as Facility Agent under the Finance Documents as a result of such failure.

13.8                        FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of that payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment (to which such FATCA Deduction relates) and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall (upon receiving such notification) notify the other Finance Parties.

14.                               INCREASED COSTS

14.1                        Increased costs

(a)                                 Subject to Clause 14.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)                                  compliance with any law or regulation made, enacted, issued or put into effect after the date of this Agreement; or

(iii)                               the implementation or application of, or compliance with, Basel III or CRD IV any law or regulation that implements or applies Basel III or CRD IV.

The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)                                 In this Agreement:

“Basel III” means:

(i)                                     the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)                                  the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                               any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(iv)                              Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(v)                                 Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Increased Costs” means:

(i)                                     a reduction in the rate of return from a Facility (or any part thereof) or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by that Finance Party of any of its obligations under any Finance Document or any participation of that Finance Party in any Loan or Unpaid Sum.

14.2                        Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to such claim, following which the Facility Agent shall promptly notify the Borrower.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs in respect of any claim made by such Finance Party under Clause 14.1 (Increased costs).

14.3                        Exceptions

Clause 14.1 (Increased costs) does not apply to any Increased Cost to the extent such Increased Cost is:

(a)                                 attributable to a Tax Deduction that is required by law to be made by an Obligor and that is already compensated for by Clause 13.2 (Tax gross-up);

(b)                                 attributable to a FATCA Deduction required to be made by an Obligor or a Finance Party;

(c)                                  compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 13.3 (Tax indemnity) applied); or

(d)                                 incurred by a Finance Party or an Affiliate of a Finance Party and is attributable to the wilful breach by such Finance Party or such Affiliate of any law or regulation.

15.                               MITIGATION BY THE LENDERS

15.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 13 (Tax Gross Up and Indemnities) or Clause 14 (Increased Costs).

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2                        Limitation of liability

(a)                                 The Borrower shall indemnify each Finance Party, within three Business Days of demand, for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.3                        Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any such claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

16.                               OTHER INDEMNITIES

16.1                        Currency indemnity

(a)                                 If any sum due from any Obligor under any or all of the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, promptly (and in any event within three Business Days of demand), indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of such conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt or recovery of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2                        Other indemnities

The Borrower shall (or shall procure that an Obligor will), promptly (and in any event within three Business Days of demand), indemnify each of the Finance Parties against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                 the occurrence of any Event of Default;

(b)                                 any Information Package or any other information produced or approved by any Obligor or any Group Member being or being alleged to be misleading and/or deceptive in any respect;

(c)                                  any enquiry, investigation, subpoena (or similar order) or legal or arbitral proceedings with respect to any Obligor or any Group Member or with respect to any transactions contemplated or financed under any Finance Document (including in connection with any Unwaived Existing Onshore Facility);

(d)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date and in the currency in which such amount is due, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(e)                                  funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(f)                                   a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(g)                                  the arranging or underwriting of a Facility.

16.3                        Indemnity to the Facility Agent

The Borrower shall (or shall procure that an Obligor will), promptly (and in any event within three Business Days of demand), indemnify the Facility Agent against:

(a)                                 any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)                                     investigating any event which it reasonably believes is a Default;

(ii)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and/or

(iii)                               instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)                                 any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction) (or, in the case of any cost, loss or liability pursuant to Clause 30.10 (Disruption to payment systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent)) in acting as Facility Agent under the Finance Documents; or

(c)                                  any failure by the Borrower to comply with its obligations under Clause 17 (Costs and Expenses) or any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

17.                               COSTS AND EXPENSES

17.1                        Transaction expenses

The Borrower shall within three Business Days of demand pay each of the Administrative Parties the amount of all costs and expenses (including without limitation legal fees and travel, due diligence, printing, publicity and bank presentation costs and expenses) reasonably incurred by any or all of them (and, in the case of the Security Agent, any Receiver or Delegate) in connection with the negotiation, preparation, review, structuring, printing, execution, delivery, syndication and perfection of:

(a)                                 this Agreement and/or any other documents referred to in this Agreement or in a Security Document; and/or

(b)                                 any other Finance Documents executed after the date of this Agreement.

17.2                        Amendment costs

If (a) an Obligor requests an amendment, modification, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency) or (c) any amendment or waiver is contemplated or agreed pursuant to Clause 36.5 (Replacement of Screen Rate), the Borrower shall, within three Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by it (and, in the case of the Security Agent, any Receiver or Delegate) in responding to, evaluating, negotiating or complying with or implementing that request or requirement or actual or contemplated agreement.

17.3                        Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under any Finance Document and/or any Transaction Security, and/or any proceedings instituted by or against any Finance Party as a consequence of taking or holding any Transaction Security.

17.4                        Security Agency expenses

The Borrower shall promptly on demand pay the Security Agent the amount of all costs and expenses (including legal fees) incurred by it in connection with the administration or release of any Transaction Security created pursuant to any Security Document.

SECTION 7
GUARANTEE

18.                               GUARANTEE AND INDEMNITY

18.1                        Guarantee and indemnity

Each Guarantor irrevocably and unconditionally:

(a)                                 guarantees to each Finance Party punctual performance by the Borrower of all of the obligations assumed and/or expressed to be assumed by the Borrower under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  undertakes with each Finance Party that if any amount which would otherwise be claimable by such Finance Party under paragraphs (a) and/or (b) above is for any reason not recoverable thereunder on the basis of a guarantee, the Guarantor shall, as principal debtor and primary obligor, indemnify such Finance Party immediately on demand against any cost, loss or liability which such Finance Party may incur or suffer as a result of the Borrower not paying any amount when (if such amount were recoverable from the Borrower) it would have been due under or in connection with any Finance Document.  The amount payable by the Guarantor under this indemnity under this paragraph (c) shall not exceed the amount it would have had to pay under paragraphs (a) and/or (b) above if such amount had been recoverable on the basis of a guarantee.

18.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3                        Reinstatement

If for any reason (including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any similar event) any payment to a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided, reduced or required to be restored, or any discharge, compromise or arrangement (whether in respect of the obligations of any Obligor or any security for any such obligation or otherwise) given or made wholly or partly on the basis of any payment, security or other matter is avoided, reduced or required to be restored, then:

(a)                                 the liability of each Obligor shall continue as if such payment, discharge, compromise or arrangement had not occurred; and

(b)                                 each Finance Party shall be entitled to recover the value or amount of that payment or security from each Obligor party hereto, as if such payment, discharge, compromise or arrangement had not occurred.

18.4                        Waiver of defences

The obligations of the Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18, including (without limitation and whether or not known to it or any Finance Party):

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or any other person;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)                                  any claims or set-off right that the Guarantor may have;

(h)                                 any insolvency or similar proceedings; or

(i)                                     this Agreement or any other Finance Document not being executed by or binding against any other Obligor or any other party.

18.5                        Guarantor Intent

Without prejudice to the generality of Clause 18.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness;

making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6                        Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 18.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7                        Appropriations

Until (i) all amounts which may be or become payable by any or all of the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and (ii) no Finance Party is under any further obligation (whether actual or contingent) to provide any further advance or financial accommodation to any Obligor under any Finance Document, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 18.

18.8                        Deferral of Guarantor’s rights

Until (i) all amounts which may be or become payable by any or all of the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and (ii) no Finance Party is under any further obligation (whether actual or contingent) to provide any further advance or financial accommodation to any Obligor under any Finance Document, and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)                                 to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of or provider of security for any of the obligations of any Obligor under any of the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any of the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, any of the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

(e)                                  to exercise any right of set-off against any Obligor; and/or

(f)                                   to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If the Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to any or all of the Finance Parties by any or all of the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Finance Parties, and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 30 (Payment Mechanics).

18.9                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.                               REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1                        Status

(a)                                 It is a corporation, duly incorporated, in good standing (if applicable) and validly existing under the laws of its Original Jurisdiction.

(b)                                 Each of it and the Group Members has the power to own its assets and carry on its business as it is being conducted.

19.2                        Binding obligations

(a)                                 The obligations expressed to be assumed by it or any Group Member in each Transaction Document to which it or such Group Member is a party are, subject to any general principles of law limiting its or such Group Member’s obligations which are specifically referred to in any legal opinion delivered under this Agreement, legal, valid, binding and enforceable obligations.

(b)                                 Without affecting the generality of paragraph (a) above, each Security Document to which it is a party creates the security interests which that Security Document purports to create and such security interests are valid and effective.

19.3                        Non-conflict with other obligations

The entry into and performance by it or any Group Member of, and the transactions contemplated by, the Transaction Documents to which it or any Group Member is a party do not and will not:

(a)                                 conflict with any law or regulation applicable to it or any Group Member;

(b)                                 conflict with the Constitutional Documents of it or any Group Member;

(c)                                  (other than in connection with any Unwaived Existing Onshore Facility) conflict with any agreement or instrument binding upon it or any Group Member or any asset of it or any Group Member; or

(d)                                 (save as disclosed in writing to the Original Lenders prior to the date of this Agreement) conflict with any Unwaived Existing Onshore Facility (or the Existing Onshore Financing Documents relating thereto) or constitute circumstances entitling the lenders to accelerate or claim under any Unwaived Existing Onshore Facility (or the Existing Onshore Financing Documents relating thereto); and

(e)                                  result in the existence of or oblige it or any Group Member to create any Security over all or any of the assets of it or any Group Member (including,

for the avoidance of doubt, pursuant to any Existing Onshore Financing Document and other than any Security constituted by the Security Documents).

19.4                        Power and authority

(a)                                 Each of it and the Group Members has the power to enter into, perform and deliver, and has taken all necessary action to authorise its or such Group Member’s entry into, performance and delivery of, the Transaction Documents to which it or such Group Member is a party and the transactions contemplated by those Transaction Documents.

(b)                                 It is acting as principal and for its own account and not as agent or trustee or in any other capacity on behalf of any other person in entering into, performing and/or entering into any Finance Document or any transaction contemplated by any Finance Document.

(c)                                  No limit on its powers be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

19.5                        Validity and admissibility in evidence

(a)                                 All Authorisations required:

(i)                                     to enable it or any Group Member lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it or such Group Member is a party;

(ii)                                  to make the Transaction Documents to which it or any Group Member is a party admissible in evidence in its or such Group Member’s Relevant Jurisdictions; and/or

(iii)                               to enable it to create the Transaction Security (if any) expressed to be created by it pursuant to any Security Document to which it is a party and to ensure that such Transaction Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect, except (in the case of a Security Document) for any filing and/or registration in respect of such Security Document that is expressly set out in such Security Document, which filing and/or registration will (subject to paragraphs (a) to (b) of Clause 22.33 (Conditions Subsequent)) be effected and completed on or prior to the earlier of (i) the time required under the Finance Documents or (ii) the time required under applicable law or regulation.

(b)                                 (Without prejudice to paragraph (c) below) all material Authorisations required for each of it and the Group Members to carry on their respective business have been obtained or effected and are in full force and effect.

(c)

(i)                                     (if the date on which the representation and warranty set out in this paragraph (c)(i) is to be made falls on or prior to the Reference Date) the licensing and compliance requirements under The Law for Promoting Private Education and the Alleviating After-School Burden Notice (and under any other law, regulation or notice relating to educational permits, business license or school license that may be issued or implemented from time to time and which are, in each case, applicable to the Group) have been met and otherwise satisfied in all material respects; or

(ii)                                  (if the date on which the representation and warranty set out in this paragraph (c)(ii) is to be made falls after Reference Date) the aggregate turnover of the Compliant Centres is at least 87.5% of the turnover of the Group (in each case calculated by reference to the turnover generated after the immediately prior Quarter Date).

19.6                        Governing law and enforcement

(a)                                 The choice of law of each Finance Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)                                 Any judgment obtained in the jurisdiction of the governing law of any Finance Document to which it is a party in relation to such Finance Document will be recognised and enforced in its Relevant Jurisdictions (subject to, in respect of the Borrower and the BVI Guarantor, any matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions of the advisers to the Facility Agent as to the laws of the British Virgin Islands and the Cayman Islands delivered in accordance with Clause 4.1 (Initial conditions precedent)).

19.7                        Deduction of Tax

It is not required under the laws of its Relevant Jurisdictions to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.8                        Insolvency

No:

(a)                                 corporate action, legal proceeding or other procedure or step described in Clause 23.7 (Insolvency proceedings); or

(b)                                 creditors’ process described in Clause 23.8 (Creditors’ process),

has been taken or threatened in relation to it or any Group Member and none of the circumstances described in Clause 23.6 (Insolvency) applies to it or any Group Member.

19.9                        No filing or stamp taxes

Under the laws of its Relevant Jurisdictions, it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any or all of the Finance Documents or the transactions contemplated by the Finance Documents, except for:

(a)                                 any filing, recording or enrolling (or the payment of Taxes or fees payable) in relation to any Transaction Security which will be made and/or paid within the time limits specified in the relevant Security Document (and in any event by the earlier of (x) the time such filing, recording or enrolling is required to be made or (as the case may be) such Taxes or fees are required to be paid under applicable law or regulation and (y) the time required under the Finance Documents);

(b)                                 any stamp tax arising from any Finance Document being executed in, or the original of which being brought into, the Cayman Islands; and

(c)                                  filing and registration of this Agreement and the Facilities with the NDRC.

19.10                 No default

(a)                                 No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, or the performance of, any transaction contemplated by any Transaction Document.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any Group Member or to which any asset of it or any Group Member is subject which might have a Material Adverse Effect.

19.11                 No misleading information

(a)                                 All information contained in or provided by or on behalf of any Obligor or any Group Member for the purposes of any Information Package (or any part thereof) is true, complete and accurate in all material respects as at the date it was given or stated and is not misleading in any respect.

(b)                                 Any financial projections provided by or on behalf of any Obligor or any Group Member or contained in any Information Package (or any part thereof) have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                                  Nothing has occurred and nothing has been omitted and no information has been given or withheld that results in any information provided by or on behalf of any Obligor or any Group Member or contained in any Information Package (or any part thereof) being untrue or misleading in any material respect.

(d)                                 All information (other than any Information Package) provided by or on behalf of any Obligor or any Group Member is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

19.12                 Financial statements

(a)                                 The financial statements most recently supplied to the Facility Agent (which, as at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with the Accounting Principles (applicable to it) consistently applied save to the extent expressly disclosed in such financial statements.

(b)                                 The financial statements most recently supplied to the Facility Agent (which, as at the date of this Agreement, are the Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) the consolidated financial condition and operations of the person in respect of which such financial statements are delivered as at the end of and during the applicable period to which such financial statements relate, save to the extent expressly disclosed in such financial statements.

(c)                                  There has been no material adverse change in the business, operations, assets, conditions (financial or otherwise) or prospects of any Obligor, or of the Group (taken as a whole), or of the VIE Group (taken as a whole), since the date of the Original Financial Statements of 30 November 2018.

19.13                 Ranking

(a)                                 Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(b)                                 The Transaction Security has or will have the ranking in priority which it is expressed to have in the Security Document(s) governing or evidencing such Transaction Security and is not subject to any prior ranking or pari passu ranking Security.

19.14                 No proceedings pending or threatened

(a)                                 (In the case of any Obligor) no litigation, arbitration, investigation or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened, or are pending, against it or any Group Member.

(b)                                 No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any Group Member.

19.15                 Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws

(a)                                 None of any Obligor, any Group Member or any director or officer of, or (to the best knowledge of each of the Obligors and Group Members) employee, representative or Affiliate of, any Obligor or any Group Member is currently a Restricted Party.

(b)                                 None of any Obligor, any Group Member or any director or officer of, or (to the best knowledge of each of the Obligors and Group Members) employee, representative or Affiliate of, any Obligor or any Group Member has violated or is violating any Sanctions or has engaged or is engaging in any activity or conduct which could reasonably be expected to result in any violation of any Sanctions.

(c)                                  None of any Obligor, any Group Member or any director or officer of, or (to the best knowledge of each of the Obligors and Group Members) employee, representative or Affiliate of, any Obligor or any Group Member:

(i)                                     has violated or is violating any applicable Anti-Bribery and Corruption Laws;

(ii)                                  has directly or indirectly made, offered to make, promised to make or authorised the payment or giving of, directly or indirectly, an unlawful payment or improper transfer of value within the meaning of the FCPA or any other applicable Anti-Bribery and Corruption Laws;

(iii)                               has directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political or governmental activity; made any direct or indirect unlawful payment or improper transfer of value to any public official or any person or employee from corporate funds; or has made or received directly or indirectly any bribe, rebate, payoff, kickback or other unlawful payment prohibited under any applicable Anti-Bribery and Corruption Laws; or

(iv)                              has been subject to any action, proceeding, arbitration, litigation, regulatory or criminal investigation with regard to any actual or alleged unlawful payment, improper transfer of value or violation in any way of the FCPA or any applicable Anti-Bribery and Corruption Laws.

(d)                                 None of any Obligor, any Group Member or any director or officer of, or (to the best knowledge of each of the Obligors and Group Members) employee, representative or Affiliate of, any Obligor or any Group Member:

(i)                                     has violated or is violating any applicable Anti-Money Laundering Laws or Anti-Terrorism Laws; or

(ii)                                  has engaged or is engaging in any activity or conduct which could reasonably be expected to result in any violation of any applicable Anti-Money Laundering Laws or Anti-Terrorism Laws.

(e)                                  Each Group Member has instituted and maintains systems, controls, policies and procedures designed to ensure compliance by the Group and by persons associated with the Group with all applicable Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws.

19.16                 Ownership of assets

(a)                                 Subject to any Transaction Security, it is the sole legal and beneficial owner of the respective assets over which it purports to grant any Transaction Security.

(b)                                 (In the case of an Obligor) each of it and the Group Members has a good, valid and marketable title to, or valid leases or licences of, or is otherwise entitled to use, the assets necessary to carry on its business as presently conducted (in each case where failure to have such title, leases or licenses or entitlements has or could reasonably be expected to have a Material Adverse Effect).

(c)                                  The Equity Interests in any Obligor or any Group Member which are (or are required by this Agreement or any VIE Contract to be or become) subject to Transaction Security or VIE Security are (or, at the time such Transaction Security or VIE Security will be granted, will be) fully paid and not subject to any option to purchase or similar rights.

(d)                                 The Constitutional Documents of any entity the Equity Interests in which are (or are required by this Agreement or any VIE Contract to be or become) subject to Transaction Security or VIE Security do not and could not (or, at the time such Transaction Security or VIE Security will be granted, will not except as required by law) restrict or inhibit any transfer of any such Equity Interests on creation or enforcement of any Transaction Security or VIE Security.

(e)                                  There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any Equity Interest in or loan capital of any Group Member (including any option or right of pre-emption or conversion) other than the Borrower or pursuant to the Permitted Employee Share Issuance.

19.17                 No breach of laws

(a)                                 (In the case of an Obligor) neither it nor any Group Member has breached any law or regulation (including any Environmental Law) which breach has or could reasonably be expected to have a Material Adverse Effect.

(b)                                 (In the case of an Obligor) no Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against it or any Group Member where that claim, if determined against it or that Group Member, has or could reasonably be expected to have a Material Adverse Effect.

(c)                                  (In the case of an Obligor) no labour disputes are current or, to the best of its knowledge and belief, threatened against it or any Group Member which have or could reasonably be expected to have a Material Adverse Effect.

19.18                 Taxation

(a)                                 (In the case of an Obligor) neither it nor any Group Member is materially overdue in the filing of any Tax returns.

(b)                                 (In the case of an Obligor) neither it nor any Group Member is overdue in payment of Taxes (except where (i) such payment is being contested in good faith and adequate reserves are being maintained for those Taxes and (ii) failure to pay those Taxes does not have and could not reasonably be expected to have a Material Adverse Effect).

(c)                                  (In the case of an Obligor) no claims or investigations are being, or are likely to be, made or conducted against it or any Group Member with respect to Taxes which could reasonably be expected to have a Material Adverse Effect.

19.19                 Intellectual Property

(a)                                 (In the case of an Obligor) each of it and each Group Member is the sole legal and beneficial owner of or has licensed to it or such Group Member on normal commercial terms all the Intellectual Property which is material in the context of its or such Group Member’s business and which is required by it or such Group Member in order to carry on its or such Group Member’s business as it is being conducted.

(b)                                 (In the case of an Obligor) there has been no infringement or, to its knowledge, threatened or suspected infringement of or challenge to the validity of any Intellectual Property owned by or licensed to it or any Group Member which has or could reasonably be expected to have a Material Adverse Effect.

(c)                                  (In the case of an Obligor) each of it and each Group Member has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it or such Group Member.

(d)                                 (In the case of an Obligor) neither it nor any Group Member, in carrying on its or such Group Member’s businesses, has infringed any Intellectual Property of any third party where such infringement has or could reasonably be expected to have a Material Adverse Effect.

19.20                 Group Structure Chart

The Group Structure Chart delivered to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent) is true, complete and accurate and shows the following information:

(a)                                 each Group Member, including current name and company registration number, its Original Jurisdiction (in the case of an Obligor) or its jurisdiction of incorporation and/or establishment (in the case of a Group Member that is not an Obligor), a list of holders of Equity Interests in such Group Member and indicating where such Group Member is not a company with limited liability; and

(b)                                 all minority interests in any Group Member and any person in which any Group Member holds any Equity Interest.

19.21                 Relevant Documents

(a)                                 The VIE Contracts contain all the material terms of any and all agreements and arrangements between (i) any VIE Group Member or any holder or owner (direct or indirect) of any Equity Interest in any VIE Group Member and (ii) any Group Member (that is not a VIE Group Member) with respect to voting rights and/or economic interests in respect of a VIE Group Member and/or the affairs of any VIE Group Member.

(b)

(i)                                     The Shareholders Agreements contain all the material terms of any and all agreements and arrangements between any holders or owners (direct or indirect) of Equity Interests in the Borrower with respect to voting rights and/or economic interests in respect of the Borrower and/or the affairs of the Borrower;

(ii)                                  sections 7 to 17 (inclusive and except for sections 17.1, 17.8 and 17.9) of the Shareholders Agreement have been terminated pursuant to section 18.1 of the Shareholders Agreement and are of no effect; and

(iii)                               sections 2 to 6 (inclusive) and sections 18.19, 18.23 and 18.24 of the Shareholders Agreement do not apply to, and are not binding on, any Subsidiaries of the Borrower.

(c)                                  The obligations of or expressed to be assumed by each party to a VIE Contract are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered under this Agreement, legal, valid, binding and enforceable obligations.

(d)

(i)                                     No party to any VIE Contract is in breach of or non-compliance with its obligations under any VIE Contract in any material respect; and

(ii)                                  no representation or warranty given or expressed to be given by any party to any VIE Contract under or in respect of any VIE Contract is incorrect or misleading any material respect.

(e)                                  Except with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders):

(i)                                     there has been no amendment, variation or supplement of or to, or any waiver by any Obligor or any Group Member of, any of the terms of any Relevant Document, which amendment, variation or supplement is or could reasonably be expected to be materially adverse to the interests of the Finance Parties; and

(ii)                                  none of any Obligor or any Group Member has given any consent (which is or could reasonably be expected to be materially adverse to the interests of the Finance Parties) under any Relevant Document.

(f)                                   There has been no termination, rescission, repudiation or cancellation of or any assignment or transfer of any rights or obligations under, any Relevant Document (other than (i) any assignment constituted by any Transaction Security and (ii) any termination of the VIE Contracts pursuant to a VIE Unwind) and each of the VIE Contracts is in full force and effect (except upon a VIE Unwind).

(g)                                  No VIE Group Member has encountered any materially adverse interference or encumbrance from any Governmental Agency of the PRC in operating its business through the VIE Structure.

(h)                                 The VIE Restructuring has been implemented in accordance with the VIE Restructuring Agreement and applicable laws and regulations, and all Authorisations required in respect of the VIE Restructuring has been obtained or effected.

(i)                                     All of the shares in the Onshore Parents are pledged in favour of the Key WFOE pursuant to the VIE Contracts and such pledges have been duly registered, and all transfers of shares in the Onshore Parent in connection with the VIE Restructuring have been duly registered.

19.22                 Holding Companies

Except as may arise under the Finance Documents, no Original Offshore Guarantor has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than as permitted by Clause 22.18 (Holding companies).

19.23                 Security and indebtedness

(a)                                 (In the case of an Obligor) no Security or Quasi-Security exists over all or any of the present or future assets of it or any Group Member other than as permitted by Clause 22.4 (Negative pledge).

(b)                                 (In the case of an Obligor) neither it nor any Group Member has any Financial Indebtedness outstanding or any guarantee outstanding other than as permitted by Clause 22.12 (Loans and guarantees) or Clause 22.13 (Financial Indebtedness)).

19.24                 No immunity

In any proceedings taken in any of its or any Group Member’s Relevant Jurisdictions in relation to any Transaction Document, neither it nor any Group Member will be entitled to claim for it or such Group Member or any of its or any Group Member’s assets immunity from suit, execution, attachment or other legal process.

19.25                 Private and commercial acts

The execution by it or any Group Member of the Transaction Documents to which it or any Group Member is a party constitutes, and the exercise by it or any Group Member of the rights and performance of the obligations of it or such Group Member thereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

19.26                 Authorised Signatures

Any person specified as an authorised signatory of an Obligor under Schedule 2 (Conditions Precedent) or paragraph (a)(v) of Clause 20.8 (Information: miscellaneous) is authorised to sign Utilisation Requests and Selection Notices (in the case of the Borrower only) and other notices on behalf of such Obligor.

19.27                 Compliance with SAFE Rules etc.

All approvals of, and filings and registrations and other requisite formalities with, any Governmental Agency in the PRC required in respect of the Group Members and/or their respective capital structure and operations, including registrations with the SAMR, the SAFE and (to the extent applicable) the State Administration of Taxation of the PRC, and their respective local counterparts, have been duly obtained or effected in accordance with applicable PRC laws and regulations (including the SAFE Rules) and are in full force and effect.

19.28                 Repetition

(a)                                 The Repeating Representations are deemed to be made by each Obligor on:

(i)                                     the date of each Utilisation Request;

(ii)                                  the first day of each Interest Period relating to a Loan;

(iii)                               the date of each Greenshoe Facility Accession Agreement and each Greenshoe Facility Establishment Date; and

(iv)                              the day on which any Accession Deed is delivered to the Facility Agent,

in each case by reference to the facts and circumstances then existing.

(b)                                 The representations and warranties set out in paragraphs (a) to (c) of Clause 19.11 (No misleading information) are deemed to be made by each Obligor, with respect to any Information Package, on the date of this Agreement, on any later date on which that Information Package (or part of it) is released (or re-released) to the Original MLAB for distribution in connection with syndication of a Facility, and on the Syndication Date.

(c)                                  Without prejudice to the foregoing, the representations and warranties set out in paragraph (c) of Clause 19.5 (Validity and admissibility in evidence) are deemed to be made by each Obligor on each Quarter Date falling after the Reference Date.

20.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment (or any commitment represented thereby) is in force.

20.1                        Financial statements

The Borrower shall supply or procure the supply to the Facility Agent in sufficient copies for all the Lenders:

(a)                                 as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years, the audited consolidated financial statements of the Borrower for that Financial Year, audited by an independent firm of certified public accountants;

(b)                                 as soon as the same become available, but in any event within 90 days after the end of the first half of each of its Financial Years, the unaudited consolidated financial statements of the Borrower for that half year; and

(c)                                  as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its Financial Years, the unaudited consolidated financial statements of the Borrower for that quarter.

20.2                        Compliance Certificate

(a)                                 The Borrower shall supply to the Facility Agent, with each set of financial statements delivered under Clause 20.1 (Financial statements) (other than financial statements delivered for the second and fourth quarter under paragraph (c) thereof), a Compliance Certificate:

(i)                                     setting out (in reasonable detail) computations as to:

(A)                               compliance with Clause 21 (Financial Covenants) as at the date as at which (and in respect of the Relevant Period ending on the date as at which) such financial statements were prepared (together with a breakdown of the Onshore Indebtedness);

(B)                               compliance with the representations and warranties set out in paragraph (c) of Clause 19.5 (Validity and admissibility in evidence); and

(C)                               the requirements set out in paragraphs (b) to (d) of the definition of “Material WFOE”;

(ii)                                  confirming:

(A)                               the balances of the Cash Pooling Accounts;

(B)                               that no amount has been withdrawn, transferred or applied from any Cash Pooling Account (Onshore) to any Cash Pooling Account (Offshore) or in favour of or to the order of any person outside the PRC (except to the extent applied in direct repayment or prepayment of the Facilities); and

(C)                               the maximum amount that may be withdrawn, transferred or applied from any Cash Pooling Account (Onshore) to any Cash Pooling Account (Offshore); and

(iii)                               confirming:

(A)                               that no Default has occurred and is continuing or, if a Default is continuing, specify the nature of such Default and the steps being taken to remedy such Default; and

(B)                               which of its Group WFOEs are Material WFOEs; and

(iv)                              (in the case of a Compliance Certificate delivered with the audited consolidated financial statements of the Borrower) attaching an up-to-date structure chart of the Group.

(b)                                 Each Compliance Certificate delivered under paragraph (a) shall be signed by two directors or authorised signatories of the Borrower.

20.3                        Requirements as to financial statements

(a)                                 The Borrower shall ensure that each set of financial statements delivered or procured pursuant to Clause 20.1 (Financial statements) shall include a balance sheet, profit and loss account and cashflow statement and, in addition, shall be certified by a director of the Borrower as giving a true and fair view of (if audited) or fairly representing (if unaudited) the financial condition and operations of the Borrower (on a consolidated basis) as at the end of and during the applicable period to which such financial statements relate.

(b)                                 The Borrower shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements of the Borrower unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and the auditors of the Borrower deliver to the Facility Agent:

(i)                                     a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements of the Borrower were prepared; and

(ii)                                  sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 21 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Original Financial Statements of the Borrower.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements of the Borrower were prepared.

20.4                        Budget

(a)                                 Commencing with the Financial Year starting 1 September 2019, the Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 30 days after the start of each of its Financial Years, an annual budget for that Financial Year.

(b)                                 The Borrower shall ensure that each budget is in a form reasonably acceptable to the Facility Agent and:

(i)                                     includes a projected consolidated profit and loss;

(ii)                                  is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 20.1 (Financial statements); and

(iii)                               has been approved by the board of directors of the Borrower.

(c)                                  If the Borrower updates or changes the budget in any material respect, it shall promptly (in any event within not more than ten Business Days of the update or change being made) deliver to the Facility Agent, in sufficient copies for each of the Lenders, such updated or changed budget together with a written explanation of the main changes in that budget.

20.5                        Access

If an Event of Default is continuing or the Facility Agent reasonably suspects an Event of Default is continuing or may occur, each Obligor shall, and the Borrower shall ensure that each Group Member will, permit the Facility Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Facility Agent or Security Agent free access during normal business hours and on reasonable notice at the risk and cost of the Obligor or the Borrower to (a) the premises, assets, books, accounts and records of each Group Member and (b) meet and discuss matters with the senior management of each Group Member, provided that all information obtained as a result of such access shall be subject to the confidentiality restrictions set out in this Agreement.

20.6                        Year-end

The Borrower shall ensure that the last day of its and the Group’s financial year falls on 31 August.

20.7                        Auditors

The Borrower shall ensure that the auditor of the financial statements of the Borrower is one of the Big Four or any other firm approved in advance by the Majority Lenders.

20.8                        Information: miscellaneous

(a)                                 Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(i)                                     all documents dispatched by any Obligor or any Group Member to its shareholders (or any class of them) or its creditors (or any class of them) generally at the same time as they are dispatched;

(ii)                                  promptly, any announcement, notice or other document relating specifically to any Group Member posted onto any electronic website maintained by any stock exchange on which shares in or other securities of any Group Member are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of any Group Member;

(iii)                               promptly upon becoming aware of them, the details of any litigation, investigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or any Group Member and which might, if adversely determined, have a Material Adverse Effect;

(iv)                              promptly, such further information regarding (i) the financial condition, business and operations of any Group Member (including its financial statements and the details of any transfer to and from a Cash Pooling Account and the use of the proceeds of such transfer (except where applied to repay the Facilities)) and (ii) any Relevant Document;

(v)                                 promptly, such information as (x) the Security Agent may reasonably require about the Charged Property and/or (y) a Finance Party (through the Facility Agent) may reasonably require about compliance of any of the Obligors with the terms of any of the Finance Documents;

(vi)                              promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories of such Obligor; and

(vii)                           promptly, notice of any change in the ownership structure of the Group (provided that, in the case of the Borrower, such change would require disclosure or notification pursuant to the rules of any stock exchange on which its shares or other securities are listed);

(viii)                        promptly upon becoming aware of them, the details of any event or circumstance which will give rise to any requirement for any prepayment of the Loans or any part thereof under Clause 7.5 (Exit Event) or Clause 8.1 (Debt, Disposal, Equity Issuance and Insurance Proceeds);

(ix)                              promptly upon becoming aware, the details of any material amendment to, any material consent or waiver under, or any material breach or non-compliance of the terms of any Relevant Document by any party thereto;

(x)                                 promptly, any material notification from any Governmental Agency of the PRC (including the Ministry of Education and the Ministry of Human Resources and Social Security) concerning the legality, validity, enforceability, renewal or effectiveness of any Authorisation (including any educational permit, business license, school license (办学许可证) and internet content provider license) required for the operation of the business of any VIE Group Member;

(xi)                              promptly, any notification received under the Existing SPD Facility requiring or requesting for Security over any asset of a Group Member; and

(xii)                           promptly following the execution of any VIE Contract, the details of such VIE Contract.

(b)                                 Each Obligor shall promptly supply each of the Facility Agent and the Security Agent with or procure the supply to each of the Facility Agent and the Security Agent of such information as it may from time to time reasonably require for the performance of its rights and obligations under the Finance Documents.

(c)                                  In the event of an introduction of or any change in (or in the interpretation, administration or application of) any law or regulation (in each case whether actual or proposed) concerning or relating to:

(i)                                     an Authorisation required for the operation of the business of any VIE Group Member (including in connection with the Regulations on the Implementation of the PRC Law for Promoting Private Education or the Opinions of the General Office of the State Council on Regulating the Development of Afterschool Tutoring Institutions);

(ii)                                  a PRC VIE Structure in general or a PRC VIE Structure applicable to the industry in which the VIE Group operates or foreign investment in education services business in the PRC (including in connection with the Foreign Investment Law); or

(iii)                               the ability of Onshore Group Members to engage in foreign exchange activities or remit funds to Offshore Group Members (including in connection with the SAFE Rules) or to otherwise perform their obligations under the Finance Document, the Borrower shall, at its cost and promptly upon request by a Finance Party, supply a written memorandum from the legal adviser to the Facility Agent explaining such introduction or change and the effect (anticipated or actual) on the transactions contemplated by the Finance Documents (and which memorandum shall be addressed to the Finance Parties).

20.9                        Notification of default

(a)                                 Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly upon a request by the Facility Agent, each Obligor shall supply to the Facility Agent a certificate signed by two directors or authorised signatories of the Borrower on its behalf certifying that no Default is continuing (or if any Default is continuing, specifying such Default and the steps, if any, being taken to remedy it).

20.10                 Use of websites

(a)                                 Each Obligor may satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)                                     the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of such information by this method;

(ii)                                  both the Facility Agent and the Borrower are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                               such information is in a format previously agreed between the Borrower and the Facility Agent.

(b)                                 If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and each Obligor shall, at its own cost, supply information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event each Obligor shall, at its own cost, supply the Facility Agent with at least one copy in paper form any information required to be provided by it under this Agreement.

(c)                                  The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

(d)                                 Each Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 it becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(e)                                  If any Obligor notifies the Facility Agent under paragraph (d)(i) or (d)(v) above, all information to be provided by any Obligor under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to such notification are no longer continuing.

(f)                                   Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  Each Obligor shall at its own cost comply with any such request within ten Business Days.

20.11                 “Know your customer” checks

(a)                                 Each Obligor shall promptly upon the request of any Transaction Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Transaction Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for such Transaction Agent, such Lender or any prospective new Lender to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

(b)                                 Each Lender shall promptly upon the request of any Transaction Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Transaction Agent (for itself) in order for such Transaction Agent to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

(c)                                  The Borrower shall, by not less than five Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that any Group Member becomes an Additional Guarantor pursuant to Clause 26 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Group Member to this Agreement as an Additional Guarantor obliges the Facility Agent, the Security Agent or any Lender (or

any prospective new Lender) to comply with “know your customer” or similar procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender), the Security Agent (for itself) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent, the Security Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all “know your customer” and other similar checks that it is required (or deems desirable) to conduct pursuant to the accession of such Group Member to this Agreement as an Additional Guarantor.

21.                               FINANCIAL COVENANTS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under any of the Finance Documents or any Commitment (or any commitment represented thereby) is in force.

21.1                        Financial definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness of Group Members for or in respect of Financial Indebtedness (other than in respect of Financial Indebtedness under paragraph (f) or under paragraph (l) thereof (to the extent relating to Financial Indebtedness under paragraph (f) thereof)).

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure (including the capital element of any Finance Lease).

“EBITDA” means, in respect of any period of twelve months (ending on the date of determination), the consolidated operating profit of the Group for that period before taxation:

(a)                                 before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether accrued, paid, payable or capitalised by any Group Member (calculated on a consolidated basis) in respect of that period;

(b)                                 not including any accrued interest owing to any Group Member;

(c)                                  after adding back any amount attributable to the amortisation, depreciation or impairment of assets of Group Members (and taking no account of the reversal in that period of any previous impairment charge);

(d)                                 before taking into account any Exceptional Items;

(e)                                  after deducting (to the extent otherwise included) the amount of any profit of any Non-Group Entity to the extent that the amount of such profit taken into account in the determination of such consolidated operating profit of the Group before taxation for such period exceeds the amount actually received in cash (net of any applicable Taxes) by Group Members during such period through profit distributions by such Non-Group Entity;

(f)                                   after deducting (to the extent otherwise included) any profit attributable to minority interest (that is, any interest of any person that is not a Group Member in any Group Member);

(g)                                  before taking into account any unrealised gains or losses on any derivative instrument, including those arising on translation of currency of debt (other than any derivative instrument which is accounted for on a hedge accounting basis);

(h)                                 before taking into account any gain or loss arising from an upward or downward revaluation of any other asset; and

(i)                                     excluding the charge to profit (to the extent non-cash) represented by the expensing of stock options and any other share-based compensation of employees of the Group, to the extent otherwise deducted (in the case of paragraph (a) or (c)), to the extent otherwise included (in the case of paragraph (b), (e), (f) or (i)) or to the extent otherwise taken into account (in the case of paragraph (d), (g) or (h)) in the calculation of the consolidated operating profit of the Group before taxation for such period.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items.

“Finance Charges” means, for any period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums, charges and/or other finance payments in respect of Borrowings paid or payable in cash by, or capitalised by or in respect of, any Group Member (calculated on a consolidated basis) in respect of that period:

(a)                                 excluding any upfront fees in respect of a Facility, provided that any upfront fees in respect of other Borrowings (to the extent not funded from the proceeds of such Borrowings) shall be amortised on a straight line basis over the average life of such Borrowings and the corresponding portion of such amortisation that is attributable to such period shall be included;

(b)                                 including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)                                  including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any Group Member (to or, as the case may be, by any person that is not a Group Member) under any interest rate hedging arrangement during that period;

(d)                                 if a Joint Venture (that is not a Group Member) is accounted for by the Group on a proportionate consolidation basis, after adding back the Group’s share of the finance costs and/or interest payable of that Joint Venture for that period; and

(e)                                  taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis, and so that no amount shall be added (or deducted) more than once.

“Interest Coverage Ratio” means, in respect of any period, the ratio of EBITDA to Finance Charges in respect of such period.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Leverage Ratio” means, in respect of any period, the ratio of Total Debt as at the end of such period to EBITDA in respect of such period.

“Non-Group Entity” means any investment or entity (which is not itself a Group Member (including associates and Joint Ventures)) in which any Group Member has an ownership interest.

“Relevant Periods” means each period of twelve months ending on each Quarter Date of each Financial Year of the Borrower.

“Total Debt” means, at any time, the aggregate amount of all obligations of Group Members for or in respect of Borrowings (on a consolidated basis) at that time but:

(a)                                 excluding any such obligations to any other Group Member; and

(b)                                 including, in the case of Finance Leases only, their capitalised value,

and so that no amount shall be included or excluded more than once.

“Total Shareholders’ Equity” means, for any period, the total shareholders’ equity as shown in the consolidated financial statements of the Borrower accompanying the Compliance Certificate most recently delivered under Clause 20.2 (Compliance Certificate).

21.2                        Financial conditions

The Borrower shall ensure that:

(a)                                 (Leverage) in respect of each Relevant Period (commencing with the Relevant Period ending on the first Quarter Date to occur on or after the date of this Agreement), the Leverage Ratio for such Relevant Period shall not exceed 4.00 : 1.00;

(b)                                 (Interest Cover) in respect of each Relevant Period (commencing with the Relevant Period ending on the first Quarter Date to occur on or after the date of this Agreement), the Interest Coverage Ratio for such Relevant Period shall not be less than 5.00 : 1.00;

(c)                                  (Onshore Indebtedness) the Onshore Indebtedness shall not exceed the Onshore Indebtedness Basket at any time; and

(d)                                 (Shareholders’ Equity) the Total Shareholders’ Equity shall not at any time be less than US$140,000,000 (or its equivalent in other currencies).

21.3                        Financial testing

(a)                                 (Subject to paragraph (b)(i) below) the financial covenants set out in Clause 21.2 (Financial conditions) shall be calculated in accordance with the Accounting Principles (as applied in the preparation of the audited Original Financial Statements of the Borrower) and tested quarterly on each Quarter Date by reference to each set of financial statements of the Borrower delivered pursuant to Clause 20.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

(b)                                 For the purposes of this Clause 21:

(i)                                     whether any VIE Group Member constitutes a Subsidiary of the Borrower, a Group Member or a Subsidiary of a Group Member shall be determined in accordance with the then applicable Accounting Principles; and

(ii)                                  no item shall be included or excluded more than once in any calculation, and items between Group Members shall be excluded.

22.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under any of the Finance Documents or any Commitment (or any commitment represented thereby) is in force.

22.1                        Authorisations

Each Obligor shall, and shall procure that each Group Member will, promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)                                     enable it to perform its obligations under the Transaction Documents to which it is a party;

(ii)                                  ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party;

(iii)                               enable it to create the Transaction Security (if any) expressed to be created by it pursuant to any Security Document to which it is a party and to ensure that such Transaction Security has the priority and ranking it is expressed to have; and/or

(iv)                              carry on its business, which Authorisation is material.

22.2                        Compliance with laws

Each Obligor shall, and shall procure that each Group Member will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply would, or could reasonably be expected to, have a Material Adverse Effect.

22.3                        Pari passu ranking

(a)                                 Each Obligor shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(b)                                 Without prejudice to paragraph (a), each Obligor shall ensure that any and all Transaction Security expressed to be created by it under any or all of the Security Documents enjoys the priority which such Transaction Security is expressed to have.

22.4                        Negative pledge

In this Agreement, “Quasi-Security” means any arrangement or transaction described in paragraph (b) below.

(a)                                 No Obligor shall, and each Obligor shall procure that no Group Member will, create or permit to subsist any Security over any of its assets.

(b)                                 No Obligor shall, and each Obligor shall procure that no Group Member will:

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Obligor or any Group Member;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into or permit to subsist any title retention arrangement;

(iv)                              enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)                                 enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where such arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of any asset.

(c)                                  Paragraphs (a) and (b) above do not apply to:

(i)                                     any netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)                                  any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by a Group Member for the purpose of:

(A)                               hedging any risk to which such Group Member is exposed in its ordinary course of trading; or

(B)                               its interest rate or currency management operations which are carried out in the ordinary course of business of such Group Member and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iii)                               any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(iv)                              any lien encumbering deposits of cash made by any Onshore Group Member to secure its public or statutory obligations as required by the local education bureaus in connection with the operations of an Onshore Group Member’s business;

(v)                                 any Security or Quasi-Security over or affecting the Equity Interests of any person which becomes an Onshore Group Member or an Onshore Non-Group Entity after the date of this Agreement if:

(A)                               the acquisition of such Equity Interests is made by a VIE Group Member, the Security or Quasi-Security is granted solely to secure the loan borrowed by it to acquire such Equity Interests (the “Acquisition Loan”), and the Equity Interests that are subject to such Security or Quasi-Security are those directly acquired by that VIE Group Member only;

(B)                               the principal amount of that Acquisition Loan, when aggregated with the aggregate amount of all other sources of funds applied towards such acquisition (including cash on hand and/or the proceeds of allotment or issuance of ordinary shares in the Borrower), does not exceed the Purchase Price payable in respect of such acquisition, and is not increased since the acquisition of such Equity Interests by the VIE Group Member;

(C)                               that Acquisition Loan does not have the benefit of (x) any other Security or Quasi-Security or (y) guarantees, indemnities or other assurance against loss given by any member of the Group; and

(D)                               incurrence of that Acquisition Loan is permitted under paragraph (b)(ii) of Clause 22.13 (Financial Indebtedness);

(vi)                              any Security or Quasi-Security over or affecting any asset of any person which becomes a Group Member after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that person becomes a Group Member, if:

(A)                               the Security or Quasi-Security was not created in contemplation of the acquisition of that person;

(B)                               the principal amount secured has not been increased in contemplation of or since the acquisition of that person; and

(C)                               the Security or Quasi-Security is removed or discharged within four months of that person becoming a Group Member;

(vii)                           any Security or Quasi-Security created pursuant to any Finance Document;

(viii)                        any VIE Security over any shares in the Onshore Parents in favour of the Key WFOE;

(ix)                              any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Member in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Member; or

(x)                                 any Security or Quasi-Security approved in writing by the Majority Lenders,

provided that (in each case other than paragraph (vii) and, where applicable, paragraphs (viii)) none of such Security or Quasi-Security subsists over or in respect of any of the following assets (or any right, title or interest to or in any of the following): (A) any Equity Interest in any Group Member, (B) any Cash Pooling Account (other than any netting or set-off arrangement falling within paragraph (i) which netting or set-off arrangement only relates to the netting of debit and credit balances among the Cash Pooling Accounts) or the Interest Reserve Account, (C) any right to receive any right or claim under, or the proceeds of any right or claim under, any Relevant Document, (D) any Authorisation of a Governmental Agency of the PRC required for the operation of the business of a VIE Group Member, or (E) any Intellectual Property.

22.5                        Disposals

(a)                                 No Obligor shall, and each Obligor shall procure that no Group Member will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                                     made in the ordinary course of trading of the disposing entity;

(ii)                                  made in connection with paragraph (c)(iv) of Clause 22.4 (Negative pledge);

(iii)                               of assets (other than any Equity Interests, businesses, any right under any Relevant Document or any interest in any of the foregoing) in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose (other than an exchange of a non-cash asset for cash);

(iv)                              of Equity Interests in the Onshore Parents to the Key WFOE pursuant to the terms of the VIE Contracts;

(v)                                 of surplus, obsolete or redundant assets (other than any Equity Interests, businesses or undertakings, any right under any Relevant Document or any interest in any of the foregoing) by any Group Member for cash;

(vi)                              constituted by any VIE Unwind made in accordance with paragraph (e)(e) of Clause 22.25 (Relevant Documents);

(vii)                           of any asset by a Group Member (the “Disposing Company”) to another Group Member (the “Acquiring Company”), provided that:

(A)                               if the Disposing Company had given Transaction Security over that asset, the Acquiring Company gives equivalent Transaction Security over that asset;

(B)                               if the Disposing Company is not a VIE Group Member, the Acquiring Company is not a VIE Group Member; and

(C)                               if the Disposing Company is an Obligor, the Acquiring Company is an Obligor;

(viii)                        of assets (other than to a VIE Group Member) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for each other sale, lease, transfer or other disposal by any or all of the Group

Members, other than any permitted under paragraphs (i) to (vii) above) does not exceed US$5,000,000 (or its equivalent in other currencies) in any Financial Year of the Borrower;

(ix)                            a disposal giving effect to a Liabilities Acquisition which is permitted by, and as defined in, the Intercreditor Agreement; or

(x)                                 approved in writing by the Majority Lenders,

but notwithstanding any of the foregoing (in each case other than paragraphs (iv) and (vi)), none of the assets that is subject to any such sale, lease, licence, transfer or other disposal shall include any of the following (or any right, title or interest to or in any of the following):  (1) any Equity Interest in any Obligor or any Group Member (except pursuant to a Permitted Employee Share Issuance), (2) any rights in respect of, or any amount standing to the credit of, any Cash Pooling Account or the Interest Reserve Account (excluding any application of any such amount in accordance with the provisions of the Finance Documents), (3) any right or claim under, or the proceeds of any right or claim under, any Relevant Document, (4) any Authorisation of a Governmental Agency of the PRC required for the operation of the business of a VIE Group Member, or (5) any Intellectual Property (other than (y) to an Obligor or a WFOE Group Member and (z) any Intellectual Property no longer required in the business of the VIE Group).

22.6                        Merger

No Obligor shall, and each Obligor shall procure that no Group Member will, enter into any amalgamation, demerger, merger or corporate reconstruction other than:

(a)                                 any corporate reconstruction constituted by any VIE Unwind made in accordance with paragraph (e)(e) of Clause 22.25 (Relevant Documents); or

(b)                                 any Permitted Reorganisation.

22.7                        Change of business

Each Obligor shall procure that no material change is made to the general nature or scope of the business of any Group Member, or of the Group taken as a whole, from that carried on at the date of this Agreement.

22.8                        Environmental compliance

Each Obligor shall, and shall procure that each Group Member will, comply in all material respects with all Environmental Law, obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under any Environmental Law or any Environmental Permits.

22.9                        Environmental Claims

Each Obligor shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of:

(a)                                 any Environmental Claim which has been commenced or (to the best of such Obligor’s knowledge and belief) is threatened against any Group Member, or

(b)                                 any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against any Group Member,

in each case where such Environmental Claim might reasonably be expected, if determined against any Group Member, to have a Material Adverse Effect.

22.10                 Acquisitions (Business)

(a)                                 No Obligor shall, and each Obligor shall procure that no Group Member will, make any Business Acquisition.

(b)                                 Paragraph (a) above does not apply to:

(i)                                   an acquisition constituted by any VIE Unwind made in accordance with paragraph (e)(e) of Clause 22.25 (Relevant Documents);

(ii)                                an acquisition by (A) the Borrower of Equity Interests in the BVI Guarantor pursuant to the issuance of such Equity Interests by the BVI Guarantor or (B) the BVI Guarantor of Equity Interests in the HK Guarantor pursuant to the issuance of such Equity Interests by the HK Guarantor, provided that (in each case) such issuance is permitted under this Agreement;

(iii)                             an acquisition by the Key WFOE of Equity Interests in the Onshore Parents pursuant to the terms of the VIE Contracts;

(iv)                            any acquisition of any Equity Interests in any company, business, undertaking or asset by any Group Member which satisfies each of the following criteria:

(A)                             such acquisition is in respect of assets or businesses in the same nature and of the same scope as the VIE Group’s business as conducted on the date of this Agreement, and does not and could not reasonably be expected to have any Material Adverse Effect;

(B)                             no Default is continuing or would occur as a result of such acquisition and such acquisition does not result in a breach of any Authorisation;

(C)                               the consolidated net worth (being the total consolidated assets less total consolidated liabilities) of such company, business or undertaking immediately prior to the entry into the acquisition agreement exceeds zero;

(D)                             (where the acquisition is a Non-Equity funded Acquisition) the aggregate Purchase Price in respect of such acquisition (when aggregated with (x) the aggregate Purchase Price of all other Business Acquisitions and (y) the aggregate amount of all LTIs (in each case constituting a Non-Equity funded Acquisition and excluding any acquisition permitted under paragraphs (i) to (iii)) made by any one or more Group Members in the same Financial Year of the Borrower as such first-mentioned acquisition) does not exceed:

(1)                                 (where the EBITDA of the Group, calculated as of the date immediately prior to legally committing to make such acquisition and as certified by the Borrower to the Facility Agent, exceeds US$100,000,000) US$100,000,000 (or its equivalent in other currencies); or

(2)                                 (otherwise) US$50,000,000 (or its equivalent in other currencies),

provided that, in computing compliance with this sub-paragraph (D), the Juren Investments and the Tianjin Acquisition shall be excluded;

(E)                                (where the acquisition is an Equity-funded Acquisition) the aggregate Purchase Price in respect of such acquisition (when aggregated with (x) the aggregate Purchase Price of all other Business Acquisitions and (y) the aggregate amount of all LTIs (in each case constituting an Equity-funded Acquisition and excluding any acquisition permitted under paragraphs (i) to (iii))) made by any one or more Group Members in the same Financial Year of the Borrower as such first-mentioned acquisition does not exceed US$100,000,000 (or its equivalent in other currencies);

(F)                                 the Borrower has delivered to the Facility Agent not later than 20 Business Days before legally committing to make such acquisition a certificate signed by two directors or authorised signatories of the Borrower to which is attached a copy of the latest audited accounts (or if not available, management accounts) of the target company, business or undertaking, and which evidences (with calculations in reasonable detail) that the Borrower would have remained in compliance with its obligations under Clause 21 (Financial Covenants) if the covenant tests were recalculated for the Relevant Period ending on the most recent Quarter Date (consolidating, in the case of the acquisition of a company, business or undertaking, the financial statements of the target company (consolidated if it has Subsidiaries), business or undertaking with the financial statements of the Group for such period on a pro forma basis) and, for this purpose:

(1)                                 as if the consideration for the proposed acquisition had been paid at the start of the Relevant Period;

(2)                                 as if the Financial Indebtedness to be incurred or established for the purposes of such acquisition had been incurred in full at the start of, and for the duration of, that Relevant Period (with interest accruing at the rate that would have applied had the Financial Indebtedness been incurred in full at the start of the Relevant Period); and

(3)                                 Total Debt shall be reduced or increased (as applicable) to take into account any repayment, incurrence or assumption of Financial Indebtedness made after that Quarter Date), and such certificate shall further (x) give an analysis in sufficient detail of the target company, business, undertaking or asset, the nature and the scope of its business, and the rationale for the acquisition (together with a description of anticipated operating improvements, operating expense reductions and other commercial benefits and any initiatives intended to be implemented following the acquisition to realise such benefits) (y) attach due diligence reports prepared in relation to such acquisition (if any) and (z) attach the structure chart of the target group and the Group (pro forma for the acquisition of the target group); and

(G)                               (in the case of acquisition by a Group Member incorporated outside of the PRC) all disclosures and registrations required to be made under SAFE Circular 37 in connection with such acquisition have been completed (or will be completed on terms satisfactory to the Facility Agent) by the shareholders of the Borrower that are subject to disclosures and registrations requirements under SAFE Circular 37; and/or

(v)                                 an acquisition approved in writing by the Majority Lenders.

22.11                 Acquisitions (Investment)

(a)                                 For the purpose of this Clause 22.11:

“Cash” means cash on hand or at bank classfied as “cash” under the Accounting Principles.

“Cash Equivalent” means a financial investment classified as “cash equivalent” under the Accounting Principles.

“LTI” means a financial investment classified as a “long-term investment” under the Accounting Principles.

“PBOC” means the central bank of the People’s Republic of China (including its successors).

“rated-STI” means any STI that has a rating assigned to it by the qualified financial or non-financial institutions offering such STI or any governmental, regulatory or self-regulatory authorities or bodies in the PRC, in each case in accordance with the relevant rules of the Relevant PRC Authorities (on a scale of “R1” to “R5” (or their equivalents)).

“Relevant PRC Authorities” means the China Banking and Insurance Regulatory Commission (中国银行保险监督管理委员会) (formerly the China Banking Regulatory Commission 中国银行业监督管理委员会), the China Securities Regulatory Commission ( 中国证券监督管理委员会), the China Banking Association (中国银行业协会), the Securities Association of China (中国证券业协会), the Asset Managaement Association of China (中国证券投资基金业协会) and any other applicable governmental, regulatory or self-regulatory authorities or bodies of the PRC.

“Restricted STI” means:

(i)                                     a rated-STI with recovery rating of R3, R4 or R5 (or their equivalents); and/or

(ii)                                  an unrated-STI which is not capital-protected.

“STI” means a financial investment classified as a “short-term investment” under the Accounting Principles.

“unrated-STI” means any STI which is not a rated-STI.

“Unrestricted STI” means:

(i)                                     a rated-STI with recovery rating of R1 or R2 (or their equivalents); and/or

(ii)                                  an unrated-STI which is capital-protected; or

(b)                                 No Obligor shall, and each Obligor shall procure that no Group Member will, acquire any interest in any financial investment (whether in debt or equity securities or other investment products).

(c)                                  (Subject to paragraph (d) below) paragraph (b) above does not apply to:

(i)                                     an acquisition of or investment in any Cash Equivalents;

(ii)                                  an acquisition of or investment in:

(A)                               any Unrestricted STI; or

(B)                               any Restricted STI, provided that that the Obligors shall ensure at all times that the ratio of (i) the aggregate amount of Restricted STIs made or held by the Group Members to (ii) the aggregate amount of Cash and STIs made or held by the Group Members shall not exceed 0.10:1; or

(iii)                               an acquisition of or investment in any LTI, provided that:

(A)                               the investment is in respect of assets or businesses in the same nature and of the same scope as the VIE Group’s business as conducted on the date of this Agreement; and

(B)                               (where the acquisition is a Non-Equity funded Acquisition) the aggregate amount of such acquisition (when aggregated with (x) the aggregate amount of all other LTIs and (y) the aggregate Purchase Price of all Business Acquisitions (in each case constituting a Non-Equity funded Acquisition and excluding any acquisition permitted under paragraphs (i) and (ii)) made by any one or more Group Members in the same Financial Year of the Borrower as such first-mentioned acquisition does not exceed:

(1)                                 (where the EBITDA of the Group, calculated as of the date immediately prior to legally committing to make such acquisition and as certified by the Borrower to the Facility Agent, exceeds US$100,000,000) US$100,000,000 (or its equivalent in other currencies); or

(2)                                 (otherwise) US$50,000,000 (or its equivalent in other currencies),

provided that, in computing compliance with this sub-paragraph (D), the Juren Investments and the Tianjin Acquisition shall be excluded;

(C)                               (where the acquisition is an Equity-funded Acquisition) the aggregate amount of such acquisition (when aggregated with (x) the aggregate amount of all other LTIs and (y) the aggregate Purchase Price of all Business Acquisitions (in each case constituting an Equity-funded Acquisition and excluding any acquisition permitted under paragraphs (i) and (ii)) made by any one or more Group Members in the same Financial Year of the Borrower as such first-mentioned acquisition does not exceed US$100,000,000 (or its equivalent in other currencies);

(d)                                 (Minimum cash balance) each Obligor shall ensure that the aggregate amount of Cash and Cash Equivalents (which are not issued or guaranteed by any Group Member):

(i)                                     to which a Group Member is alone (or together with other Group Members) beneficially entitled; and

(ii)                                  which is freely and immediately available to be applied in repayment or prepayment of any Existing Onshore Facility or towards the working capital purposes of the Group Members, is not, at any time, less than RMB500,000,000.

22.12                 Loans and guarantees

(a)                                 No Obligor shall, and each Obligor shall procure that no Group Member will, make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

(b)                                 Paragraph (a) above does not apply to:

(i)                                   any loan or credit given by any Group Member in its ordinary course of its trading;

(ii)                                any unsecured guarantee given by an Offshore Group Member in respect of any Onshore Indebtedness permitted to be incurred under this Agreement;

(iii)                             any unsecured guarantee given by an Onshore Group Member in respect of any loan borrowed by an Onshore Non-Group Entity, provided that the guarantee is permitted under paragraph (b)(ii) of Clause 22.13 (Financial Indebtedness);

(iv)                            a loan or credit by a Group Member (the “Creditor Company”) to another Group Member (the “Debtor Company”), provided that (i) (if the Creditor Company is an Obligor) the Debtor Company shall be an Obligor and (ii) (if the Creditor Company is not a VIE Group Member) the Debtor Company is not a VIE Group Member;

(v)                               any loan or credit by any Group Member (an “intra-group lender”) to another Group Member (an “intra-group borrower”):

(A)                             constituted by the cash pooling arrangements in respect of the Cash Pooling Accounts; or

(B)                             where the intra-group lender creates first ranking assignment or other Security in respect of all of its present and future rights, title, interest and benefit in and to such loan in favour of the

Security Agent (in form and substance satisfactory to the Security Agent, provided that accession to, or entry into a security document substantially in the form of, the Debenture by such intra-group lender (as appropriate) shall be deemed to be in form and substance satisfactory to the Security Agent) and the intra-group lender and the intra-group borrower are or become party to the Intercreditor Agreement;

(vi)                            any loan made by the Key WFOE to shareholders of the Onshore Parents under the VIE Contracts;

(vii)                         any guarantee or indemnity contained in any Transaction Document;

(viii)                      any loan or credit arising by virtue of the acquisition of any interest in any financial investment (whether in debt or equity securities or other investment products), provided that such acquisition is expressly permitted under the other provisions of this Agreement; or

(ix)                            any loan or credit or guarantee or indemnity approved in writing by the Majority Lenders.

22.13                 Financial Indebtedness

(a)                                 No Obligor shall, and each Obligor shall procure that no Group Member will, incur any Financial Indebtedness.

(b)                                 Paragraph (a) above does not apply to:

(i)                                   any Financial Indebtedness incurred pursuant to any Finance Documents;

(ii)                                any Onshore Indebtedness (provided that any and all Onshore Indebtedness does not exceed in aggregate the Onshore Indebtedness Basket at any time);

(iii)                             any Offshore Convertible Bond;

(iv)                            any Financial Indebtedness owing by a Group Member to another Group Member and arising under paragraph (b)(iv) or (v) of Clause 22.12 (Loans and guarantees));

(v)                               any Treasury Transaction permitted under Clause 22.23 (Treasury Transactions);

(vi)                            any Subordinated Liabilities (as defined in the Intercreditor Agreement and subject always to the terms of the Intercreditor Agreement); or

(vii)                         any Financial Indebtedness approved in writing by the Majority Lenders.

22.14                 Dividends

(a)                                 No Obligor shall, and each Obligor shall procure that no Group Member will:

(i)                                   declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital or Equity Interests (or any class of its share capital or Equity Interests);

(ii)                                repay or distribute any dividend or share premium reserve;

(iii)                             pay any management, advisory or other fee to or to the order of any Relevant Person; or

(iv)                            redeem, repurchase, defease, retire or repay any of its share capital or Equity Interests or resolve to do so,

(each a “Distribution”).

(b)                                 Paragraph (a) does not apply to:

(i)                                   any dividend or distribution in cash by any Group Member (other than the Onshore Parents, the Borrower and any VIE Group Member which is a VIE Counterparty) to the holders of equity interests in such Group Member, provided that the amount of any such Distribution to any such holder does not exceed such holder’s proportionate share of such equity interests in the Group Member making such dividend or distribution;

(ii)                                any Distribution by a VIE Group Member in favour of another Group Member (that is not a VIE Group Member) pursuant to the terms of the applicable VIE Contracts;

(iii)                             any dividend or distribution in cash by the Borrower in favour of its shareholders, provided that:

(A)                               no Default is continuing or would arise as a result of making of such dividend or distribution;

(B)                               the aggregate amount of such dividend or distribution (when aggregated with the amount of any and all other dividends and distributions made by the Borrower during the Financial Year in which such first-mentioned dividend or distribution is made) does not exceed 50% of the consolidated net after-tax profit of the Borrower for the immediately prior Financial Year of the Borrower;

(C)                               as of the date of declaration of such dividend or distribution, the Leverage Ratio is less than 2.0x (pro forma for such dividend or distribution); and

(D)                               such payment is not in breach of the Intercreditor Agreement; or

(iv)                            any Distribution approved in writing by the Majority Lenders.

22.15                 Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws

(a)                                 Each Obligor shall (and shall procure that each Group Member shall) comply with all applicable Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws.

(b)                                 None of the Obligors shall (and each Obligor shall procure that no Group Member shall):

(i)                                   directly or indirectly use or allow to be used the proceeds of any Facility (or any part thereof) or other transaction(s) contemplated by any Finance Document for any purpose which would violate, or cause any Group Member to violate, any applicable Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws or Anti-Terrorism Laws;

(ii)                                directly or indirectly lend, invest, contribute or otherwise make available the proceeds of any Facility (or any part thereof) to, or for the benefit of, or for financing the activities of, any Restricted Party; or

(iii)                             directly or indirectly use or allow to be used the proceeds of any Facility (or any part thereof) in any other manner that would, or could reasonably be expected to, result in any Obligor, any Group Member or any Finance Party being in breach of any Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws, Anti-Terrorism Laws or becoming a Restricted Party.

(c)                                  Each Obligor shall (and shall procure that each Group Member shall) continue to institute and maintain systems, controls, policies and procedures designed to ensure compliance by the Group and by persons associated with the Group with all applicable Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws.

22.16                 Arm’s length basis

(a)                                 Except as permitted under paragraph (b) below, no Obligor shall, and each Obligor shall procure that no Group Member will, enter into any transaction with any person except on arm’s length terms.

(b)                                 The following transactions shall not be a breach of this Clause 22.16:

(i)                                   loans from a Group Member to another Group Member that is permitted under Clause 22.12 (Loans and guarantees) (other than (A) a loan made by an Obligor to a Group Member which is not an Obligor, (B) any loan from a Group Member that is not an Obligor to an Obligor or (C) a loan made by a Group Member which is not an

Obligor to an Obligor, in each case, that is on terms that are less favourable to such Obligor than arm’s length terms);

(ii)                                 any Liabilities Acquisition which is permitted by, and as defined in, the Intercreditor Agreement; or

(iii)                              fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Facility Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Facility Agent.

22.17                 Share capital

(a)                                 Except as permitted under paragraph (b) below, no Obligor shall, and each Obligor shall procure that no Group Member will, issue any Equity Interest.

(b)                                 Paragraph (a) does not apply to any issuance of:

(c)                                  Equity Interests by the Borrower in accordance with the applicable listing rules of the NYSE;

(d)                                 Equity Interests by a Group Member (other than the Borrower or the VIE Counterparties) to another Group Member, provided that (i) if the existing Equity Interests of the Group Member are the subject of the Transaction Security, the newly-issued Equity Interests also become subject to the Transaction Security on the same terms; (ii) for the avoidance of doubt, no Equity Interests may be issued by a WFOE Group Member to a VIE Group Member; and (iii) any issuance made under this paragraph (d) shall be subject to the other provisions of this Agreement; and

(e)                                  a Permitted Employee Share Issuance.

22.18                 Holding companies

(a)                                 None of the Borrower, the BVI Guarantor nor the HK Guarantor shall trade, carry on any business, own any assets or incur any liabilities, indebtedness or commitments (whether actual or contingent), except for:

(i)                                    (in the case of the Borrower) ownership of Equity Interests in the BVI Guarantor and credit balances in bank accounts and cash;

(ii)                                 (in the case of the BVI Guarantor) ownership of Equity Interests in the HK Guarantor and credit balances in bank accounts and cash;

(iii)                              (in the case of the HK Guarantor) ownership of Equity Interests in each of the Key WFOE and the Three WFOEs and any other Group WFOE and credit balances in bank accounts and cash; and

(iv)                             the incurrence of (A) any liabilities under the Transaction Documents to which it is a party, (B) any liabilities for payment of fees, costs and expenses relating to the transactions contemplated by the Transaction Documents, and (C) Taxes and administrative expenditures in the ordinary course of acting as a holding company of Equity Interests in the BVI Guarantor (in the case of the Borrower) or Equity Interests in the HK Guarantor (in the case of the BVI Guarantor) or Equity Interests in each of the Key WFOE and the Three WFOEs and any other Group WFOE (in the case of the HK Guarantor).

(b)                                 None of the Borrower, the BVI Guarantor nor the HK Guarantor shall hold or own any Equity Interest in any person except for (in of the case of the Borrower) Equity Interests in the BVI Guarantor or (in respect of the BVI Guarantor) Equity Interests in the HK Guarantor or (in respect of the HK Guarantor) Equity Interests in each of the Key WFOE and the Three WFOEs and any other Group WFOE.

22.19                 Financial assistance

Each Obligor shall, and shall procure that each Group Member will, comply with laws and regulations in any and all applicable jurisdictions relating to financial assistance (and/or similar provisions), including in relation to the execution of any Security Document or Accession Deed and payment of amounts due under any Finance Document.

22.20                 Preservation of assets

Each Obligor shall, and shall procure that each Group Member will, maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business where failure to do so has or could reasonably be expected to have a Material Adverse Effect.

22.21                 Taxation

Each Obligor shall, and shall procure that each Group Member will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)                                 such payment is being contested in good faith;

(b)                                 adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(c)                                  failure to pay those Taxes does not have and could not reasonably be expected to have a Material Adverse Effect.

22.22                 Insurance

Each Obligor shall, and shall procure that each Group Member will, maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business, and that all such insurances are effected with reputable independent insurance companies or underwriters.

22.23                 Treasury Transactions

No Obligor shall, and each Obligor shall procure that no Group Member will, enter into any Treasury Transaction, other than:

(a)                                 (unsecured hedging) any hedging transaction in respect of foreign exchange liabilities and/or interest rate liabilities relating to any or all of the Facilities, provided that:

(i)                                    such exchange rate and/or interest rate hedging is entered into by the Borrower;

(ii)                                 such exchange rate and/or interest rate hedging does not have the benefit of:

(A)                             any Security from any Group Member and is otherwise unsecured;

(B)                             any guarantee, indemnity or other assurance against loss by any Group Member and which are otherwise unguaranteed (other than any guarantee, indemnity or assurance from the Borrower in customary form); and

(iii)                              the aggregate notional amount of such interest rate hedging or, as the case may be, the aggregate notional amount of such exchange rate hedging does not (in each case) exceed the aggregate principal amount then outstanding under the Facilities (or, if any such excess arises, the Borrower shall take prompt action to eliminate such excess, including through close-out or termination of any such hedging transaction in whole or in part);

(b)                                 (secured hedging) the hedging transactions documented by the Hedging Agreements;

(c)                                  spot and forward delivery foreign exchange contracts entered into by a Group Member in the ordinary course of its business and not for speculative purposes; and

(d)                                 any Treasury Transaction entered into by a Group Member for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of such Group Member and not for speculative purposes.

22.24                 SAFE Rules

Each Obligor shall, and shall ensure that:

(a)                                 each Group Member shall; and

(b)                                 (in the case of SAFE Circular 37) each shareholder of the Borrower that is a resident in the PRC shall,

to the extent applicable, comply in all respects with the SAFE Rules, any amendments and/or supplements to the SAFE Rules and all further and/or supplemental laws and/or regulations (relating to any of the subject matters of the SAFE Rules) to which it is subject from time to time.

22.25                 Relevant Documents

(a)                                 Each Obligor shall (and shall procure that each Group Member shall) comply with all of its obligations under the Relevant Documents to which it is a party.

(b)                                 Without prejudice to paragraph (a) above, each Obligor shall, and shall procure that each Group Member shall, take all reasonable and practical steps to preserve and enforce its rights and remedies under or in connection with, and pursue any claims arising under, any or all of the VIE Contracts (except for rights, remedies and claims of VIE Group Members against Group Members (that are not VIE Group Members)).

(c)                                  No Obligor shall (and each Obligor shall procure that no Group Member will) without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders):

(i)                                    make or agree to any amendment or variation of or supplement to any provision of any of the Relevant Documents, which amendment or variation is or could reasonably be expected to be materially adverse to the interests of the Finance Parties;

(ii)                                 grant or agree to any waiver of any of its rights or remedies under or in connection with any of the Relevant Documents, which waiver is or could reasonably be expected to be materially adverse to the interests of the Finance Parties;

(iii)                              give any consent under any of the Relevant Documents where such consent is or could reasonably be expected to be materially adverse to the interests of the Finance Parties;

(iv)                             terminate, rescind, supersede, cancel or agree to terminate, rescind, supersede or cancel any Relevant Document (other than any VIE Unwind in accordance with paragraph (e));

(v)                                assign, transfer, novate or otherwise dispose of any or all of its rights and/or obligations under any Relevant Document, except for any assignment constituted by the creation of Transaction Security over such rights; or

(vi)                             (other than the Existing VIE Contracts) enter into or be party to any arrangement, instrument or agreement that constitutes, or forms part of, any VIE Structure.

(d)                                 The Borrower shall promptly (i) notify the Facility Agent in writing upon the occurrence of any event or circumstance specified in paragraphs (c)(i) to (c)(vii) above and (ii) provide to the Facility Agent copies of any amendment, variation, supplement or waiver relating to any Relevant Document, and of any Relevant Document entered into by any Group Member.

(e)                                  Each Obligor shall (and shall procure that each Group Member shall) maintain the VIE Structure and the VIE Contracts, except where the unwinding of the VIE Structure is required by the applicable rules of the NYSE or where the laws of the PRC and the practice of the relevant authorities in the PRC permit the business of the VIE Group Members to be operated and conducted without being subject to the VIE Structure, in which case each Obligor shall ensure that:

(i)                                    (subject to obtaining approval from the requisite shareholders of the Borrower where expressly required by the applicable listing rules of the NYSE (it being understood that no such shareholder approval is required under the listing rules of the NYSE as of the date of this Agreement)) such unwinding is carried out as soon as possible and results in the VIE Group Members being wholly-owned by the Key WFOE or the Borrower directly (such unwinding being the “VIE Unwind”); and

(ii)                                 the VIE Structure and the VIE Contracts are otherwise unwound in a manner that is satisfactory to the Finance Parties.

(f)                                   Each Obligor shall not (and the Borrower shall ensure that no Group Member will) enter into or establish any VIE Structure (except for the VIE Structure established pursuant to the Existing VIE Contracts unless VIE Unwind has occurred).

22.26                 Constitutional Documents and Dividend Policy

No Obligor shall (and each Obligor shall ensure that no Group Member will) amend, vary, novate, supplement, supersede, waive or terminate any of:

(a)                                 the Constitutional Documents of any Group Member;

(b)                                 the Constitutional Documents of any person over whose shares and Equity Interests any Transaction Security is purported or required to be given under the terms of any of the Finance Documents; or

(c)                                  the dividend policy of the Borrower,

where (in the case of amendment, variation, supplement or waiver) such amendment, variation, supplement or waiver is or could reasonably be expected to be materially adverse to the interests of the Finance Parties, except with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders). The Borrower shall promptly supply to the Facility Agent a copy of any amendment, variation, novation, supplement, superseding, waiver or termination of or to any of such Constitutional Documents or its dividend policy.

22.27                 Convertible Bonds

(a)                                 The Borrower shall not optionally or voluntarily repay, prepay, purchase, defease or redeem (or otherwise retire for value or cash settle) any Offshore Convertible Bonds (or offer to do so) (a “Debt Repurchase”) unless it is in connection with any requirement on the Borrower to withhold or deduct tax from payments of principal or interest to the CB Bondholders, provided that no Default is continuing or would result from such Debt Repurchase, provided further that the foregoing shall not restrict, for the avoidance of doubt, any right of the Borrower or any CB Bondholder to convert any Offshore Convertible Bonds into the ordinary shares of the Borrower or otherwise settle with such shares.

(b)                                 If a Debt Repurchase occurs, or an offer to make a Debt Repurchase has been made, the Borrower will promptly notify the Facility Agent of the details of the event, including the amount of the Debt Repurchase.

(c)                                  The Borrower shall not make or agree to any amendment or variation of or supplement to any provision of any of the CB Documents, which amendment or variation or supplement is or could reasonably be expected to be materially adverse to the interests of the Finance Parties.

22.28                 Cash Pooling Accounts

(a)                                 Each Obligor shall ensure that:

(i)                                    the Cash Pooling Accounts (Offshore) are maintained;

(ii)                                 the Cash Pooling Accounts (Onshore) are maintained in the China (Shanghai) Pilot Free Trade Zone and that the Cash Pooling Accounts (Onshore) are held by the Onshore Parents and the VIE Group Members;

(iii)                              only Group Members can withdraw, transfer or apply amounts standing to the credit of any Cash Pooling Account; and

(iv)                             no amount is withdrawn, transferred or applied from any Cash Pooling Account (Onshore) to any Cash Pooling Account (Offshore) or in favour of or to the order of any person outside the PRC, except where such amount is directly applied towards repayment or prepayment of the Facilities, provided that the amounts so withdrawn, transferred or applied shall be subject to applicable regulatory limit from time to time.

(b)                                 Each Obligor acknowledges the role of the Designated Onshore Bank Account Manager 境内资金账户管理行 in:

(i)                                    the cross-border liquidity management of the Group;

(ii)                                 achieving efficiency in the use of capital and the treasury operations of the Group; and

(iii)                              monitoring, verifying and otherwise ensuring that the cross-border cash pooling arrangement operated by the Group with it complies with applicable law and regulation (including as to any limit on the amount of cross-border remittances), and shall ensure that its participation in the cash pooling programme in the China (Shanghai) Free Trade Pilot Zone (pursuant to which, among others, cross-border intra-Group loans may be extended) shall be with the Designated Onshore Bank Account Manager 境内资金账户管理行.

22.29                 Interest Reserve Account

(a)                                 The Borrower shall ensure that, at all times with effect from the Initial Utilisation Date and for so long as any Loan (or any part thereof) is outstanding (each an “IRA Determination Time”), the aggregate balance standing to the credit of the Interest Reserve Account is not less than the Interest Reserve Amount as at such IRA Determination Time, provided that any amount deposited or transferred into the Interest Reserve Account on account of any Elected Amount or any provision of Clause 8 (Mandatory Prepayment) (as determined by the Facility Agent and/or the Security Agent in accordance with paragraph (b) of Clause 8.3 (Interest Reserve Account)) shall be ignored in the calculation of whether the aggregate balance is or is not less than the Interest Reserve Amount.

(b)                                 Without prejudice to the rights of the Security Agent under the Security Documents and subject to paragraph (c) below, none of the amounts standing to the credit of the Interest Reserve Account may be withdrawn, transferred or applied by the Borrower except with the prior written consent of the Security Agent.

(c)                                  The Borrower irrevocably authorises:

(i)                                    the Facility Agent and/or the Security Agent to withdraw (and subsequently apply) amounts credited to the Interest Reserve Account to pay amounts due and payable under Clause 8.2 (Application of mandatory prepayments and cancellations) and any Unpaid Sum;

(ii)                                 the Account Bank to permit withdrawals by, and otherwise act upon the instruction of, the Facility Agent and the Security Agent; and

(iii)                              the Account Bank to disclose to any Finance Party (through the Facility Agent and/or the Security Agent) such information as may be requested by it in connection with the Interest Reserve Account.

22.30                 Intellectual Property

(a)                                 Each Obligor shall (and the Borrower shall procure that each other Group Member will):

(i)                                    preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group Member;

(ii)                                 use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(iii)                              make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(iv)                             not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any Group Member to use such property; and

(v)                                not discontinue the use of the Intellectual Property,

where failure to do so or, in the case of paragraphs (iv) and (v) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

(b)                                 Each Obligor shall (and the Borrower shall procure that each other Group Member will) use commercially reasonable endeavours to ensure that, to the extent permissible by law and not commercially disadvantageous, any new Intellectual Property is licenced, developed and owned by a WFOE Group Member and not by a VIE Group Member.

22.31                 Further assurance

(a)                                 Each Obligor shall, and shall procure that each other Obligor will, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)                                    to perfect the Security created or intended to be created under or evidenced by any or all of the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any or all of the Security Agent and/or the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)                                 to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents;

(iii)                              upon and after any Transaction Security becoming enforceable, to facilitate the realisation of the assets which are, or are intended to be, the subject of such Transaction Security; and/or

(iv)                             to procure remittance of any balance standing to the credit of the Onshore Mandatory Prepayment Account to an account designated by the Facility Agent or the Security Agent.

(b)                                 Each Obligor shall, and shall procure that each other Obligor will, promptly take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or any or all of the Secured Parties by or pursuant to the Finance Documents.

(c)                                  Each Obligor shall procure that promptly upon execution of any Security Document (other than any Security Document referred to in paragraph 4(a) of Schedule 2 (Conditions Precedent)), there shall be delivered to the Facility Agent such documents and evidence (including Constitutional Documents, corporate authorisations and legal opinions) similar to those specified in Schedule 2 (Conditions Precedent) (applying mutatis mutandis with respect to such Security Document and each Obligor party thereto) as the Facility Agent may require, in each case in form and substance satisfactory to the Facility Agent (acting reasonably).

(d)                                 Each Obligor shall procure that each applicable Group Member complies with all applicable NDRC Requirements in relation to this Agreement and the Facilities (including, for the avoidance of doubt, any request by the NDRC to amend, supplement or make a reapplication in respect of any application made in connection with the NDRC Requirements).

22.32                 Listing Rule Requirements

The Borrower shall:

(a)                                 comply in all material respects with the rules and regulations of the NYSE; and

(b)                                 ensure that any applicable Group Member complies in all material respects with the rules and regulations of any relevant stock exchange or securities exchange or market.

22.33                 Conditions Subsequent

(a)                                 (Registration of Equity Pledges (CP)) each of the Borrower and the HK Guarantor:

(i)                                    shall procure that within 120 days of the date of execution of the Equity Pledge (Key WFOE) and Equity Pledge (WFOE 1), each of the HK Guarantor, the Key WFOE and WFOE 1 shall use all reasonable endeavours to obtain and effect all requisite Authorisations required under the laws of the PRC (including registration with SAMR) in respect of the applicable Equity Pledge;

(ii)                                 shall, prior to making any application for any such Authorisation, give at least 3 Business Days’ prior notice to the PRC Counsel (Agent) and ensure that the PRC Counsel (Agent) attends such application in person;

(iii)                              shall, upon obtaining or effecting any such Authorisation, ensure that the original of such Authorisation are collected directly by the PRC Counsel (Agent) from the relevant Governmental Agency (including, in the case of registration with SAMR, the original registration certificate issued by SAMR and any other original certificate, statement or document issued by a Governmental Agency to evidence that such Authorisation has been properly obtained and effected); and

(iv)                             shall provide such assistance as the Facility Agent and/or the PRC Counsel (Agent) may request to independently verify that all Authorisations referred to in paragraph (i) above have been properly obtained and effected (including making such arrangement as may be necessary for the PRC Counsel (Agent) to accompany the relevant Group Member in person when making an application).

(b)                                 (Registration of Equity Pledges (CS)) each of the Borrower and the HK Guarantor:

(i)                                    shall procure that as soon as reasonably practicable and in any event within 15 PRC Business Days after the date of the delivery of the Compliance Certificate evidencing that WFOE 2, WFOE 3 and/or any other Group WFOE is or has become a Material WFOE, the relevant Group Member(s) shall execute Security Documents (in each case, in form and substance satisfactory to the Security Agent) to pledge all of the Equity Interests in such WFOE that are held or beneficially owned by such Group Member(s) in favour of the Security Agent, and concurrently deliver to the Facility Agent:

(A)                             legal opinions of the legal advisers to the Facility Agent as to the law of the jurisdiction of incorporation of the relevant Group Member granting that pledge and the governing law of the document evidencing such pledge;

(B)                             such document and evidence considered necessary by such legal advisers to issue their legal opinions; and

(C)                             a copy of any Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by the pledge or for the validity and enforceability of the pledge;

(ii)                                 shall procure that within 120 days from such execution, each of the relevant Group Member(s), WFOE 2, WFOE 3 and/or the other Group WFOE (as applicable) uses all reasonable endeavours to obtain and effect all requisite Authorisations in relation to such Equity Pledges in the PRC (including registration with SAMR);

(iii)                              shall, prior to making any application for any such Authorisation, give at least 3 Business Days’ prior notice to the PRC Counsel (Agent) and ensure that the PRC Counsel (Agent) attends such application in person;

(iv)                            shall, upon obtaining or effecting any such Authorisation, ensure that the original of such Authorisation are collected directly by the PRC Counsel (Agent) from the relevant Governmental Agency (including, in the case of registration with SAMR, the original registration certificate issued by SAMR and any other original certificate, statement or document issued by a Governmental Agency to evidence that such Authorisation has been properly obtained and effected); and

(v)                               shall provide such assistance as the Facility Agent and/or the PRC Counsel (Agent) may request to independently verify that all Authorisations referred to in paragraph (ii) above have been properly obtained and effected (including making such arrangement as may be necessary for the PRC Counsel (Agent) to accompany the relevant Group Member in person when making an application).

(c)                                (Offshore guarantor accession) each of the Obligors shall procure that as soon as reasonably practicable and in any event within 15 Business Days after the date on which any person becomes an Offshore Group Member after the date of this Agreement:

(i)                                   such Offshore Group Member shall become an Additional Guarantor (complying with, among others, the requirements of paragraph (b) of Clause 26.2 (Additional Guarantors));

(ii)                                all of the Equity Interests in such Offshore Group Member that are held or beneficially owned by any Group Member shall be made subject to Transaction Security pursuant to a Security Document in form and substance satisfactory to the Security Agent; and

(iii)                             such Offshore Group Member grants Transaction Security over its assets in favour of the Security Agent pursuant to a Security Document in form and substance satisfactory to the Security Agent.

(d)                               (Constitutional documents) without prejudice to paragraphs (a) to (c) above, to the extent that any Equity Interests of a Group Member are, or are expressed to be, the subject of the Transaction Security, the Obligors shall ensure that the constitutional documents of that Group Member are amended to remove any liens in favour of that Group Member and any restriction(s) on the transfer of, or the registration of the transfer of, such Equity Interests, and the Obligors shall promptly deliver to the Facility Agent a copy of the resolutions of the shareholders of that Group Member approving such amendments and the evidence of any public registration of such amendments.

(e)                                (Remittance notifications) upon any remittance of the proceeds of any Loan by any Group Member, the Borrower shall promptly (and in any event within two Business Days of such remittance) deliver to the Facility Agent a statement describing the amount and the manner of such remittance (including whether the remittance was by way of an intra-group loan or a transfer to the

Cash Pooling Account (Onshore) or otherwise), together with the evidence of such remittance.

(f)                                 (Onshore waivers) Each Obligor shall:

(i)

(A)                               use its best endeavours to procure that the Waiver Documents are executed and dated by the parties thereto and any and all conditions set out therein are satisfied as soon as possible, and in any event within 6 Months, after the date of this Agreement; and

(B)                               ensure that any Unwaived Existing Onshore Facility is repaid in full on the date falling 6 Months after the date of this Agreement;

(ii)                                ensure that the principal amount of any Unwaived Existing Onshore Facility is not increased since the date of this Agreement;

(iii)                             upon a Waiver Document (or any term or condition of the waiver set out therein) being rejected or repudiated by a party or a person addressed thereto, or an Existing Onshore Facility being declared to be or otherwise becoming due and payable prior to its specified maturity as a result of an event of default (however described), immediately repay the relevant Existing Onshore Facility in full;

(iv)                            ensure that no Unwaived Existing Onshore Facility is refinanced, novated, deferred, extended or renewed after its originally scheduled maturity date (as of the date of this Agreement), provided that, for the avoidance of doubt, the foregoing shall not prohibit any refinancing, novation, deferral, extension or renewal on terms where any Unwaived Existing Onshore Facility is or becomes a Waived Existing Onshore Facility; and

(v)                               ensure that no Onshore Indebtedness is incurred after the date of this Agreement,

provided that paragraphs (f)(ii), (f)(iv) and (f)(v) above shall cease to apply after each of the Existing Onshore Facilities has become a Waived Existing Onshore Facility or has been repaid in full.

(g)                                (Onshore Indebtedness) (without prejudice to the obligation to comply with Clause 19.3 (Non-conflict with other obligations)) each Obligor shall ensure that the terms and conditions applicable to any document evidencing any Onshore Indebtedness (including, for the avoidance of doubt, any associated arrangement for guarantee or indemnity in connection therewith) entered into by any Group Member (or entered into by any person on behalf of, or for the benefit of, any Group Member) after the date of this Agreement do not conflict with any Finance Document.

(h)                               (Constitutional documents (WFOEs)) each of the Obligors shall procure that, as soon as reasonably practicable after the date of this Agreement, each of Key WFOE, WFOE 1, WFOE 2 and WFOE 3 shall further update, where relevant, its filing certificate issued by MOFCOM, business licence and articles of association, and shall promptly deliver to the Facility Agent a copy of such updated documents.

(i)                                   (NDRC filing)

(i)                                   The Borrower shall:

(A)                             (where the NDRC has issued evidence that the NDRC Requirements have been met) deliver such evidence to the Facility Agent promptly upon (and in any event within 3 Business Days of) such issuance;

(B)                             (where the NDRC has rejected the application for filing and registration):

(1)                                 promptly (and in any event within 2 Business Days of the rejection) deliver the evidence of such rejection to the Facility Agent; and

(2)                                 use reasonable endeavours to enquire with the NDRC for the reasons behind such rejection,

and the Borrower shall, following the use of such reasonable endeavours:

(3)                                 (where the NDRC has provided the reasons) procure that the PRC Counsel (Borrower) promptly delivers to the Facility Agent an explanation of the reasons (in reasonable detail) for such rejection; or

(4)                                 (where the NDRC has not provided the reasons) promptly confirm to the Facility Agent that the NDRC has not provided any reasons,

provided that, where the reason for such rejection is any inaccuracy and/or incompleteness in the application, the Borrower shall promptly correct such inaccuracy and/or incompleteness and reapply to meet the NDRC Requirements; or

(C)                             (where the NDRC has neither issued the evidence of acceptance nor rejection by the date falling 2 Months after the initial Utilisation Date) deliver a certificate signed by an authorised signatory certifying that the NDRC has not confirmed whether the NDRC Requirements have been met on that date, provided that this paragraph (C) shall be without prejudice to the requirements of sub-paragraphs (i)(A) or (i)(B) above.

(ii)                                If, as a result of:

(A)                             the introduction of any law or regulation; or

(B)                             any change in (or in the interpretation, administration or application of) any law or regulation or the market practice or the practice or the custom of any applicable NDRC, the NDRC requires any new or additional filing or registration to be made, the Borrower shall make such filing or registration prior to any deadline imposed by, or within any grace period permitted by, the applicable law or regulation of the PRC or otherwise as required by the NDRC, and shall promptly deliver the evidence thereof to the Facility Agent following the completion of such filing or registration.

(j)                                  (SAFE Circular 37) the Borrower shall, as soon as reasonably practicable but in any event within 4 Months after the date of this Agreement, deliver evidence to the Facility Agent that each of Key WFOE, WFOE 2 and WFOE 3 has duly disclosed and registered:

(i)                                   its nature of being a round-trip investment enterprise; and

(ii)                                (to the extent required by SAFE or qualified banks) the identity of relevant shareholders of the Borrower which are residents in the PRC to and with the SAFE (or its local branches) or qualified banks.

(k)                               The Borrower shall:

(i)                                   ensure that the PRC Counsel (Borrower):

(A)                             attends application for filing and registration in compliance with the NDRC Requirements in person; and

(B)                             promptly notifies the Facility Agent that the application has been duly made and the result of the application (if known); and

(ii)                                provide such assistance as the Facility Agent may request to verify that such filing, registration or disclosure referred to in paragraphs (i) and (j) above have been properly obtained and effected.

23.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default (save for Clause 23.22 (Acceleration)).

23.1                        Non-payment

An Obligor does not pay on the due date any amount pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                 its failure to pay is caused by administrative or technical error; and

(b)                                 payment of such amount is made within three Business Days of its due date.

23.2                        Financial covenants

Any requirement of Clause 21 (Financial Covenants) is not satisfied.

23.3                        Other obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants) or paragraph (b) below) unless such failure to comply is capable of remedy and is remedied within:

(i)                                   (in the case of a failure to comply with Clause 22.29 (Interest Reserve Account)) 3 Business Days;

(ii)                                (in the case of a failure to comply with Clause 20.1 (Financial statements) or paragraph (a)(iv) of Clause 22.28 (Cash Pooling Accounts)) 5 Business Days; and

(iii)                             (otherwise) 20 Business Days,

of the earlier of (A) the Facility Agent giving notice to an Obligor or (B) an Obligor becoming aware of such failure to comply.

(b)                                 An Obligor does not comply with any provision of any requirement of paragraph (a)(i) to (a)(iii) of Clause 22.28 (Cash Pooling Accounts) or Clause 22.33 (Conditions Subsequent).

23.4                        Misrepresentation

(a)                                 Any representation or statement made or deemed to be made by any Obligor in any or all of the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect (or, where any representation or statement is already qualified by materiality or Material Adverse Effect, in any respect) when made or deemed to be made.

(b)                                 No Event of Default under paragraph (a) above will occur in respect of any misrepresentation if the circumstances giving rise to such misrepresentation are capable of remedy and are remedied within 20 Business Days of the earlier of (A) the Facility Agent giving written notice of such misrepresentation to an Obligor and (B) an Obligor becoming aware of such misrepresentation (it being understood that the subsequent provision of accurate information shall not in itself be deemed to cure any misrepresentation in respect of the accuracy of previous information provided).

23.5                        Cross default

Any:

(a)                                 Financial Indebtedness of any Group Member or any VIE Shareholder is not paid when due nor within any originally applicable grace period;

(b)                                 Financial Indebtedness of any Group Member or any VIE Shareholder is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)                                  commitment for any Financial Indebtedness of any Group Member or any VIE Shareholder is cancelled or suspended by a creditor of any Group Member or any VIE Shareholder as a result of an event of default (however described); or

(d)                                 creditor of any Group Member or any VIE Shareholder becomes entitled to declare any Financial Indebtedness of any Group Member or any VIE Shareholder due and payable prior to its specified maturity as a result of an event of default (however described), provided that no Event of Default will occur under this Clause 23.5 if: (x) that Financial Indebtedness is owing to any Group Member or (y) the aggregate amount of Financial Indebtedness and/or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above (for any and all of the Group Members and the VIE Shareholders) is less than US$5,000,000 (or its equivalent in other currencies), provided further that the exception referred to in paragraph (y) shall not apply in respect of any Existing Onshore Facility or any Offshore Convertible Bonds.

23.6                        Insolvency

(a)                                 Any Group Member or any VIE Shareholder is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(b)                                 the value of the assets of any Group Member or any VIE Shareholder (as applicable) is less than its liabilities (taking into account contingent and prospective liabilities);

(c)                                  a moratorium is declared in respect of any indebtedness of any Group Member or any VIE Shareholder (provided that, for the avoidance of doubt, if a moratorium occurs, the ending of such moratorium will not remedy any Event of Default caused by such moratorium); or

(d)                                 the Founder dies, is of unsound mind, or becomes mentally incapacitated or unable to manage his affairs.

23.7                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, bankruptcy, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Member (other than a solvent reorganisation of any Group Member that is permitted under Clause 22.6 (Merger)) or any VIE Shareholder (as applicable);

(b)                                 a composition or arrangement with any creditor of any Group Member or any VIE Shareholder, or an assignment for the benefit of creditors generally of any Group Member or any VIE Shareholder or a class of such creditors;

(c)                                  the appointment of a liquidator (other than in respect of a solvent reorganisation of any Group Member that is permitted under Clause 22.6 (Merger)), receiver, administrator, administrative receiver, trustee in bankruptcy, compulsory manager, provisional supervisor or other similar officer in respect of any Group Member or any VIE Shareholder or any of its assets; or

(d)                                 enforcement of any Security over any assets of any Group Member or any VIE Shareholder,

or any analogous procedure or step is taken in any jurisdiction.

23.8                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Group Member or any VIE Shareholder, provided that it shall not be an Event of Default under this Clause 23.8 if the aggregate value of any and all assets of any or all of the Group Members and any or all of the VIE Shareholders that are subject to any or all events of expropriation, attachment, sequestration, distress and/or execution does not exceed US$5,000,000 (or its equivalent in other currencies).

23.9                        Unlawfulness or ineffective security

(a)                                 It is or becomes unlawful for an Obligor or any person (other than a Finance Party) that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents;

(b)                                 any Transaction Security created or expressed to be created or evidenced by any or all of the Security Documents is not or ceases to be effective, or does not or ceases to have the priority which it is expressed to have, or any subordination created under the Intercreditor Agreement is or becomes unlawful;

(c)                                  any obligation of any Obligor or of any person (other than a Finance party) that is a party to the Intercreditor Agreement under any Finance Document are not or cease to be legal, valid, binding or enforceable; or

(d)                                 any Finance Document is not or ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement is not or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

23.10                 De-listing or suspension of trading of shares

(a)                                 The shares of the Borrower are not or cease to be listed on NYSE; or

(b)                                 the trading of shares of the Borrower is suspended for a period of more than 7 consecutive Trading Days (or, if such suspension is for a technical reason that is not adverse to the Group, more than 10 consecutive Trading Days).

23.11                 Repudiation

An Obligor repudiates or purports to repudiate or rescinds or purports to rescind a Finance Document or any Transaction Security or evidences an intention to repudiate or rescind any Finance Document or any Transaction Security.

23.12                 Cessation of business

(a)                                 (Without prejudice to paragraph (b) below) the Group (taken as a whole) or the VIE Group (taken as a whole) suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

(b)                                 (Without prejudice to paragraph (a) above) the Group suspends or ceases to carry on (or is notified by any Governmental Agency to suspend or cease to carry on) all or a material part of its online business (whether by reason of conflict with any law or regulation or failure to obtain any Authorisation or otherwise).

23.13                 Ownership of Subsidiaries

(a)                                 The aggregate direct or indirect beneficial ownership of the Borrower in the Equity Interests (of any class) in any Group Member (other than, prior to a VIE Unwind, a VIE Group Member and expressed as a percentage of the aggregate Equity Interests (of such class) in such Group Member) is reduced, except with the prior written consent of the Majority Lenders.

(b)                                 The aggregate direct or indirect beneficial ownership of the Onshore Parents in the Equity Interests (of any class) in any VIE Group Member (expressed as a percentage of the aggregate Equity Interests (of such class) in such VIE Group Member) is reduced, except (a) any reduction in the ownership of Equity Interests in any Subsidiary of Shanghai OneSmart as a result of any Permitted Employee Share Issuance or (b) with the prior written consent of the Majority Lenders.

23.14                 Audit qualification

The auditors of the Group qualify any financial statements of the Group where that qualification is or could reasonably be expected to be materially adverse to the interests of the Finance Parties.

23.15                 Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced against any Group Member by any person which are likely to be adversely determined, and, if so adversely determined, could reasonably be expected to have a Material Adverse Effect.

23.16                 Failure to comply with final judgment

Any Group Member or any VIE Shareholder fails to comply with or pay any sum due from it under any final judgment or order made or given by any court of competent jurisdiction, except where:

(a)                                 (in the case of failure to pay) the aggregate amount failed to be paid by any or all of the Group Members and any or all of the VIE Shareholders under any one or more such judgments or orders is less than US$5,000,000 (or its equivalent in other currencies) and (ii) such failure is capable of remedy and is remedied (or such judgment or order is set aside) within 20 Business Days; or

(b)                                 such judgment is appealable and is being appealed by such Group Member or such VIE Shareholder through applicable proceedings, which such proceedings have not been concluded.

23.17                 Expropriation

(a)                                 The authority or ability of any Group Member (calculated on a consolidated basis) or any VIE Shareholder (calculated on an unconsolidated basis) to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation or other action by or on behalf of any Governmental Agency or any other governmental, regulatory or other authority or other person in relation to any Group Member or any VIE Shareholder or any of the assets of any Group Member or any VIE Shareholder; or

(b)                                 by or under the authority of any Governmental Agency, any Equity Interest in any Group Member or any VIE Shareholder, or the whole or any part of the revenues or assets (which revenues or assets in aggregate are not less than 5 of the total revenues or the total assets of (x) (in the case of a Group Member) the Group on a consolidated basis or the VIE Group on a consolidated basis or (y) (in the case of a VIE Shareholder) that VIE Shareholder on an unconsolidated basis) of any Group Member or any VIE Shareholder, is seized, nationalised, expropriated or compulsorily acquired.

23.18                 Authorisations

(a)                                 (Without prejudice to paragraph (b) below) any Group Member fails to obtain, effect, maintain or renew any educational permit, business license, school license (办学许可证), internet content provider license or other Authorisation, certificate or contract necessary for the operation, business and/or activities of any Group Member which failure to do so has or could reasonably be expected to have a Material Adverse Effect; or

(b)

(i)                                  (at any time on or prior to the Reference Date) the licensing and compliance requirements under The Law for Promoting Private Education and the Alleviating After-School Burden Notice (and under any other law, regulation or notice relating to educational permits, business license or school license that may be issued or implemented from time to time and which are, in each case, applicable to the Group) are not met or satisfied in any material respect; or

(ii)                               (at any time after the Reference Date) the aggregate turnover of the Non-Compliant Centres is 12.5% or more of the turnover of the Group (in each case calculated by reference to the turnover generated after the immediately prior Quarter Date).

(c)                                  Neither paragraph (a) nor (b) above shall apply where such failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (A) the Facility Agent giving notice to a Group Member or (B) a Group Member becoming aware of such failure to comply.

23.19                 VIE events and PRC Law

(a)                                 Any change or clarification in law or regulation (or interpretation of the same) pursuant to an official declaration, pronouncement or ruling of any Governmental Agency, whereby (i) a PRC VIE Structure in general (or a PRC VIE Structure applicable to the industry in which the VIE Group operates) or foreign investment in education services businesses in the PRC is generally or specifically in the case of the Group declared illegal, invalid, non-binding or unenforceable or (ii) the right or ability of any Group Member (other than a VIE Group Member) to control the affairs of or receive the economic benefits of business operations of the VIE Group is materially and adversely affected.  For such purposes, a “PRC VIE Structure” means an arrangement where an entity (“Relevant Controller”) enters into or is party to contractual arrangements with another entity (that is established in the PRC and in respect of which such Relevant Controller does not, directly or indirectly, hold or own a majority of its equity interests) (“Relevant Controlled Entity”) and/or any or all of the shareholder(s) of such Relevant Controlled Entity which enable such Relevant Controller or any of its Affiliates to exercise effective Control over such Relevant Controlled Entity or consolidate the financial condition or results of operation of such Relevant Controlled Entity for the purposes of the consolidated financial statements of such Relevant Controller or any of its Affiliates, where the direct ownership of all or a majority of the equity interests in such Relevant Controlled Entity (or its business or operations) by such Relevant Controller or its Affiliates may be restricted or prohibited under the laws of the PRC;

(b)                                 the ability of Onshore Group Members to engage in foreign exchange activities or to remit funds to Offshore Group Members (whether by way of dividend, distribution or repayment of intercompany loans or withdrawal from or transfer to any Cash Pooling Account or otherwise) is materially and adversely affected, including by reason of (i) any change or clarification in law or regulation (or interpretation of the same) pursuant to an official declaration, pronouncement or ruling of any Governmental Agency or (ii) any failure by direct or indirect shareholders of the Borrower to make the required registration or to update the previously filed registration under or in connection with SAFE Circular 37 or other SAFE Rules or (iii) imposition of additional tax or changes to the basis of taxation in the PRC;

(c)                                  any VIE Contract (or any of the obligations of any VIE Counterparty under any VIE Contract) is or becomes or illegal, invalid, non-binding or unenforceable, or any VIE Contract is not or ceases to be in full force and effect, or any VIE Security is not or ceases to be valid and effective or does not or ceases to have the priority that it is expressed to have or does not or ceases to constitute Security over 100% of the Equity Interests in the Onshore Parents;

(d)                                 any party to a VIE Contract shall have failed to comply with any material provision of or perform any of its material obligations under any VIE Contract to which it is a party and (if such failure is capable of being remedied) such failure is not remedied within 20 Business Days;

(e)                                  any party to any VIE Contract repudiates or purports in writing to repudiate any VIE Contract; or

(f)                                   any VIE Contract is terminated, rescinded, superseded or cancelled (except any VIE Unwind in accordance with paragraph (e) of Clause 22.25 (Relevant Documents)).

23.20                 Intercreditor Agreement

(a)                                 Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or

(b)                                 a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 20 Business Days of the earlier of the Facility Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation.

23.21                 Material adverse change

Any event or circumstance (or any events or circumstances) occur(s) which has, have or could reasonably be expected to have a Material Adverse Effect.

23.22                 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, and shall if so directed by the Majority Lenders,

(a)                                 by notice to the Borrower:

(i)                                     without prejudice to the participations of any or all of the Lenders in any Loans then outstanding:

(A)                               cancel the Commitments of the Lenders and reduce them to zero whereupon they shall immediately be cancelled and reduced to zero; or

(B)                               cancel any part of the Commitments of the Lenders and reduce them accordingly, whereupon the applicable part of the Commitments of the Lenders shall be cancelled (and the Commitments of the Lenders shall be reduced accordingly), provided that such reduction of the Commitments of the Lenders shall be applied towards the Commitments of the Lenders rateably;

(ii)                                  declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                               declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(b)                                 (with or without notice to the Borrower and without prejudice to the provisions of the Security Documents) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

SECTION 9
CHANGES TO PARTIES

24.                               CHANGES TO THE LENDERS

24.1                        Assignments and transfers by the Lenders

Subject to this Clause 24 and Clause 25 (Restriction On Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and/or obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

24.2                        Conditions of assignment or transfer

(a)                                 No consent of any Obligor shall be required in respect of any assignment or transfer made in accordance with Clause 24.1 (Assignments and transfers by the Lenders).

(b)                                 The Existing Lender shall, simultaneously with the assignment or transfer by it of rights and/or obligations under this Agreement to the New Lender, assign to the New Lender a proportionate share of the rights held by it (in its capacity as Lender) under or in connection with the other Finance Documents.

(c)                                  A transfer by the Existing Lender to the New Lender will be effective only if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with in respect of such transfer.

(d)                                 An assignment by the Existing Lender to the New Lender will be effective only if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure and conditions set out in Clause 24.6 (Procedure for assignment) are complied with in respect of such assignment (subject to paragraph (c) of Clause 24.6 (Procedure for assignment)).

(e)                                  Each New Lender, by executing the applicable Transfer Certificate or Assignment Agreement to which it is a party, confirms, for the avoidance of doubt, that each of the Facility Agent and the Security Agent has authority to execute on its behalf any amendment or waiver or election or decision relating to any Finance Document that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the applicable transfer or assignment from the applicable Existing Lender to such New Lender becomes effective in accordance with this Agreement and that it is bound by that amendment or waiver or election or decision to the same extent as such Existing Lender would have been had it remained a Lender.

24.3                        Assignment or transfer fee

The New Lender shall, on the date upon which the relevant assignment or transfer by the Existing Lender to the New Lender takes effect, pay to the Facility Agent (for its own account) a fee of US$3,000.

24.4                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, the Existing Lender makes no representation or warranty and assumes no responsibility to the New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or the Transaction Security or any other documents;

(ii)                                  the financial condition of any Obligor, any Group Member, or any Affiliate of any of the foregoing;

(iii)                               the performance and observance by any Obligor of its obligations under any of the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors, Group Members and their related entities in connection with its participation in this Agreement and/or the other Finance Documents and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Transaction Security; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of the Obligors, Group Members and their related entities whilst any amount is or may be outstanding under any of the Finance Documents or any commitment represented by any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-assignment or re-transfer from the New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any of the Finance Documents or otherwise.

24.5                        Procedure for transfer

(a)                                 Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer by the Existing Lender of any or all of its rights and obligations under this Agreement is effected on the Transfer Date in accordance with paragraph (c) below.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Facility Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless (i) it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (including in accordance with internal policies) (or deems desirable) to conduct in relation to the transfer from the Existing Lender to the New Lender (the subject of such Transfer Certificate) and (ii) it has received the full amount of the fee payable by such New Lender pursuant to Clause 24.3 (Assignment or transfer fee).  The Facility Agent accepts no liability to any person for any damages, costs or losses whatsoever for any delay or failure to execute any Transfer Certificate resulting from any non-completion of any such procedures.

(c)                                  On the Transfer Date in respect of a transfer by the Existing Lender to the New Lender:

(i)                                     to the extent that in the Transfer Certificate (relating to such transfer) the Existing Lender seeks to transfer by novation its rights and obligations under this Agreement each of the Obligors and the Existing Lender shall be released from further obligations towards one another under this Agreement and their respective rights against one another under this Agreement shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another under this Agreement which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               each Transaction Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been originally as a Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer (the subject of such Transfer Certificate) and to that extent each

Transaction Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)                              the New Lender shall become a Party as a “Lender”.

24.6                        Procedure for assignment

(a)                                 Subject to the conditions set out in paragraph (d) below and Clause 24.2 (Conditions of assignment or transfer), an assignment by the Existing Lender of any or all of its rights under this Agreement may be effected on the Transfer Date in accordance with paragraph (b) below.  The Facility Agent shall, subject to paragraph (d)(ii), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement, provided that the Facility Agent shall have no obligation to execute any Assignment Agreement at any time earlier than the date that is 5 Business Days after its receipt of such Assignment Agreement.

(b)                                 On the Transfer Date relating to an assignment by the Existing Lender to the New Lender:

(i)                                     the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of assignment in such Assignment Agreement;

(ii)                                  the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of release in such Assignment Agreement; and

(iii)                               the New Lender shall become a Party as a “Lender” and shall be bound by obligations equivalent to the Relevant Obligations.

(c)                                  The Existing Lender may utilise procedures other than those set out in this Clause 24.6 to assign its rights under the Finance Documents (but not, without the consent of the applicable Obligor or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by an Obligor from the obligations owed to that Obligor by the Existing Lender nor the assumption of equivalent obligations by the New Lender) provided that the conditions set out in paragraph (d) below are complied with.

(d)                                 An assignment by the Existing Lender to the New Lender (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:

(i)                                     receipt by the Facility Agent (whether in an Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it were an Original Lender; and

(ii)                                  performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to the New Lender.  The Facility Agent shall promptly notify the Existing Lender and the New Lender of the completion of such checks.  The Facility Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender or any document delivered to it pursuant to paragraph (c) above unless (A) it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (including in accordance with internal policies) (or deems desirable) to conduct in relation to such assignment to the New Lender and (B) it has received the full amount of the fee payable by such New Lender pursuant to Clause 24.3 (Assignment or transfer fee).  The Facility Agent accepts no liability to any person for any damages, costs or losses whatsoever for any delay or failure to execute any Assignment Agreement resulting from any non-completion of any such procedures.

(e)                                  The procedure set out in this Clause 24.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the applicable assignment, release and assumption or each condition of any applicable assignment, release and assumption shall have been satisfied.

24.7                        Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

24.8                        Accession of Hedge Counterparties

Any person which becomes a party to the Intercreditor Agreement as a Hedge Counterparty shall, at the same time, become a Party to this Agreement as a “Hedge Counterparty” in accordance with clause 19.8 (Creditor Accession Undertaking) of the Intercreditor Agreement.

24.9                        Exclusion of Transaction Agents’ liabilities

In relation to any assignment or transfer pursuant to this Clause 24, each Party acknowledges and agrees that none of the Transaction Agents shall be obliged to:

(a)                                 enquire as to the accuracy of any representation or warranty made by, or the status of, any person in respect of its eligibility as a Lender;

(b)                                 attend to any registration or perfection requirements required in connection with such assignment or transfer or to ensure that such registration or perfection requirements are completed; and/or

(c)                                  provide the New Lender with any information regarding any previous amendments or waivers in relation to any Finance Document.

24.10                 Sub-participation

For the avoidance of doubt, each Lender may grant sub-participations in respect of any or all of its rights and/or obligations under any Finance Document to any person and no consent of any Obligor shall be required in respect of any of such sub-participations.

24.11                 Assignments and transfers to Obligors or Relevant Persons

A Lender may not assign or transfer any of its rights and/or obligations under any Finance Document to any Obligor, any Group Member, any Affiliate of any Group Member or any Relevant Person, except for any Permitted Lender Shareholder or with the prior written consent of all of the Lenders.

24.12                 Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                 any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                     release such Lender from any of its obligations under the Finance Documents, or substitute the beneficiary of the relevant charge, assignment or other Security for such Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor or grant to any person any rights that are more extensive than those required to be made or granted to such Lender under the Finance Documents.

24.13                 Change of name

If a Lender changes its name, then it shall, at its own cost and within 7 Business Days, provide the Facility Agent with an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in the jurisdiction where such Lender is incorporated addressed to the Facility Agent (for and on behalf of the Finance Parties), which is in form and substance satisfactory to the Facility Agent, confirming that (a) such Lender has changed its name; (b) the new name of such Lender; (c) the date from which such change has taken effect; and (d) such Lender’s obligations under the Finance Documents remain legal, valid, binding and enforceable on such Lender after its change of name.  If such Lender fails to provide the Facility Agent with such legal opinion, it shall, upon the request of the Facility Agent, sign and deliver to the Facility Agent a Transfer Certificate in respect of the transfer of its rights and obligations under this Agreement to the entity with such new name.

24.14                 Re-organisation

If a Lender becomes subject to a re-organisation, such Lender shall, at its own costs and within 7 Business Days after the effective date of such re-organisation, deliver to the Facility Agent an original or certified true copy of legal opinions, each in form and substance satisfactory to the Facility Agent, addressed to the Facility Agent (as agent for the Finance Parties) and issued by legal advisers to such Lender in each of the jurisdictions (a) where such Lender is incorporated; (b) where such Lender’s Facility Office is located, and (c) the law of which governs the Finance Documents such that all such legal opinions taken together provide the Facility Agent with confirmation that such Lender’s obligations under the Finance Documents remain legal, valid, binding and enforceable on the surviving entity of such re-organisation after such re-organisation.  If such Lender fails to provide the Facility Agent with such legal opinions, it shall, upon the request of the Facility Agent, sign and deliver to the Facility Agent a Transfer Certificate in respect of the transfer of its rights and obligations under this Agreement to the surviving entity of such re-organisation.

25.                               RESTRICTION ON DEBT PURCHASE TRANSACTIONS

25.1                        Prohibition on Debt Purchase Transactions by the Group and Relevant Persons

(a)                                 Except where agreed to by the Original MLAB, the Borrower shall not, and shall procure that each other member of the Group and each Relevant Person shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (ii) or (iii) of the definition of “Debt Purchase Transaction”.

(b)                                 For the purpose of this Clause:

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(i)                                     purchases by way of assignment or transfer;

(ii)                                  enters into any sub-participation in respect of; or

(iii)                               enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

26.                               CHANGES TO THE OBLIGORS

26.1                        No assignment or transfer by Obligors

No Obligor shall, and each Obligor shall procure that no Group Member will, assign or transfer any or all of its rights or obligations under any or all of the Finance Documents, except with the prior written consent of all of the Lenders.

26.2                        Additional Guarantors

(a)                                 Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.11 (“Know your customer” checks), the Borrower may request that any Group Member become a “Guarantor” by giving the Facility Agent not less than 5 Business Days’ prior notice.

(b)                                 A Group Member (“Proposed Additional Guarantor”) shall become a “Guarantor”  if:

(i)                                     the Borrower and such Proposed Additional Guarantor deliver to the Facility Agent a duly completed and executed Accession Deed and such Proposed Additional Guarantor accedes to the Intercreditor Agreement;

(ii)                                  each of the Borrower and such Proposed Additional Guarantor shall have confirmed in such Accession Deed that no Default is continuing or would occur as a result of such Proposed Additional Guarantor becoming a Guarantor;

(iii)                               each of the Facility Agent and the Security Agent shall have completed (and be satisfied with the results of) all necessary “know your customer”, anti-money laundering or similar other checks relating to any person that it is required under applicable laws and/or regulations to carry out in relation to such Proposed Additional Guarantor becoming a Guarantor; and

(iv)                              the Facility Agent has received, or waived the requirement to receive, all of the documents and other evidence listed in Schedule 4 (Documents and evidence — Proposed Additional Guarantor) in relation to that Proposed Additional Guarantor, each in form and substance satisfactory to the Facility Agent (acting reasonably).

(c)                                  The Facility Agent shall notify the Borrower, the Security Agent and the Lenders promptly upon being satisfied that it has received, or waived the requirement to receive (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 4 (Documents and evidence — Proposed Additional Guarantor) in relation to a Proposed Additional Guarantor.

(d)                                 Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

26.3                        Repetition of representations

Delivery of an Accession Deed constitutes confirmation by each Group Member party thereto that the Repeating Representations are true and correct in relation to it as at the date of such delivery as if made by reference to the facts and circumstances then existing.

27.                               DISCLOSURE OF INFORMATION

Any Finance Party may deliver copies of the Finance Documents and/or disclose any information received by it (including Confidential Information) under or pursuant to any Finance Document or any other information about any Obligor, the Group and/or the Finance Documents as that Finance Party shall consider appropriate (if, in relation to any of paragraphs (n)(i), (n)(ii) and (n)(iii) below, the person to whom the copies and/or information are to be delivered or disclosed has entered into a Confidentiality Undertaking, except that there shall be no requirement for any Confidentiality Undertaking if such recipient is subject to professional obligations to maintain the confidentiality of such Confidential Information) to:

(a)                                 any of its head office, other branches, regional offices, representative offices, Affiliates, Related Funds and all its other affiliated companies (and any of the officers, directors, employees, professional advisers, auditors, partners, insurers, insurance brokers, service providers and representatives of any of the foregoing);

(b)                                 any other Finance Party;

(c)                                  any professional adviser of, or any person providing services to or any agent or contractor of, any Finance Party or any person referred to in any of paragraphs (a) and (b) (provided that such professional adviser, person providing services or agent or contractor is under a duty of confidentiality, contractual or otherwise, to such Finance Party or such person referred to in any of paragraphs (a) and (b));

(d)                                 any person appointed by any Finance Party or any person falling within any of paragraphs (n)(i), (n)(ii) and (n)(iii) below to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(e)                                  any person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction contemplated by any of the Finance Documents or any transaction referred to in any of paragraphs (n)(i), (n)(ii) and (n)(iii) below;

(f)                                   any Obligor, any Group Member or any Affiliate of any of the foregoing;

(g)                                  any person permitted by any Obligor;

(h)                                 any person to the extent required for the purpose of any litigation, arbitration, administrative or regulatory proceedings or procedure or any other investigations, proceedings or disputes or in connection with any preservation or enforcement of any right or remedy under any Finance Document or any Transaction Security;

(i)                                     any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation or the rules or requirements of any court or tribunal of competent jurisdiction or any governmental, banking, taxation, securities exchange, regulatory, self-regulatory or similar body or authority (or is requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking, taxation, securities exchange, regulatory, self-regulatory or similar body or authority);

(j)                                    any insurer or re-insurer or insurance broker of, or any direct or indirect provider of credit protection to, such Finance Party (or any of its Affiliates, head office or other branch);

(k)                                 any investor, arranger, lender, trustee, manager, administrator or any participant in, or party to, directly or indirectly, any securitisation scheme or transaction or any scheme or transaction relating to the issuance of notes or other debt secured by any indebtedness or obligations under (or payments under which are funded by or made by reference to payments under) any Finance Document, or any similar scheme or transaction;

(l)                                     any person to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) in or over all or any of its rights under any Finance Document pursuant to Clause 24.12 (Security over Lenders’ rights) and to any of such person’s Affiliates, representatives and professional advisers;

(m)                             any court or tribunal or regulatory, supervisory, governmental, quasi-governmental authority, securities exchange, self regulatory body or authority which has jurisdiction over that Finance Party (or any of its Affiliates, head office or other branch);

(n)                                 any other person:

(i)                                     to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under any Finance Document;

(ii)                                  with (or through) whom that Finance Party enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, any Facility, any Finance Document, any Obligor or any Group Member, or who invests directly or indirectly in any such sub-participation or other transaction; or

(iii)                               who acquires or is proposing to acquire any interest in, or enters into or is proposing to enter into any merger, amalgamation or other similar arrangement with, that Finance Party,

(iv)                              and, in each case, to any of such other person’s Affiliates, representatives and professional advisers;

(o)                                 any person appointed by any Finance Party (or its Affiliate) or by any person falling within any of paragraphs (n)(i), (n)(ii) and (n)(iii) above to provide administration or settlement or other services in respect of one or more of the Finance Documents including, in relation to the trading of participations in respect of the Finance Documents (provided that such person providing such administration or settlement services is under a duty of confidentiality, contractual or otherwise, to that Finance Party or that person falling within any of paragraphs (n)(i), (n)(ii) and (n)(iii) above); or

(p)                                 any rating agency (including its professional advisers) as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or any Obligor.

The Borrower further acknowledges and agrees that some services, operational and processing procedures relating to the transactions or services contemplated under the Finance Documents may from time to time be outsourced by any Finance Party to its regional or global processing centres, branches, Subsidiaries, representative offices, Affiliates, agents of any Finance Party and third parties selected by any Finance Party, wherever situated, and these service providers may from time to time be given access to information and data relating to the transactions or services contemplated under the Finance Documents for the purpose of or in relation to the services and procedures they perform.  This Clause 27 is not, and shall not be deemed to constitute, an express or implied agreement by a Finance Party for a higher degree of confidentiality than that prescribed under any applicable law or regulation.

For the avoidance of doubt, this Clause 27 shall not replace or prejudice, but shall be in addition to, any consent or right of disclosure which any Finance Party may have received or be entitled to (whether under law, agreement or otherwise).

For the purpose of any banking secrecy obligation which may be imposed upon any Finance Party pursuant to any applicable law, rule or regulation, any authorisation for any disclosure permitted to be made hereunder shall survive and continue in full force and effect for the benefit of each Finance Party notwithstanding the full repayment of all amounts outstanding under the Finance Documents and/or the cancellation or cessation of any or all of the Commitments.

The Arranger may, at its own expense, disclose in any marketing or publicity materials (including, without limitation, advertisements placed in financial and other newspapers and journals), its arrangement of, and participation in, the transactions contemplated by this Agreement and any other Finance Document after prior consultation with the Borrower.

This Clause supersedes any previous agreement between any of the Parties relation to the confidentiality of any such information or of any Finance Document.

SECTION 10
THE FINANCE PARTIES

28.                               ROLE OF THE TRANSACTION AGENTS AND THE ARRANGER

28.1                        Appointment of the Facility Agent

(a)                                 Each Finance Party (other than the Facility Agent) appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each Finance Party (other than the Facility Agent) authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2                        Duties of the Facility Agent

(a)                                 Subject to paragraph (b) below, the Facility Agent shall promptly forward to a party to any Finance Document the original or a copy of any document which is delivered to the Facility Agent for that party by any other party to any Finance Document.

(b)                                 Without prejudice to Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Assignment Agreement or any Transfer Certificate or any notice or confirmation under paragraph (d)(i) of Clause 24.6 (Procedure for assignment).

(c)                                  Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to any party to any Finance Document.

(d)                                 If the Facility Agent receives notice from any party to any Finance Document referring to a Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)                                  If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than any Administrative Party) under a Finance Document it shall promptly notify the other Finance Parties.

(f)                                   The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.  The Facility Agent shall have no other duties, obligations and responsibilities save as expressly provided for in the Finance Documents to which it is a party (and no others shall be implied).

28.3                        Duties of the Security Agent

(a)                                 The Security Agent shall promptly inform the Facility Agent of the contents of any notice or document or payment received by it (in its capacity as security agent and/or trustee for the Secured Parties) from any Obligor under any Finance Document.

(b)                                 Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to the Facility Agent.

(c)                                  If the Security Agent receives notice from any party to any Finance Document referring to a Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Facility Agent.

(d)                                 The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.  The Security Agent shall have no other duties, obligations and responsibilities save as expressly provided for in the Finance Documents to which it is a party (and no others shall be implied).

28.4                        Role of the Arranger

Except as specifically provided in the Finance Documents to which it is a party, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

28.5                        No fiduciary duties

(a)                                 Nothing in this Agreement constitutes any Administrative Party as a trustee or fiduciary of any other person (except, in the case of the Security Agent, to the extent expressly provided in clause 18 (The Security Agent) of the Intercreditor Agreement.

(b)                                 No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.6                        Business with the Group

(a)                                 Each Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor, any Group Member or any Affiliate of any of the foregoing.

(b)                                 Each of the Finance Parties hereby irrevocably waives, in favour of each Transaction Agent, any conflict of interest which may arise by virtue of such Transaction Agent acting in various capacities under the Finance Documents or for other customers of such Transaction Agent. Each of the Finance Parties acknowledges that each Transaction Agent and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Finance Party may regard as conflicting with its interests and may possess information (whether or not material to the Finance Parties), other than as a result of such Transaction Agent acting as agent or security agent or trustee under the Finance Documents, that such Transaction Agent may not be entitled to share with any Finance Party.

(c)                                  A Transaction Agent will not disclose confidential information obtained from any Finance Party (without its consent) to any of such Transaction Agent’s other customers nor will it use on a Finance Party’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, each of the Finance Parties agrees that each of the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Finance Documents.

28.7                        Rights and discretions of the Facility Agent

(a)                                 The Facility Agent may rely on:

(i)                                     any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)                                  any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any party to any Finance Document, the Majority Lenders or the applicable Lenders has not been exercised; and

(iii)                               any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of each Obligor.

(c)                                  The Facility Agent may:

(i)                                     assume that:

(A)                               any instructions received by it from the Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)                               unless it has received notice of revocation, those instructions have not been revoked; and

(ii)                                  rely on a certificate from any person:

(A)                               as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                               to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(d)                                 The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(e)                                  Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be necessary.

(f)                                   The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)                                  The Facility Agent may act in relation to the Finance Documents through its personnel, agents and affiliates.  The Facility Agent shall not be liable for the acts or omissions of any such agents provided that it has acted in good faith in the selection of such agents.

(h)                                 The Facility Agent may disclose to any other party to any Finance Document any information it reasonably believes it has received as agent under any Finance Document.

(i)                                     Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to (i) do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality or (ii) disclose any information that is stated to be confidential.

(j)                                    The Facility Agent is not obliged to disclose to any Finance Party any details of any rate notified to the Facility Agent by any Lender for the purpose of paragraph (a)(ii) of Clause 11.1 (Market disruption) or the identity of any such Lender.

(k)                                 Notwithstanding any provision of any Finance Document to the contrary, no Transaction Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.8                        Majority Lenders’ instructions

(a)                                 Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)                                 Unless a contrary indication appears in a Finance Document, any such instructions so given by the Majority Lenders will be binding on all of the Finance Parties.

(c)                                  The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the applicable Lenders) until it has received such indemnification and/or security as it may require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with such instructions.

(d)                                 In the absence of instructions from the Majority Lenders, (or, if appropriate, the applicable Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  The Facility Agent is not authorised to act on behalf of and in the name of a Finance Party (without first obtaining that Finance Party’s prior written consent) in any legal or arbitration proceedings relating to any Finance Document, provided that (i) nothing herein shall prejudice the ability of the Facility Agent to bring, defend or conduct any proceedings in its capacity as Facility Agent (in the name of the Facility Agent) and (ii) this paragraph (e) shall not apply to any legal or arbitral proceedings relating to the perfection, preservation or protection of rights under any Security Document or the enforcement of any Security Document.

28.9                        Responsibility for documentation

No Administrative Party:

(a)                                 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, any Obligor or any other person given in or in connection with any Finance Document, any Information Package, the Fangda Memorandum or the transactions contemplated under any Finance Document;

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Transaction Security or any

other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or any Transaction Security; or

(c)                                  is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.10                 Exclusion of liability

(a)                                 Without limiting paragraph (b) below, a Transaction Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any cost, loss or liability incurred by any Party as a consequence of:

(i)                                     such Transaction Agent having taken or having omitted to take any action under or in connection with any Finance Document or any Transaction Security, unless directly caused by such Transaction Agent’s gross negligence or wilful misconduct; or

(ii)                                  any delay (or any related consequences) in crediting an account with an amount required under any of the Finance Documents to be paid by such Transaction Agent if such Transaction Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Transaction Agent for that purpose.

(b)                                 No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security or any Security Property, and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Ordinance.

(c)                                  Neither Transaction Agent shall be responsible for making, or have any duty to make, any investigation in respect of or in any way be liable whatsoever for:

(i)                                     the nature, status, creditworthiness or solvency of any Obligor, any Group Member or any other person;

(ii)                                  the execution, legality, validity, adequacy (including without limitation adequacy of security, if any, relating to), admissibility in evidence or enforceability of any Finance Document or any other document entered into in connection therewith;

(iii)                               the title, ownership, value, sufficiency or existence of any Charged Property;

(iv)                              the registration, filing, protection or perfection of any Security Document or the priority of any Transaction Security;

(v)                                 the scope, adequacy, accuracy or completeness of any representations, warranties or statements made by or on behalf of, or any information (whether oral or written) supplied by or on behalf of, any Obligor, any Group Member, or any other person under or in connection with any Finance Document or any document entered into in connection therewith;

(vi)                              the performance or observance by any Obligor or any other person with any provisions of any Finance Document or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;

(vii)                           the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with any Finance Document;

(viii)                        the title of any Obligor to any Charged Property;

(ix)                              the compliance of the provisions and contents of and the manner and formalities applicable to the execution of any Finance Document and any documents connected therewith, and/or compliance of any such provisions, contents, manner and/or formalities with any applicable laws or regulations;

(x)                                 the failure by any Obligor to obtain or comply with any Authorisation or other authority in connection with the origination, sale or purchase of any of the Charged Property or the failure to effect or procure registration of or to give notice to any person in relation to or otherwise protect the security created or purported to be created by or pursuant to any Transaction Security or other documents entered into in connection therewith;

(xi)                              the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Finance Documents or any other document;

(xii)                           any accounts subject to any Transaction Security or any other accounts, books, records or files maintained by any Obligor, or any other person in respect of any of the Charged Property; or

(xiii)                        any other matter or thing relating to or in any way connected with any Transaction Security or any document entered into in connection therewith whether or not similar to the foregoing.

(d)                                 Neither Transaction Agent shall be responsible for any loss or damage, or any failure or delay in the performance of its obligations under any Finance Document if it is prevented from so performing its obligations by any reason which is beyond the control of such Transaction Agent, including, but not limited to, any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, or technical failure of, accidental or mechanical or electrical breakdown of, or computer failure or other failure of, any money transmission system, or any event where, in the reasonable opinion of such Transaction Agent, performance of any duty or obligation under or pursuant to any Finance Document would or may be illegal or would result in such Transaction Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which such Transaction Agent is subject.

(e)                                  Notwithstanding any other term or provision of this Agreement to the contrary, no Transaction Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not foreseeable, even if such Transaction Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. For the avoidance of doubt, the provisions of this Clause shall survive any termination or expiry of this Agreement or any resignation or removal of any Transaction Agent.

(f)                                   Nothing in this Agreement shall oblige any Administrative Party to carry out any “know your customer”, anti-money laundering or other checks in relation to any person on behalf of any Lender (including any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, or for any Affiliate of any Lender) and each of the Lenders confirms to each Administrative Party that it is solely responsible for any such checks it is required to carry out and that it may not rely on any such checks made by, or any statement in relation to such checks made by, any Administrative Party.

28.11                 Lenders’ indemnity to the Facility Agent

(a)                                 Each Lender shall (in the proportion determined in accordance with paragraph (b) below) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct (or, in the case of any cost, loss or liability pursuant to Clause 30.10 (Disruption to payment systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent)) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by any Obligor pursuant to a Finance Document in respect of the same cost, loss or liability).

(b)                                 Each Lender’s proportion of such cost, loss or liability shall be:

(i)                                     if there is any Loan then outstanding, the proportion borne by (A) such Lender’s aggregate participations in the Loan(s) then outstanding to (B) the aggregate amount of the Loans then outstanding;

(ii)                                  if no Loan is then outstanding and the Available Facility is then greater than zero, the proportion borne by (A) the aggregate of such Lender’s Available Commitments to (B) the aggregate of the Available Facility; or

(iii)                               if no Loan is then outstanding and the Available Facility is then zero:

(A)                               if the time when the Available Facility became zero falls after the time when each Loan ceased to be outstanding, the proportion borne by (A) the aggregate of such Lender’s Available Commitments immediately before the Available Facility became zero to (B) the aggregate of the Available Facility immediately before the Available Facility became zero; or

(B)                               if the time when each Loan ceased to be outstanding falls upon or after the time when the Available Facility became zero, the proportion borne by (A) the aggregate of such Lender’s participations in the Loan(s) outstanding (immediately before the time when each Loan ceased to be outstanding) to (B) the aggregate amount of the Loans outstanding (immediately before the time when each Loan ceased to be outstanding).

28.12                 Resignation of the Facility Agent

(a)                                 The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)                                 Alternatively the Facility Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

(c)                                  If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after the applicable notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent.

(d)                                 The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)                                  The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor to the Facility Agent.

(f)                                   Upon the appointment of a successor Facility Agent, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of this Clause 28 (and any agency fees for the account of such retiring Facility Agent shall cease to accrue from such date and shall instead accrue in favour of such successor Facility Agent).

(g)                                  The Majority Lenders may, by giving not less than 30 days’ notice to the Facility Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost of complying with paragraph (d) above shall be for the account of the Borrower.

(h)                                 Any successor Facility Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had had such successor Facility Agent been originally party hereto as the Facility Agent.

(i)                                     The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)                                     the Facility Agent fails to respond to a request under Clause 13.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Facility Agent pursuant to Clause 13.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent, requires it to resign.

(j)                                    Clauses 16 (Other Indemnities) and 17 (Costs and Expenses) shall survive and remain in full force and effect in favour of any Facility Agent that has resigned or been replaced.

28.13                 Confidentiality

(a)                                 In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and such Transaction Agent shall not be deemed to have notice of it.

(c)                                  The Facility Agent shall not be obliged to disclose to any Finance Party any information supplied to it by any Obligor or any Affiliate of any Obligor on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

28.14                 Relationship with the Lenders

(a)                                 Subject to Clause 30.2 (Distributions by the Facility Agent), each Transaction Agent may treat each person shown in the records of the Facility Agent as a Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as a Lender acting through its Facility Office:

(i)                                     entitled to or liable for an payment due under any Finance Document on that day as a Lender; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered as a Lender on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Each Finance Party shall provide each Transaction Agent with such information that such Transaction Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable such Transaction Agent to perform its functions as Transaction Agent.

(c)                                  Any Lender may by notice to each Transaction Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 32.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 32.2 (Addresses)) and each Transaction Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.15                 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of the Obligors, the Group Members and their respective Affiliates;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transaction Security, the Security Property and/or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Security or the Security Property;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any party to any Finance Document or any of its respective assets under or in connection with any Finance Document, any Transaction Security or the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Security or the Security Property;

(d)                                 the adequacy, accuracy and/or completeness of any Information Package and/or the Fangda Memorandum and/or any other information provided by any Transaction Agent, any party to any Finance Document or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)                                  the right or title of any person in or to, or the value or sufficiency of the Charged Property or any part thereof, the priority of any Transaction Security or the existence of any Security affecting any Charged Property or any part thereof.

28.16                 Deduction from amounts payable by Transaction Agents

If any Party owes an amount to any Transaction Agent under any of the Finance Documents, any Transaction Agent may, after giving notice to such Party, deduct an amount not exceeding that amount from any payment to such Party which such Transaction Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of that amount owed by such Party to such Transaction Agent.  For the purposes of the Finance Documents such Party shall be regarded as having received any amount so deducted.

28.17                 Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 16.3 (Indemnity to the Facility Agent ), Clause 17 (Costs and Expenses) and/or Clause 28.11 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and shall be in addition to any fee paid or payable to the Facility Agent under Clause 12 (Fees).

28.18                 Money laundering

Unless mandatorily required by applicable laws or regulations to which a Transaction Agent is subject, that Transaction Agent shall not be responsible to any Party for providing any certification or documents with respect to any information (except for any information in respect of itself) required for any anti-money laundering due diligence purpose.  Such certificates and related documents shall be provided directly by the Obligors provided that the request for such information may be made through the Facility Agent.

29.                               SHARING AMONG THE FINANCE PARTIES

29.1                        Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from or in respect of any Obligor (the “Relevant Obligor”), other than through a Transaction Agent and in accordance with Clause 30 (Payment Mechanics), (such amount being a “Recovered Amount”) and applies that amount to a payment due under any of the Finance Documents then:

(a)                                 the Recovering Finance Party shall, within three Business Days, notify details of such receipt or recovery, to the Facility Agent;

(b)                                 the Facility Agent shall determine whether such receipt or recovery is in excess of the amount that the Recovering Finance Party would have been paid had such receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to such receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made (by reference to such receipt or recovery) in accordance with Clause 30.5 (Partial payments).

29.2                        Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the Relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with

Clause 30.5 (Partial payments) towards the obligations owing to such Sharing Finance Parties.

29.3                        Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 29.2 (Redistribution of payments), as between such Relevant Obligor and the Recovering Finance Party, an amount of such Recovered Amount equal to such Sharing Payment shall be treated as not having been paid by such Relevant Obligor (and such Relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to such Sharing Payment, which debt is immediately due and payable).

29.4                        Reversal of redistribution

To the extent that any part of such Recovered Amount received or recovered by a Recovering Finance Party (which Recovered Amount gives rise to any Sharing Payment) becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to (i) the appropriate part of its share of such Sharing Payment (that is attributable to such Recovered Amount so repayable and repaid by such Recovering Finance Party) together with (ii) an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on such part of such Sharing Payment (or on such part of such Recovered Amount to which such Sharing Payment is attributable) which that Recovering Finance Party is required to pay ((i) and (ii) being collectively the “Redistributed Amount”); and

(b)                                 as between such Relevant Obligor and each Sharing Finance Party, an amount equal to such Redistributed Amount shall be treated as not having been paid by such Relevant Obligor (and such Relevant Obligor shall be liable to such Sharing Finance Party for a debt equal to such Redistributed Amount, which debt is immediately due and payable).

29.5                        Exceptions

(a)                                 This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which that Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified that other Finance Party of those legal or arbitration proceedings; and

(ii)                                  that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

30.                               PAYMENT MECHANICS

30.1                        Payments to the Facility Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or that Lender (as the case may be) shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement (in place of settlement) of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of the currency of such payment with such bank as the Facility Agent specifies.

(c)                                  A Transaction Agent shall not be liable to account for interest on money paid to it by or recovered from any Obligor. Monies held by a Transaction Agent need not be segregated except as required by law.

(d)                                 Each payment of any amount made by any Obligor to the Facility Agent in accordance with any Finance Document (including paragraph (a) above) is made to the Facility Agent for and on behalf of each Finance Party to whom such amount is owing.  The payment of any such amount to the Facility Agent shall not in any way affect or prejudice the separate and independent nature of the debt owing to each such Finance Party, which may be enforced individually by each such Finance Party in the event that all or part of such debt remains unpaid when due.

30.2                        Distributions by the Facility Agent

(a)                                 Each payment received or recovered by the Facility Agent under any Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor), Clause 30.4 (Clawback), Clause 30.5 (Partial payments) and Clause 28.16 (Deduction from amounts payable by Transaction Agents), be made available by the Facility Agent as soon as practicable after receipt or recovery to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of the currency of such payment.

(b)                                 The Facility Agent shall distribute payments received or recovered by it (and shall instruct the Security Agent to distribute payments received or recovered by the Security Agent) in relation to all or any part of a Loan to the applicable Lender(s) indicated in the records of the Facility Agent as being so entitled on the applicable date, provided that the Facility Agent is authorised to distribute (and/or instruct the Security Agent to distribute) payments to be made on the date on which any assignment or transfer becomes effective pursuant to Clause 24 (Changes to the Lenders) to the applicable Lender(s) so entitled immediately before such assignment or transfer took place regardless of the period to which such payments relate.

(c)                                  Neither Transaction Agent is under any obligation to make payment to any Finance Party on account of any amount owing by any Obligor to such Finance Party in the same currency as that in which such latter-mentioned amount is denominated.

30.3                        Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for any Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under any or all of the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4                        Clawback

(a)                                 Where a sum is to be paid to a Transaction Agent under the Finance Documents for another Party, that Transaction Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 To the extent that a Transaction Agent pays an amount to another Party and it proves to be the case that such Transaction Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by such Transaction Agent shall on demand refund the same to such Transaction Agent together with interest on that amount from the date of payment to the date of receipt by such Transaction Agent, calculated by such Transaction Agent to reflect its cost of funds.

30.5                        Partial payments

(a)                                 If the Facility Agent receives or recovers an amount from or in respect of any Obligor under or in connection with any Finance Document which amount is insufficient to, or is not applied to, discharge all the amounts then due and payable by such Obligor under the Finance Documents and/or (in the case of any receipt or recovery under any Security Document) all the amounts then due and payable by any or all of the Obligors under any or all of the Finance Documents, then (subject to (A) Clause 18.7 (Appropriations) and (B) in the case of any receipt or recovery under any Security Document, the provisions of such Security Document) such amount shall be applied towards the obligations of such Obligor under the Finance Documents and/or (in the case of any receipt or recovery under any Security Document) any and all amounts then due and payable by any or all of the Obligors under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and other amounts owing to, any Administrative Party, any Receiver or any Delegate (in each case for its own account) under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (a)(i) above) or commission due to any or all of the Finance Parties but unpaid under the Finance Documents;

(iii)                               thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due to any or all of the Finance Parties but unpaid under the Finance Documents.

(b)                                 The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by an Obligor party hereto.

30.6                        No set-off by Obligors

All payments to be made by any Obligor under any or all of the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7                        Business Days

(a)                                 Any payment which is due to be made under a Finance Document on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum pursuant to paragraph (a) above, interest is payable on such principal or Unpaid Sum at the rate applicable on the original due date.

30.8                        Currency of account

(a)                                 Subject to paragraphs (b) to (d) below, US dollar is the currency of account and payment for any sum from an Obligor under any Finance Document.

(b)                                 Each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable was denominated when such interest accrued.

(c)                                  Each payment in respect of costs, expenses or Taxes shall be made in the currency in which such costs, expenses or Taxes are incurred.

(d)                                 Any amount expressed to be payable in a currency other than US dollar shall be paid in that other currency.

30.9                        Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in this Agreement to, and any obligations arising under this Agreement in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30.10                 Disruption to payment systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)                                 the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances;

(b)                                 the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);

(e)                                  the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility

Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.10; and

(f)                                   the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

30.11                 Sums received by Obligors

If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall promptly be paid to the Security Agent for application in accordance with this Clause 30 and/or the Intercreditor Agreement (as applicable).

31.                               SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under any or all of the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If such obligations are in different currencies, that Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of such set-off.

32.                               NOTICES

32.1                        Communications in writing

Any communication to be made by a Party to another Party under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or by electronic communication pursuant to Clause 32.5 (Electronic communication).

32.2                        Addresses

The contact details of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)                                 in the case of the Borrower and the Original Offshore Guarantors, those identified with its name below;

(b)                                 in the case of any Lender, those identified with its name below or those notified in writing to the Facility Agent on or prior to the date on which it becomes a Party;

(c)                                  in the case of a Transaction Agent, those identified with its name below; and

(d)                                 in the case of any other Obligor, those notified in writing to the Facility Agent on or prior to the date on which it becomes a Party,

or any substitute contact details as that Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

32.3                        Delivery

(a)                                 Any communication or document made or delivered by one Party to another Party under or in connection with any Finance Documents will be effective:

(i)                                     if by way of fax, only when received in legible form; or

(ii)                                  if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)                               if by way of electronic communication, when received in the manner prescribed in Clause 32.5 (Electronic communication),

and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to a Transaction Agent under or in connection with any Finance Document will be effective only when actually received by that Transaction Agent and then only if it is expressly marked for the attention of the department or officer identified with that Transaction Agent’s signature below (or any substitute department or officer as that Transaction Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor under or in connection with any Finance Document shall be sent through the Facility Agent.

(d)                                 Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors party hereto.

(e)                                  Each Finance Party may assume that any communication made by the Borrower (or by the Borrower on behalf of an Obligor) is made with the consent of each other Obligor.

(f)                                   Any communication which would otherwise become effective on a non-working day or after business hours in the place of receipt will be deemed only to become effective on the next working day in that place.

32.4                        Notification of address and fax number

Promptly upon changing its own address or fax number, the Facility Agent shall notify the other Parties.

32.5                        Electronic communication

(a)                                 Any communication to be made between any of the Parties under or in connection with any Finance Document may be made by electronic mail or other electronic means.

(b)                                 For the purposes of the Finance Documents, an electronic communication will be treated as being in writing.

(c)                                  Any electronic communication made between two or more Parties under or in connection with a Finance Document will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to a Transaction Agent only if it is addressed in such a manner as that Transaction Agent may specify for this purpose.

(d)                                 Any electronic communication which would otherwise become effective on a non-working day or after business hours in the place of receipt will be deemed only to become effective on the next working day in that place.

(e)                                  Each Obligor agrees and acknowledges that electronic means of communication may not be secure or virus or error free and could be intercepted, corrupted, lost, destroyed or arrive late, and none of the Finance Parties or their Affiliates will be liable to any Obligor for any of such occurrences. Each Finance Party may monitor, record and retain communications between such Finance Party and any other Party or any Obligor.

32.6                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.                               CALCULATIONS AND CERTIFICATES

33.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver or constitute an election to affirm any Finance Document.  No election by a Finance Party to affirm any Finance Document shall be effective unless it is in writing.  No single or partial exercise of any right or remedy by any Finance Party shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.                               AMENDMENTS AND WAIVERS

36.1                        Intercreditor Agreement

This Clause 35 is subject to the terms of the Intercreditor Agreement.

36.2                        Required consents

(a)                                 Subject to Clause 36.3 (Exceptions) and as expressly provided for otherwise under this Agreement, any term of any Finance Document (other than any Fee Letter) may be amended or waived only in writing and with the consent of the Majority Lenders and the Obligor(s) party thereto. Any such amendment or waiver so made with such consent will be binding on all Parties.

(b)                                 The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

(c)                                  Without prejudice to the generality of Clause 28.7 (Rights and discretions of the Facility Agent), the Facility Agent may, whenever it deems appropriate, engage and rely on the advice of external legal counsel in determining the level of consent required in respect of any amendment, waiver or consent under any Finance Document.

36.3                        Exceptions

(a)                                 Subject to Clause 36.5 (Replacement of Screen Rate), an amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of “Majority Lenders” or “Greenshoe Facility Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                  an extension to the date of payment of any amount under the Finance Documents;

(iii)                               a reduction in the Margin or a reduction in the amount of, or any change in the currency of, any payment of principal, interest, fees or commission payable;

(iv)                              an increase in, or any change in the currency of, any Commitment;

(v)                                 an extension of the period of availability for utilisation of any Commitment (or any commitment represented thereby) or any Facility (or any part thereof) or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(vi)                              any provision which expressly requires the consent of all the Lenders;

(vii)                           a change to an Obligor;

(viii)                        any release of any guarantee and indemnity granted under Clause 18.1 (Guarantee and indemnity) or any Transaction Security (other than, with respect to each of the foregoing, in accordance with the Intercreditor Agreement or, in the case of Transaction Security, in accordance with the terms of the Security Document(s) governing such Transaction Security) or any VIE Security;

(ix)                              the nature or scope of:

(A)                               the guarantee and indemnity granted under Clause 18.1 (Guarantee and indemnity);

(B)                               the VIE Security; or

(C)                               the Charged Property or any Transaction Security,

(other than as expressly permitted by the provisions of any Finance Document and except for any release required under the Intercreditor Agreement);

(x)                                 any provision governing the release of any Transaction Security or the VIE Security;

(xi)                              the manner in which the proceeds of enforcement of any Transaction Security are distributed;

(xii)                           any amendment to the order of priority or subordination under the Intercreditor Agreement;

(xiii)                        the definition of “Greenshoe Loan Repayment Instalment”, “Repayment Date”, “Term Loan Repayment Instalment” or Clause 6.1 (Repayment of Loans); or

(xiv)                       Clauses 2.3 (Conditions to establishment of the Greenshoe Facility)  to 2.5 (Restrictions on Greenshoe Facility), Clause 2.10 (Finance Parties’ rights and obligations), Clause 7.1 (Illegality), 24 (Changes to the Lenders) or this Clause 36, shall not be made without the prior consent of all the Lenders.

36.4                        Other exceptions

(a)                                 The Borrower and the Arranger, the Facility Agent or Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

(b)                                 An amendment or waiver which relates to the rights or obligations of an Administrative Party or a Hedge Counterparty (each in their capacity as such) may not be effected without the consent of that Administrative Party or that Hedge Counterparty, as the case may be.

(c)                                  Any amendment or waiver which:

(i)                                     relates only to the rights or obligations applicable to a particular Utilisation, Facility or class of Lender; and

(ii)                                  does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility or another class of Lender,

may be made in accordance with this Clause 36 but as if references in this Clause 36 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (c), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Facility or forming part of that particular class.

(d)                                 Any amendment or waiver which relates to paragraphs (h) to (i) of the definition of “Offshore Convertible Bonds” may be, and any determination as to the compliance thereof shall be, made by the Original Mandated Lead Arranger and Bookrunner.

(e)                                  Any amendment to, or any waiver or reduction of any mandatory prepayment under:

(i)                                     Clause 8.1 (Debt, Disposal, Equity Issuance and Insurance Proceeds) may be made with the consent of the Majority Lenders, except where a mandatory prepayment has become due or will become payable but has not yet accrued or become due thereunder (in which case the consent of all the Lenders shall be required);

(ii)                                  Clause 7.5 (Exit Event) may be made with the consent of all the Lenders only.

36.5                        Replacement of Screen Rate

Subject to paragraph (a) of Clause 36.4 (Other exceptions) if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Borrower.

36.6                        Excluded Commitments

If any Lender fails to respond to a written request for a consent, waiver or amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 30 Business Days of that request being made (by the Borrower to all relevant Lenders through the Facility Agent), unless the Borrower and the Facility Agent agree to a longer time period in relation to such request:

(a)                                 its Commitment shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)                                 its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

37.                               BAIL-IN

37.1                        Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)                                 any Bail-In Action in relation to any such liability, including (without limitation):

(i)                                     a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                                  a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)                               a cancellation of any such liability; and

(b)                                 a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

37.2                        Bail-In definitions

In this Clause 34:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means, in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule

38.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on such counterparts were on a single copy of this Agreement.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

39.                               GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

40.                               ENFORCEMENT

40.1                        Jurisdiction of Hong Kong Courts

(a)                                 The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                 The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 40.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)                                 irrevocably appoints the HK Guarantor as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document; and

(b)                                 agrees that failure by a process agent to notify the Borrower of any process will not invalidate the proceedings concerned.

40.3                        Waiver of Immunity

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)                                 the service of process;

(b)                                 suit;

(c)                                  jurisdiction of any court;

(d)                                 relief by way of injunction or order for specific performance or recovery of property;

(e)                                  attachment of its assets (whether before or after judgment); and

(f)                                   execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

THE BORROWER

ONESMART INTERNATIONAL EDUCATION GROUP LIMITED
精銳國際教育集團有限公司

By:	/s/ Xi Zhang

Address:                                                 No.165 West Guangfu Road, Putuo District, Shanghai上海市普陀区光复西路165号

Telephone:

Fax:

Attention:

Email:

THE BVI GUARANTOR

ONESMART EDU INC.

By:	/s/ Xi Zhang

Address:                                                 No.165 West Guangfu Road, Putuo District, Shanghai上海市普陀区光复西路165号

Telephone:

Fax:

Attention:

Email:

THE HK GUARANTOR

ONESMART EDU (HK) LIMITED 精銳教育集團(香港)有限公司

By:	/s/ Xi Zhang

Address:                                                 No.165 West Guangfu Road, Putuo District, Shanghai上海市普陀区光复西路165号

Telephone:

Fax:

Attention:

Email:

THE MANDATED LEAD ARRANGER AND BOOKRUNNER

CHINA MINSHENG BANKING CORP., LTD. HONG KONG BRANCH

By:	/s/ Authorized Signatory

For documentation, signing and credit matters:

Address:                40/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Telephone:

Fax:

Attention:

Email:

For drawdown and facility administration subsequent to signing:

Address:                40/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Telephone:

Fax:

Attention:

Email:

THE MANDATED LEAD ARRANGER AND BOOKRUNNER

INDUSTRIAL BANK CO., LTD. HONG KONG BRANCH

By:	/s/ Authorized Signatory

For documentation, signing and credit matters:

Address:                                                12/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong

Telephone:

Fax:

Attention:

Email:

For drawdown and facility administration subsequent to signing:

Address:                                                12/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong

Telephone:

Fax:

Attention:

Email:

THE MANDATED LEAD ARRANGER AND BOOKRUNNER

UBS AG HONG KONG BRANCH

By:	/s/ Jerry Guo

Executive Director

By:	/s/ Joe Cheung

Executive Director

Address:                Two International Finance Centre 52/F, 8 Finance Street, Hong Kong

Telephone:

Fax:

Attention:

Email:

THE MANDATED LEAD ARRANGER

AGRICULTURAL BANK OF CHINA, SEOUL BRANCH

By:	/s/ Zebo Qiu

Agricultural Bank of China Seoul Branch General Manager

For documentation, signing and credit matters:

Address:                                                 14F Seoul Finance Center, 84 Taepyung-ro 1-ga, Chung-gu, Seoul 100-768, Korea

Telephone:

Fax:

Attention:

Email:

For drawdown and facility administration matters subsequent to signing:

Address:                                                 14F Seoul Finance Center, 84 Taepyung-ro 1-ga, Chung-gu, Seoul 100-768, Korea

Telephone:

Fax:

Attention:

Email:

THE LEAD ARRANGER

SIEMENS BANK GMBH SINGAPORE BRANCH

By:	/s/ Authorized Signatory	/s/ Authorized Signatory

Executive Director

For credit matters:

Address:                Siemans Bank, 60 MacPherson Road, Singapore 348615

Telephone:

Fax:

Attention:

Email:

For all operations matters (settlement and confirmation):

Address:                SFS RC FRO OPS BTR, Otto-Hahn-Ring 6, D-81739 Munich

Telephone:

Fax:

Attention:

Email:

THE LEAD ARRANGER

SPD SILICON VALLEY BANK CO., LTD.

By:	/s/ Authorized Signatory

For loan administration matters:

Address:                上海市大连路588号宝地广场B座21楼200082

Telephone:

Fax:

Attention:

Email:

For credit matters (post signing):

Address:                上海市大连路588号宝地广场B座21楼200082

Telephone:

Fax:

Attention:

Email:

THE ACCOUNT BANK

UBS AG, SINGAPORE BRANCH

By:	/s/ Jerry Gruo

Executive Director

By:	/s/ Joe Cheung

Executive Director

Address:                                                 5 Temasek Boulevard, #16-00 Suntec Tower Five, Singapore 038985

Telephone:

Fax:

Attention:

Email:

THE FACILITY AGENT

UBS AG, SINGAPORE BRANCH

By:	/s/ Jerry Gruo

Executive Director

By:	/s/ Joe Cheung

Executive Director

Address:                                                 5 Temasek Boulevard, #16-00 Suntec Tower Five, Singapore 038985

Telephone:

Fax:

Attention:

Email:

THE SECURITY AGENT

UBS AG, SINGAPORE BRANCH

By:	/s/ Jerry Gruo

Executive Director

By:	/s/ Joe Cheung

Executive Director

Address:                5 Temasek Boulevard, #16-00 Suntec Tower Five, Singapore 038985

Telephone:

Fax:

Attention:

Email:

THE ORIGINAL LENDERS

AGRICULTURAL BANK OF CHINA, SEOUL BRANCH

By:	/s/ Zebo Qiu

Agricultural Bank of China Seoul Branch General Manager

For documentation, signing and credit matters:

Address:                                                 14F Seoul Finance Center, 84 Taepyung-ro 1-ga, Chung-gu, Seoul 100-768, Korea

Telephone:

Fax:

Attention:

Email:

For drawdown and facility administration matters subsequent to signing:

Address:                                                 14F Seoul Finance Center, 84 Taepyung-ro 1-ga, Chung-gu, Seoul 100-768, Korea

Telephone:

Fax:

Attention:

Email:

THE ORIGINAL LENDERS

CHINA MINSHENG BANKING CORP., LTD. HONG KONG BRANCH

By:	./s/ Authorized Signatory

For documentation, signing and credit matters:

Address:                                                 40/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Telephone:

Fax:

Attention:

Email:

For drawdown and facility administration subsequent to signing:

Address:                                                 40/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Telephone:

Fax:

Attention:

Email:

THE ORIGINAL LENDERS

INDUSTRIAL BANK CO., LTD. HONG KONG BRANCH

By:	/s/ Authorized Signatory

For documentation, signing and credit matters:

Address:                                                 12/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong

Telephone:

Fax:

Attention:

Email:

For drawdown and facility administration subsequent to signing:

Address:                                                 12/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong

Telephone:

Fax:

Attention:

Email:

THE ORIGINAL LENDERS

SIEMENS BANK GMBH SINGAPORE BRANCH

By:	/s/ Authorized Signatory	/s/ Authorized Signatory

Executive Director

For credit matters:

Address:                                                 Siemans Bank, 60 MacPherson Road, Singapore 348615

Telephone:

Fax:                                                                       N/A

Attention:

Email:

For all operations matters (settlement and confirmation):

Address:                                                 SFS RC FRO OPS BTR, Otto-Hahn-Ring 6, D-81739 Munich

Telephone:

Fax:

Attention:

Email:

THE ORIGINAL LENDERS

SPD SILICON VALLEY BANK CO., LTD.

By:	/s/ Authorized Signatory

For loan administration matters:

Address:                                                 上海市大连路588号宝地广场B座21楼200082

Telephone:

Fax:

Attention:

Email:

For credit matters (post signing):

Address:                                                 上海市大连路588号宝地广场B座21楼200082

Telephone:

Fax:

Attention:

Email:

THE ORIGINAL LENDERS

UBS AG, SINGAPORE BRANCH

By:	/s/ Jerry Guo

Executive Director

By:	/s/ Joe Cheung

Executive Director

Address:                5 Temasek Boulevard, #16-00 Suntec Tower Five, Singapore 038985

Telephone:

Fax:

Attention:

Email: